   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997

                                                     REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                   FNB CORP.

             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                          6021                      56-1456589
   (State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)       Classification Code No.)       Identification No.)

                               101 SUNSET AVENUE
                         ASHEBORO, NORTH CAROLINA 27203
                                 (910) 626-8300

         (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                          MICHAEL C. MILLER, PRESIDENT
                                   FNB CORP.
                               101 SUNSET AVENUE
                         ASHEBORO, NORTH CAROLINA 27203
                                 (910) 626-8300

      (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                    COPIES TO:
           KENNETH N. SHELTON, ESQ.                     ANTHONY GAETA, ESQ.
SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.       MOORE & VAN ALLEN, P.L.L.C.
       230 NORTH ELM STREET, SUITE 1500           ONE HANNOVER SQUARE, SUITE 1700
       GREENSBORO, NORTH CAROLINA 27401            RALEIGH, NORTH CAROLINA 27611
                (910) 370-8800                             (919) 828-4481

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

    TITLE OF EACH CLASS OF                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
       SECURITIES TO BE               AMOUNT TO BE             OFFERING PRICE              AGGREGATE
          REGISTERED                   REGISTERED                 PER UNIT               OFFERING PRICE
Common Stock,
  par value $2.50...........            321,210                    $31.31                $10,057,085.10

    TITLE OF EACH CLASS OF
       SECURITIES TO BE                AMOUNT OF
          REGISTERED                REGISTRATION FEE
Common Stock,
  par value $2.50...........           $3,047.61

(1) In accordance with Rule 457(f), the registration fee is based upon the average of the bid and ask prices of the common stock of FNB Corp. on the NASDAQ National Market on August 25, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                   FNB CORP.
          CROSS-REFERENCE SHEET PURSUANT TO ITEM 501 OF REGULATION S-K

ITEM OF FORM S-4                                        CAPTION IN PROSPECTUS/PROXY STATEMENT
PART I -- INFORMATION REQUIRED IN THE PROSPECTUS
A. INFORMATION ABOUT THE TRANSACTION
 1.   Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus..................  Facing Page of Registration Statement; Cross-Reference Sheet; Outside
                                                        Front Cover Page of Prospectus/Proxy Statement
 2.   Inside Front and Outside Back Cover Pages of
      Prospectus......................................  Inside Front Cover Page of Prospectus/Proxy Statement; Available
                                                        Information; Table of Contents
 3.   Risk Factors, Ratio of Earnings to Fixed Charges
      and Other Information...........................  Summary; Risk Factors; Selected Consolidated Financial Information; Per
                                                        Share Data
 4.   Terms of the Transaction........................  The Merger -- General Description of the Terms of the Agreement,
                                                         -- Background and Reasons,  -- Opinion of Financial Advisor,  --
                                                        Accounting Treatment,  -- Certain Federal Income Tax Consequences;
                                                        Capital Stock of FNB; Certain Differences in Rights of Holders of Home
                                                        Savings Stock and FNB Stock; Appendix II
 5.   Pro Forma Financial Information.................  Pro Forma Condensed Financial Information
 6.   Material Contracts with the Company Being
      Acquired........................................  The Merger -- Background and Reasons; Interest of Certain Persons and
                                                        Effect of the Merger on Employees and Benefit Plans
 7.   Additional Information Required for Reoffering
      by Persons and Parties Deemed to be
      Underwriters....................................  Not Applicable
 8.   Interest of Named Experts and Counsel...........  Not Applicable
 9.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities.....................................  Not Applicable
B. INFORMATION ABOUT THE REGISTRANT
10.   Information with Respect to S-3 Registrants.....  Not Applicable
11.   Incorporation of Certain Information by
      Reference.......................................  Not Applicable
12.   Information with Respect to S-2 or S-3
      Registrants.....................................  Incorporation of Certain Documents by Reference
13.   Incorporation of Certain Information by
      Reference.......................................  Incorporation of Certain Documents by Reference
14.   Information with Respect to Registrants Other
      Than S-2 or S-3 Registrants.....................  Not Applicable
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.   Information with Respect to S-3 Companies.......  Not Applicable
16.   Information with Respect to S-2 or S-3
      Companies.......................................  Not Applicable
17.   Information with Respect to Companies Other than
      S-2 or S-3 Companies............................  Selected Consolidated Financial Information; Information about Home
                                                        Savings -- Business,  -- Properties,  -- Legal Proceedings,  --
                                                        Management's Discussion and Analysis of Financial Condition and Results `
                                                        of Operations; Market for FNB Stock and Home Savings Stock and Related
                                                        Security Holder Matters; Consolidated Financial Statements of Home
                                                        Savings
D. VOTING AND MANAGEMENT INFORMATION
18.   Information if Proxies, Consents or Authori-
      zations are to be Solicited.....................  Cover Page of Prospectus/Proxy Statement; Incorporation of Certain
                                                        Documents by Reference; Information Concerning the Shareholders'
                                                        Meeting -- Record Date, Voting Rights and Vote Required,  -- Voting and
                                                        Revocation of Proxies; Summary -- Parties to the Merger; Appendix III;
                                                        The Merger -- Dissenters' Rights; Interest of Certain Persons and
                                                        effect of the Merger on Employees and Benefit Plans; Information about
                                                        FNB & First National -- Ownership of FNB Voting Securities by
                                                        Management; Information about Home Savings -- Voting Securities and
                                                        Beneficial Ownership Thereof; Proposals of Shareholders
19.   Information if Proxies, Consents or Authori-
      zations are not to be Solicited or in an
      Exchange Offer..................................  Not Applicable

           [Letterhead of Home Savings Bank of Siler City, Inc., SSB]

                                              , 1997

To the Shareholders of
Home Savings Bank of Siler City, Inc., SSB

     A Special Meeting of Shareholders (the "Shareholders' Meeting") of Home Savings Bank of Siler City, Inc., SSB ("Home Savings") will be held on
               ,                , 1997, at 1:00 p.m., Eastern Standard Time, at
the offices of Home Savings located at 300 East Raleigh Street, Siler City, North Carolina. At the Shareholders' Meeting, the shareholders will be asked to approve an agreement pursuant to which FNB Corp. ("FNB"), headquartered in Asheboro, North Carolina, will acquire Home Savings by merger (the "Merger") of Home Savings into First National Bank and Trust Company, a wholly owned subsidiary of FNB ("First National").

     Upon consummation of the Merger, each Home Savings shareholder will be entitled to receive for each share of Home Savings' common stock, par value $1.00 ("Home Savings Stock"), then held either (i) a number of shares of the common stock of FNB, par value $2.50 ("FNB Stock"), equal to (x) $15.50 divided by (y) the Average Closing Price (as defined in the accompanying Prospectus/Proxy Statement) of FNB Stock, (ii) the right to receive cash in an amount equal to $15.50 per share of Home Savings Stock or (iii) a combination of shares of FNB Stock and the right to receive cash, all subject to adjustment and proration as described in the accompanying Prospectus/Proxy Statement.

     Detailed information about the proposed Merger, Home Savings, First National and FNB is set forth in the Prospectus/Proxy Statement. You are urged to study the Prospectus/Proxy Statement before casting your vote on the proposed Merger. Your Board of Directors has received the written opinion of Baxter Fentriss & Company that the terms of the proposed Merger are fair to Home Savings' shareholders from a financial point of view.

     Your Board of Directors believes that the proposed Merger is in the best interests of Home Savings and its shareholders. Your Board unanimously recommends that you vote "FOR" the Merger.

     Whether or not you plan to attend the Shareholders' Meeting, please complete, sign, date and return your proxy card promptly in the enclosed envelope. If you attend the Shareholders' Meeting, you may vote in person if you wish, even if you have previously returned your proxy. Your vote is important, regardless of the number of shares of Home Savings Stock you own. Approval of the Merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Home Savings Stock entitled to vote at the Shareholders' Meeting. Consequently, failure to vote either in person or by proxy will have the same effect as a vote against the Merger. Therefore, on behalf of your Board of Directors, I urge you to return a duly executed proxy card as soon as possible.

                                         Sincerely,

                                         EDWIN E. BRIDGES
                                         PRESIDENT

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB
                            300 East Raleigh Street
                        Siler City, North Carolina 27344
                                 (919) 742-4186

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD                , 1997

     Notice is hereby given that a Special Meeting of Shareholders (the "Shareholders' Meeting") of Home Savings Bank of Siler City, Inc., SSB ("Home Savings") will be held at the offices of Home Savings located at 300 East
Raleigh Street, Siler City, North Carolina, on                , 1997, at 1:00
p.m., Eastern Standard Time, for the purpose of considering and voting upon the following matters:

     1. PROPOSED MERGER. To consider and vote upon the Agreement and Plan of Reorganization and Merger dated June 3, 1997 (the "Agreement") by and among Home Savings, FNB Corp., a North Carolina corporation and bank holding company headquartered in Asheboro, North Carolina ("FNB"), and First National Bank and Trust Company, a national bank and wholly owned subsidiary of FNB ("First National"), pursuant to which Home Savings will merge with and into First National (the "Merger"), and each outstanding share of Home Savings' common stock, par value $1.00 ("Home Savings Stock"), will be converted into the right to receive either (i) a number of shares of the common stock of FNB, par value $2.50 ("FNB Stock"), equal to (x) $15.50 divided by (y) the Average Closing Price (as defined in the accompanying Prospectus/Proxy Statement) of FNB Stock,
(ii) the right to receive cash in an amount equal to $15.50 per share of Home Savings Stock or (iii) a combination of shares of FNB Stock and the right to receive cash, all subject to adjustment and proration as described in the Agreement. The Agreement is attached as Appendix I to the Prospectus/Proxy Statement accompanying this Notice.

     If the Merger is approved by the shareholders of Home Savings at the Shareholders' Meeting and by the appropriate regulatory authorities, which authorities are described in the accompanying Prospectus/Proxy Statement, First National, the surviving institution, will be subject to regulation as a national bank.

     2. OTHER BUSINESS. To transact such other business as properly may come before the Shareholders' Meeting or any adjournment or adjournments thereof.

     Each holder of Home Savings Stock has the right to dissent from the Merger and to demand payment under North Carolina law and applicable federal law of the "fair value" or "value," respectively, of his or her shares in the event the Merger is approved and consummated. The right of any such shareholder to dissent is contingent upon strict compliance with the requirements of Article 13 of the North Carolina Business Corporation Act ("Article 13") or Section 215a of the National Bank Act ("Section 215a"). The full texts of Article 13 and Section 215a are attached as Appendix III to the Prospectus/Proxy Statement which accompanies this Notice and are incorporated herein by reference. ANY SHAREHOLDER OF HOME SAVINGS WHO INTENDS TO EXERCISE SUCH DISSENTERS' RIGHTS SHOULD CONSULT WITH HIS OR HER ATTORNEY REGARDING WHETHER TO PROCEED UNDER RIGHTS GRANTED BY, AND FOLLOW THE PROCEDURES PROVIDED IN, ARTICLE 13, SECTION 215A OR BOTH.

     Shareholders of record at the close of business on                , 1997,
are entitled to receive notice of and to vote at the Shareholders' Meeting and any adjournment thereof.

     Your proxy is solicited by the Board of Directors of Home Savings. The Board of Directors of Home Savings unanimously recommends that holders vote to approve the Agreement.

                                         By Order of the Board of Directors

                                         JACK L. TANNER
                                         CORPORATE SECRETARY

                                         Siler City, North Carolina
                                                        , 1997

Please complete, date, sign, and return the enclosed proxy in the enclosed postage-paid envelope as soon as possible, whether or not you plan to attend the Shareholders' Meeting in person. The proxy may be revoked at any time prior to its exercise in the manner described in the Prospectus/Proxy Statement. Properly completed proxies will be voted in accordance with the instructions indicated thereon, or if no instructions are given, "FOR" approval of the Merger.

INFORMATION HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY OR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION ON
                                   PROSPECTUS

                                   FNB CORP.

       UP TO           SHARES OF COMMON STOCK ($2.50 PAR VALUE PER SHARE)

                                PROXY STATEMENT
                   HOME SAVINGS BANK OF SILER CITY, INC., SSB
    SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 1997

     This Prospectus/Proxy Statement is being furnished by the Board of Directors of Home Savings Bank of Siler City, Inc., SSB ("Home Savings") to the holders of Home Savings' common stock, par value $1.00 per share ("Home Savings Stock"), in connection with the solicitation of proxies for use at the Special Meeting of Shareholders of Home Savings (the "Shareholders' Meeting") to be held
at 1:00 p.m., Eastern Standard time, on               , 1997 at the offices of
Home Savings, 300 East Raleigh Street, Siler City, North Carolina, and at any adjournment thereof.

     This Prospectus/Proxy Statement, the accompanying Notice of Special Meeting, the form of proxy and other materials enclosed herewith are first being
mailed to shareholders of Home Savings on or about               , 1997.

     At the Shareholders' Meeting, shareholders of Home Savings will vote upon a proposal to approve an Agreement and Plan of Reorganization and Merger dated June 3, 1997 (the "Agreement") by and among Home Savings, FNB Corp., a North Carolina corporation and bank holding company headquartered in Asheboro, North Carolina ("FNB" or the "Registrant"), and First National Bank and Trust Company, a national bank and wholly owned subsidiary of FNB ("First National"), pursuant to which Home Savings will merge with and into First National (the "Merger"). See "SUMMARY," "THE MERGER" and Appendix I to this Prospectus/Proxy Statement.

                                                        (CONTINUED ON NEXT PAGE)

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOME SAVINGS' SHAREHOLDERS, SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS/PROXY STATEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION,
     NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

THE SHARES OF FNB STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE OTHER DOCUMENTS RELATING TO FNB WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS, INCLUDING EXHIBITS WHICH ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS, BUT EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS, ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM A COPY OF THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED, UPON REQUEST TO FNB CORP., POST OFFICE BOX 1328, ASHEBORO, NORTH CAROLINA 27204, TELEPHONE (910) 626-8300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SHAREHOLDERS' MEETING, ANY SUCH REQUEST SHOULD BE MADE BY
[                    5 BUSINESS DAYS PRIOR TO THE SHAREHOLDERS' MEETING], 1997.
THE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE, BUT PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION FROM SUCH DOCUMENTS THAT THIS PROSPECTUS/PROXY STATEMENT INCORPORATES WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

      THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS               , 1997.

(CONTINUED FROM PREVIOUS PAGE)

     Upon consummation of the Merger, each outstanding share of Home Savings Stock will be converted into the right to receive either (i) a number of shares of the common stock of FNB, par value $2.50 ("FNB Stock"), equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined herein) of FNB Stock, (ii) the right to receive cash in an amount equal to the Cash Factor or (iii) a combination of shares of FNB Stock and the right to receive cash, all subject to adjustment and proration as described in the Agreement. Any fractional shares resulting from the Merger will not be issued, and shareholders of Home Savings will receive cash in lieu thereof. Except as specifically provided below, the ratio reflecting the number of shares of FNB Stock that may be exchanged for each share of Home Savings Stock (the "Exchange Ratio") will not be adjusted. Notwithstanding the foregoing, if, during the period commencing on June 3, 1997 and ending at the Effective Time (as defined herein), Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, "Excess Cash Distributions"), then, the Cash Factor shall be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio shall be reduced accordingly. Home Savings does not intend to make Excess Cash Distributions. See "THE MERGER -- Exchange of Home Savings Stock."

     Each shareholder of Home Savings may elect to convert his shares of Home Savings Stock at the Effective Time into shares of FNB Stock, the right to receive cash or a combination of shares of FNB Stock and the right to receive cash, subject to certain limitations. Notwithstanding the foregoing, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent (50%) of the total outstanding shares of Home Savings Stock. Accordingly, it may be necessary for FNB to prorate among shareholders in accordance with the Agreement the number of shares of FNB Stock to be issued in connection with the Merger. In addition, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have properly exercised applicable rights of dissent and appraisal (as described herein, "Dissenters' Rights") or have voted their shares of Home Savings Stock against approval of the Agreement, the above-referenced elections will not be honored. In such event, sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, the Registrant or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio per share of Home Savings Stock, and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor ($15.50) per share of Home Savings Stock.

     Home Savings' shareholders are entitled to Dissenters' Rights in accordance with North Carolina law and applicable federal law. See "THE
MERGER -- Dissenters' Rights."

     This document also constitutes the prospectus of FNB relating to the shares of FNB Stock that are issuable to holders of Home Savings Stock upon consummation of the Merger. See "CAPITAL STOCK OF FNB" and "CERTAIN DIFFERENCES IN THE RIGHTS OF HOLDERS OF HOME SAVINGS STOCK AND FNB STOCK."

     FNB Stock is traded on the National Association of Securities Dealers Automated Quotations Inc. ("NASDAQ") National Market under the symbol "FNBN," and Home Savings Stock is traded over-the-counter under the symbol "HSSB" and is listed on the National Daily Quotation Service "Bulletin Board." On June 2, 1997, the last business day prior to public announcement of the Merger, the last reported sales price for FNB Stock was $29.50, and the last reported bid price for Home Savings Stock was $12.125. As of August 25, 1997, the last reported sales price for FNB Stock was $32.00, and the last reported bid price for Home Savings Stock was $13.75. On August 25, 1997, the last reported bid and ask prices for FNB Stock were $30.625 and $32.00, respectively.

     For purposes of the Merger, the Average Closing Price is the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the date that the Merger is consummated, and the "Closing Price" is the sum of the reported closing "bid" price and seventy-five percent (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the NASDAQ National Market each day. Based on the last reported bid and ask prices of FNB Stock for the 20 consecutive trading days ending August 25, 1997, the Average Closing Price would be $31.42.

     Based on the [922,686] shares of Home Savings Stock outstanding on
              , 1997 (the "Record Date"), and assuming the Average Closing Price is $31.42 and that the maximum sixty percent (60%) of the holders of Home Savings

Stock elect or are deemed to have elected to receive FNB Stock, approximately 273,105 shares of FNB Stock will be issuable upon consummation of the Merger.

                               TABLE OF CONTENTS

Available Information..................................................................................................     5
Incorporation of Certain Documents by Reference........................................................................     5
Summary................................................................................................................     6
  Parties to the Merger................................................................................................     6
  The Merger...........................................................................................................     6
  Effective Time.......................................................................................................     7
  Consideration........................................................................................................     8
  Business Purposes and Reasons for the Merger.........................................................................     8
  Recommendation of Board of Directors of Home Savings.................................................................     9
  Opinion of Financial Advisor.........................................................................................     9
  Interest of Certain Persons in the Merger............................................................................     9
  Dissenters' Rights...................................................................................................     9
  Certain Federal Income Tax Consequences..............................................................................    10
  Resales by Affiliates................................................................................................    10
  FNB Stock............................................................................................................    10
  Market Prices and Dividends..........................................................................................    10
  Certain Differences in Rights of
  Shareholders.........................................................................................................    11
  Accounting Treatment.................................................................................................    11
Risk Factors...........................................................................................................    12
Selected Consolidated Financial Information............................................................................    13
Per Share Data.........................................................................................................    15
Information Concerning the Shareholders' Meeting.......................................................................    21
The Merger.............................................................................................................    22
Interest of Certain Persons and Effect of the Merger on Employees and Benefit Plans....................................    34
Information About FNB & First National.................................................................................    38
Information About Home Savings.........................................................................................    39
  Business.............................................................................................................    40
  Management's Discussion and Analysis of Financial Condition and Results of Operations................................    41
Capital Stock of FNB...................................................................................................    49
Capital Stock of Home Savings..........................................................................................    51
Market for FNB Stock and Home Savings Stock and Related Security Holder Matters........................................    53
Certain Differences in the Rights of Holders of Home Savings Stock and FNB Stock.......................................    55
Certain Regulatory Considerations......................................................................................    57
Opinions...............................................................................................................    61
Index to Consolidated Financial Statements of Home Savings.............................................................   F-1
Appendices:
 I. Agreement and Plan of Reorganization and Merger
 II. Opinion of Baxter Fentriss & Company
III. Sections 55-13-01 through 55-13-31 of the North Carolina General Statutes and Section 215a of the National Bank
     Act, concerning Dissenters' Rights

                             AVAILABLE INFORMATION

     This Prospectus/Proxy Statement constitutes part of the Registration Statement on Form S-4 of FNB, including any exhibits and amendments thereto (the "Registration Statement"), filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Merger described herein. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Copies of the Registration Statement can be obtained from the SEC at prescribed rates by addressing written requests for such copies to the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Registration Statement may be inspected and copied at the public reference facilities referred to above and at the Northeast regional office located at Seven World Trade Center, Suite 1300, New York, New York 10048 and the Midwest regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may also be obtained electronically through the SEC's Electronic Data Gathering Analysis and Retrieval ("EDGAR") system at the SEC's web site (http:\\www.sec.gov).

     FNB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by FNB may be inspected without charge and copies may be obtained at prescribed rates from the SEC offices set forth above.

     Home Savings is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Federal Deposit Insurance Corporation ("FDIC"). Such reports, proxy statements and other information filed by Home Savings may be obtained from the FDIC at prescribed rates by addressing written requests for such copies to the FDIC, Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429. In addition, such documents may be inspected and copied at the public reference facilities of the FDIC at 1776 F Street, N.W., Room F-643, Washington, DC 20006.

     All information contained or incorporated by reference in this Prospectus/Proxy Statement with respect to FNB and First National was supplied by FNB, and all information contained in this Prospectus/Proxy Statement with respect to Home Savings was supplied by Home Savings.

     No person or entity has been authorized to give any information or to make any representation not contained in this Prospectus/Proxy Statement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by FNB or Home Savings. This Prospectus/Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby, or any other securities, to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus/Proxy Statement nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FNB or Home Savings since any of the dates as of which information is furnished herein or since the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by FNB with the SEC are incorporated herein by reference in this Prospectus/Proxy Statement: (i) FNB's Annual Report on Form 10-KSB for the year ended December 31, 1996; (ii) FNB's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997; (iii) FNB's Current Report on Form 8-K dated June 3, 1997 and
(iv) FNB's 1996 Annual Report to Shareholders, to the extent that it discloses:
(a) Five-Year Financial History; (b) Management's Discussion and Analysis of Financial Condition and Results of Operations; and (c) Audited Financial Statements and Notes thereto. Each such document was filed pursuant to the Exchange Act.

     The portion of FNB's Annual Report to Shareholders for the fiscal year ended December 31, 1996 captioned "Message to Shareholders" is not incorporated herein and is not part of the Registration Statement.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

FNB'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1997 ACCOMPANY THIS PROSPECTUS/PROXY STATEMENT.

                                    SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION RELATING TO THE MERGER CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE A SUMMARY OF ALL MATERIAL INFORMATION RELATING TO THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT, INCLUDING THE APPENDICES HERETO AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. A COPY OF THE AGREEMENT IS SET FORTH IN APPENDIX I TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED BY REFERENCE HEREIN FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROSPECTUS/PROXY STATEMENT, INCLUDING THE APPENDICES.

PARTIES TO THE MERGER

     FNB AND FIRST NATIONAL. FNB is a North Carolina corporation with its principal office and place of business located in Asheboro, North Carolina. FNB serves as the parent holding company for First National, and its primary business is to own the capital stock of First National and to promote the general development of the business of First National. First National is a national banking corporation with its principal office and place of business located in Asheboro, North Carolina and is a wholly owned subsidiary of FNB. First National is an independent community bank that offers full-service commercial, retail and trust banking services to the consumer and business customers primarily in the region of North Carolina that includes Randolph, Montgomery and Chatham counties. At June 30, 1997, FNB and First National, together, had total assets of approximately $313 million, total deposits of approximately $272 million and total shareholders' equity of approximately $30 million. Their primary source of revenue is First National's loan portfolio, the amount of which totaled approximately $204 million at June 30, 1997.

     The principal office of FNB is located at First National's main office, 101 Sunset Avenue, Asheboro, North Carolina 27203. The telephone number is (910) 626-8300.

     HOME SAVINGS. Home Savings is a North Carolina state savings bank headquartered in Siler City, North Carolina. Home Savings was organized as a North Carolina mutual savings bank in 1950 under the name Home Savings and Loan Association and was converted from mutual to stock form on November 14, 1995. Home Savings' primary source of revenue is interest income from its real estate lending activities, which activities consist primarily of making first mortgage loans for the purchase and refinancing of residential real property. At June 30, 1997, Home Savings had total assets of approximately $55 million, total deposits of approximately $44 million and total shareholders' equity of approximately $9.7 million.

     The principal and only office of Home Savings is located at 300 East Raleigh Street, Siler City, North Carolina 27344. The telephone number is (919) 742-4186.

THE MERGER

     The Boards of Directors of the constituent institutions have unanimously approved the Agreement providing for the merger of Home Savings with and into First National. Upon consummation of the Merger, each of the issued and outstanding shares of Home Savings Stock will be converted into, subject to adjustment and proration, either (i) a number of shares of FNB Stock equal to
(x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined below) of FNB Stock, (ii) the right to receive cash in an amount equal to the Cash Factor, or (iii) a combination of shares of FNB Stock and the right to receive cash. The Average Closing Price is the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the date that the Merger is consummated, and the "Closing Price" is the sum of the reported closing "bid" price and seventy-five percent (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the NASDAQ National Market each day. The ratio reflecting the number of shares of FNB Stock that may be exchanged for each share of Home Savings Stock is hereinafter referred to as the "Exchange Ratio."

     The Agreement must be approved by the affirmative vote of at least two-thirds of the shares of Home Savings Stock entitled to vote at the Shareholders' Meeting. As of June 30, 1997, directors and executive officers of Home Savings and their affiliates owned and were entitled to vote approximately 10.07% of the outstanding shares of Home Savings Stock. The directors and executive officers of Home Savings and their affiliates are expected to vote their shares in favor of the Agreement and the Merger. See "INFORMATION CONCERNING THE SHAREHOLDERS' MEETING -- Record Date, Voting Rights and Vote Required." Pursuant to Section 55-11-03 of the North Carolina Business Corporation Act, shareholders of FNB are not required to approve the Merger if
(i) FNB's Articles of Incorporation will not be amended; (ii) each FNB shareholder whose shares were outstanding immediately before the Effective Time will hold the same shares, with identical designations, preferences, limitations, and relative rights, immediately after the Effective Time; (iii) the number of voting shares of the capital stock of FNB outstanding immediately after the Merger will not exceed by more than twenty percent (20%) the total number of voting shares of the capital stock of FNB outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the Merger will not exceed by more than twenty percent (20%) the total number of participating shares outstanding immediately before the Merger. In addition, shareholders of FNB are not required to approve the Merger if certain guidelines provided in NASD regulations and similar to the aforementioned North Carolina statute, are met. Because the requirements of the North Carolina Business Corporation Act and NASD regulations have been satisfied, shareholders of FNB are not required to approve the Merger.

     The material conditions to the Merger include, without limitation: (i) the approval of the Boards of Directors of FNB and Home Savings; (ii) the approval of the shareholders of Home Savings; (iii) the receipt of all necessary regulatory approvals and expiration of all notice periods and waiting periods required after the granting of any such approval; (iv) the receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) the absence of any order, decree, or injunction of any court or governmental agency that enjoins or prohibits consummation of the transactions contemplated by the Agreement or either party from consummating the transactions contemplated by the Agreement, any pending or threatened investigation of the Merger by the United States Department of Justice ("DOJ") or any actual or threatened litigation under federal antitrust laws; (vi) the accuracy of the representations and warranties of FNB and Home Savings set forth in the Agreement as of the Effective Time as if made on and as of such date; (vii) the performance in all material respects of all obligations, covenants and agreements imposed on FNB and Home Savings by the Agreement; (viii) the absence of a material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Home Savings or any condition or circumstance which, with the lapse of time or otherwise, may cause, create or result in such material adverse change; (ix) effectiveness of the Registration Statement under the Securities Act, and FNB's satisfaction of all actions required by applicable state securities laws to cause the issuance of FNB Stock in the Merger to be duly qualified or registered under such laws or to be exempt therefrom; (x) receipt of certain opinions of counsel and certificates from officers of Home Savings and FNB and (xi) FNB's satisfaction of all requirements for the FNB Stock to be issued in the Merger to be listed on the NASDAQ National Market as of the Effective Time.

     FNB's obligation to consummate the Merger is also subject to the satisfaction of certain other conditions, including, without limitation, that the holders of no more than ten percent (10%) of Home Savings Stock shall have properly exercised applicable rights of dissent and appraisal (as described more fully herein, "Dissenters' Rights") or voted against approval of the Agreement at the Shareholders' Meeting. Home Savings' obligation to consummate the Merger is also subject to receipt of a certain opinion and letter of confirmation from Baxter Fentriss & Company ("Baxter Fentriss"), to the effect that the terms of the Merger are fair to Home Savings and its shareholders from a financial point of view. See " -- Opinion of Financial Advisor."

     Applications for required approvals for the Merger have been filed with the Office of the Comptroller of the Currency ("OCC") and with the Administrator of the North Carolina Savings Institutions Division (the "Administrator"). While no assurances are or can be given, FNB and Home Savings believe that all such required regulatory approvals will be obtained.

     The Shareholders' Meeting will be held on              , 1997. See
"INFORMATION CONCERNING THE SHAREHOLDERS' MEETING." If the Merger is not approved by the shareholders of Home Savings at the Shareholders' Meeting or an adjournment thereof, or a necessary approval is not obtained, Home Savings will not be acquired by FNB.

EFFECTIVE TIME

     Assuming satisfaction of all conditions to the consummation of the Merger (see "THE MERGER -- Conditions to Consummation of the Merger"), the Merger shall become effective upon the later to occur of (i) the OCC issuing its certificate of approval of the Merger and (ii) the Articles of Merger containing the plan of merger ("Plan of Merger") and the other provisions required by, and executed in accordance with, applicable North Carolina and federal law being accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of Merger) (the "Effective Time"). The Effective Time shall in no event be more than ten (10) days following the closing date. The Agreement may be terminated by either party if the Effective Time has not occurred prior to the close of business on April 30, 1998, unless such date is extended by written mutual agreement of the parties. The Effective Time currently is anticipated to occur in February 1998.

CONSIDERATION

     Upon consummation of the Merger, each outstanding share of Home Savings Stock will be converted into (i) a number of shares of FNB Stock equal to the Exchange Ratio, (ii) the right to receive cash in an amount equal to the Cash Factor, or (iii) a combination of shares of FNB Stock and the right to receive cash. Any fractional shares resulting from the Merger will not be issued and shareholders of Home Savings will receive cash in lieu thereof. If during the period commencing on June 3, 1997 and ending at the Effective Time, Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, "Excess Cash Distributions"), then, the Cash Factor shall be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio shall be reduced accordingly. See "THE MERGER -- Exchange of Home Savings Stock." Except as a result of any Excess Cash Distributions, the Exchange Ratio will not be adjusted.

     Each shareholder of Home Savings may elect to convert his shares of Home Savings Stock into the right to receive cash, shares of FNB Stock or a combination of the right to receive cash and shares of FNB Stock, subject to certain limitations. Within ten days following approval of this Agreement and the Plan of Merger by the shareholders of Home Savings at the Shareholders' Meeting, Home Savings will mail written instructions to each of its shareholders regarding the making of such election together with a notice (a "Notice of Election"), which each shareholder shall be required to use for purposes of making such election. The instructions of Home Savings shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be set by FNB, but in no event to be less than fifteen (15) or more than thirty
(30) days following the date that the above instructions and Notice of Election are first distributed to the shareholders of Home Savings). The above instructions and Notice of Election distributed to the shareholders of Home Savings shall be provided by and in a form satisfactory to FNB. In order to make an effective election, a Home Savings shareholder must deliver to FNB a properly completed Notice of Election on or before the close of its business on the Election Date and in accordance with FNB's instructions. Any shareholder who does not make an election or whose Notice of Election is not timely received by FNB or otherwise is not made in accordance with FNB's instructions (including any shareholder who has properly exercised Dissenters' Rights) will be deemed to have elected that sixty percent (60%) of such shareholder's shares of Home Savings Stock be converted into FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock and that the remaining forty percent (40%) be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

     Notwithstanding the foregoing, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent (50%) of the total outstanding shares of Home Savings Stock. Accordingly, it may be necessary for the Registrant to prorate among shareholders the number of shares of FNB Stock to be issued in connection with the Merger. In addition, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have properly exercised Dissenters' Rights or have voted their shares of Home Savings Stock against approval of the Agreement, the above-referenced elections will not be honored. In such event, sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, the Registrant or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio per share of Home Savings Stock and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

BUSINESS PURPOSES AND REASONS FOR THE MERGER

     Faced with slow economic growth and increasing competition in its market area, the Board of Directors of Home Savings determined that an affiliation of Home Savings with a larger financial institution, and, in particular, FNB (with which Home Savings was familiar from a proposed but later abandoned conversion-acquisition transaction between the two institutions in 1993), would be in the best interests of Home Savings' customers and shareholders. See "THE MERGER -- Background and Reasons." The Merger will enable the merged financial institution to offer a wider range of services and products to Home Savings' existing customers and to compete more effectively in its market area due to the stronger financial and managerial resources of FNB. First National currently has a branch office in Siler City, North Carolina, where Home Savings is located. The combined resources of First National, Home Savings and FNB should enable FNB to maintain and expand the business of Home Savings, in addition to that of itself and of First National.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF HOME SAVINGS

     The Board of Directors of Home Savings believes that the Agreement and the Merger contemplated thereby are in the best interests of Home Savings and its shareholders and has unanimously approved the Agreement and the Merger contemplated thereby. Home Savings' directors unanimously recommend that Home Savings' shareholders vote FOR the approval of the Agreement and the Merger contemplated thereby.

OPINION OF FINANCIAL ADVISOR

     Home Savings has received the opinion of Baxter Fentriss dated June 2, 1997 to the effect that, as of that date, the consideration to be received by Home Savings' shareholders in the Merger in exchange for their Home Savings Stock is fair from a financial point of view. It is a condition to the Merger that Baxter Fentriss provide a written update of its opinion within ten (10) business days preceding the closing date. In connection with rendering the fairness opinion and providing other financial advisory services to Home Savings, Home Savings has paid Baxter Fentriss an aggregate fee of approximately $20,000 and has agreed to pay Baxter Fentriss an additional success fee of $17,500 upon completion of the Merger. Home Savings also will reimburse Baxter Fentriss for all reasonable out-of-pocket expenses incurred in connection with its services provided to Home Savings. For additional information concerning Baxter Fentriss and its opinion, see "THE MERGER -- Opinion of Financial Advisor" and the text of the opinion attached as Appendix II to this Prospectus/Proxy Statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Provided he remains employed as President of Home Savings at the Effective Time, First National will enter into an Employment and Noncompetition Agreement with Edwin E. Bridges (the "Employment Agreement") as of the Effective Time for an initial term of five years. See "INTEREST OF CERTAIN PERSONS IN THE MERGER AND THE EFFECT OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS -- Employment and Noncompetition Agreement with Edwin E. Bridges." In addition, following the Effective Time, FNB's Board of Directors will appoint each of the members of Home Savings' Board of Directors to serve as a member of First National's local advisory board in Siler City, North Carolina. For his or her service as an advisory board member, each person so appointed shall be compensated at the rate in effect with respect to other members of First National's advisory board in Siler City, North Carolina, provided that he or she remains a director of the advisory board and provided further that he or she does not serve as a director or advisory director of another financial institution or financial institution holding company.

     As of June 30, 1997, certain employees and directors of Home Savings held options to acquire 49,295 shares of Home Savings Stock. Such options, to the extent not exercised prior to the Effective Time, will be converted into and become rights with respect to FNB Stock, and FNB will assume each such stock option, in accordance with the terms of the particular stock option plan under which it was issued and stock option agreement by which it is evidenced, with certain exceptions. In addition, each share of Home Savings Stock held by the trustees under the Home Savings Bank of Siler City, Inc., SSB 1995 Management Recognition Plan (the "MR Plan") will be converted at the Effective Time into FNB Stock and/or cash as provided herein, and such shares and/or cash will thereafter continue to be held and subject to the MR Plan and delivered to the respective participants at such times that the shares of Restricted Stock (as defined in the MR Plan), or the consideration into which they may be converted in the Merger, become vested and nonforfeitable under the MR Plan. The Agreement also contains provisions concerning other benefits to be provided to employees and directors of Home Savings, including the continued employment of certain of Home Savings' employees, employee benefits after the Merger and the assumption of certain Home Savings' benefit plans and agreements. See "INTEREST OF CERTAIN PERSONS AND THE EFFECT OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS."

DISSENTERS' RIGHTS

     Any shareholder of Home Savings who properly exercises his right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Article 13") or Section 215a of the National Bank Act ("Section 215a") shall be entitled to receive payment in cash of the "fair value" (as defined in Article 13) or "value" (as defined in Section 215a) of his or her shares of Home Savings Stock in the manner and pursuant to the procedures provided in Article 13 or Section 215a, respectively. See "THE
MERGER -- Dissenters' Rights." ANY HOME SAVINGS' SHAREHOLDER WHO INTENDS TO EXERCISE DISSENTERS' RIGHTS SHOULD REVIEW THE TEXTS OF ARTICLE 13 AND SECTION 215A CAREFULLY AND CONSULT WITH HIS OR HER ATTORNEY REGARDING WHETHER TO PROCEED UNDER RIGHTS GRANTED BY, AND FOLLOW THE PROCEDURES PROVIDED IN, ARTICLE 13,
SECTION 215A OR BOTH.

CERTAIN INCOME TAX CONSEQUENCES

     At the Effective Time, a Home Savings shareholder will "realize" gain to the extent that the sum of any cash and the fair market value of any FNB Stock received exceeds the shareholder's adjusted basis in the Home Savings Stock surrendered. However, the amount of such gain that the shareholder will "recognize" for federal income tax purposes as a result of the Merger will not exceed the amount of cash received. Accordingly, if a Home Savings shareholder receives only FNB Stock in exchange for Home Savings Stock, the shareholder will not recognize any gain. As a result of the potential proration of FNB Stock as described in this Summary under the heading "Consideration," a Home Savings shareholder who elects to receive only FNB Stock may nevertheless receive a combination of FNB Stock and cash. Such a Home Savings shareholder will then recognize gain for federal income tax purposes to the extent of cash received. If a Home Savings shareholder receives cash and gain is recognized, that gain will be treated as a capital gain or, under certain circumstances, as a dividend. A Home Savings shareholder generally will not recognize any loss on the exchange of Home Savings Stock. HOME SAVINGS' SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE EXCHANGE OF THEIR HOME SAVINGS STOCK FOR SHARES OF FNB STOCK, CASH OR A COMBINATION OF FNB STOCK AND CASH, INCLUDING, WITHOUT LIMITATION, TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE AND LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

RESALES BY AFFILIATES

     As a condition to FNB's obligation to consummate the Merger, affiliates of Home Savings must have entered into agreements that they will not sell any shares of FNB Stock received upon consummation of the Merger except in compliance with Rule 145 of the Securities Act or otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder. See "THE MERGER -- Restrictions on Resales by Affiliates."

FNB STOCK

     As of June 30, 1997, an aggregate of 1,812,275 shares of FNB Stock had been issued and were outstanding and none of FNB's preferred stock was outstanding. The authorized but unissued and unreserved shares of FNB Stock are available for general corporate purposes including, but not limited to, possible issuance of stock dividends or stock splits, issuance in future mergers or acquisitions, issuance under FNB's stock compensation plans or issuance in a future underwritten or other offering. SHARES OF FNB STOCK ARE NOT, AND CANNOT BE, INSURED BY THE FDIC.

     The holders of FNB Stock generally possess exclusive voting rights in FNB. Each holder of FNB Stock is entitled to one vote for each share held of record on all matters submitted thereto. Holders of FNB Stock are not entitled to vote cumulatively in the election of directors. Except as otherwise provided by North Carolina law, the vote of a majority of shares voting on any matter (assuming the presence of a quorum at the meeting at which the vote is taken) is necessary for approval by the shareholders. Holders of FNB Stock are entitled ratably, share for share, to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon any liquidation of FNB, to participate in the distribution of any corporate assets remaining after payment of all debts and the liquidation preferences, if any, of preferred stock that may then be issued and outstanding. Holders of FNB Stock do not have any preemptive or preferential right to purchase or subscribe for any additional shares of FNB Stock or any other securities that may be issued by FNB. See "CAPITAL STOCK OF FNB."

MARKET PRICES AND DIVIDENDS

     FNB Stock is traded on the NASDAQ National Market. On August 25, 1997, the last reported bid and ask prices for FNB Stock were $30.625 and $32.00, respectively. FNB has traditionally paid a quarterly dividend, and, since the last quarter of 1996, such quarterly dividend has been $.18 per share. Although FNB currently intends to continue paying quarterly cash dividends on the FNB Stock, there can be no assurance that FNB's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors.

     Home Savings Stock is traded in the over-the-counter market. On August 25, 1997, the last reported bid price for Home Savings Stock was $13.75. Since its conversion from mutual to stock form, Home Savings has paid semiannual dividends of $.20 per share. On August 12, 1996, Home Savings also paid a special dividend of $4.80 per share, and on August 19, 1997, the Home Savings Board declared a $.30 per share dividend, consisting of the regular seminannual dividend of $.20 per share and a special dividend of $.10 per share. There can be no assurance that, in the event that the Merger is not consummated, regular dividends or special dividends would continue to be paid in the future. The declaration, payment and amount of any such future dividends would depend upon business conditions, operating results, capital, reserve requirements, regulatory authorization and Home Savings' Board of Directors' consideration of other relevant factors. Pursuant to the provisions of the Agreement, if Home Savings pays cash dividends in an aggregate amount in excess of $0.30 per share between June 3, 1997 and the Effective Time ($0.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998), the consideration to be paid to shareholders of Home Savings will be reduced on a per share basis by the excess amount of such cash dividend. See "MARKET FOR FNB STOCK AND HOME SAVINGS STOCK AND RELATED SECURITY HOLDER MATTERS."

     The following table sets forth the market value of Home Savings Stock (on an historical and equivalent per share basis) and the market value of the FNB Stock (on an historical basis) as of June 2, 1997, the business date preceding public announcement of the Merger.

FNB Stock (1)..............................................................................   $ 29.50
Home Savings Stock (2).....................................................................   $12.125
Equivalent pro forma Home Savings Stock (giving effect to Merger only)(3)..................   $ 14.55

(1) The closing price for FNB Stock was the last reported sales price on the NASDAQ National Market on the indicated date.

(2) The closing price for Home Savings Stock was the last reported bid price as reported by Bloomberg, L.P. on the indicated date.

(3) Equivalent pro forma amount is calculated by multiplying the closing price of the FNB Stock by the assumed Exchange Ratio of .493 (based on an Average Closing Price of $31.42).

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Upon completion of the Merger, shareholders of Home Savings who receive FNB Stock in exchange for their Home Savings Stock will become shareholders of FNB and their rights as such will be governed by North Carolina law and FNB's Articles of Incorporation and Amended and Restated Bylaws. The rights of the shareholders of FNB are different in some respects from the rights of the shareholders of Home Savings. See "CAPITAL STOCK OF FNB," "CAPITAL STOCK OF HOME SAVINGS" AND "CERTAIN DIFFERENCES IN THE RIGHTS OF HOLDERS OF HOME SAVINGS STOCK AND FNB STOCK."

ACCOUNTING TREATMENT

     FNB will account for the Merger as a purchase for accounting and financial reporting purposes.

                                  RISK FACTORS

     THE FOLLOWING FACTORS, IN ADDITION TO THE INFORMATION PRESENTED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT, SHOULD BE CONSIDERED BY HOLDERS OF HOME SAVINGS STOCK BEFORE DECIDING WHETHER TO VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AND WHETHER TO ELECT TO RECEIVE SHARES OF FNB STOCK OR CASH OR A COMBINATION THEREOF IN EXCHANGE FOR THEIR SHARES OF HOME SAVINGS STOCK.

LIMITED TRADING MARKET

     While FNB Stock is traded on the NASDAQ National Market, the volume of such trading has traditionally been low. Therefore, there is no assurance that a Home Savings shareholder who receives FNB Stock in the Merger and desired thereafter to sell such FNB Stock could do so immediately or could do so at an acceptable price.

EFFECT ON FUTURE OPERATING RESULTS

     As a result of the Merger, FNB will record goodwill of approximately $4,345,000. Amortization of goodwill will occur over a fifteen-year period on a straight-line basis, which will be a charge against earnings of approximately $290,000 each year.

     Funds required for payment of cash to Home Savings' shareholders in the Merger and for certain Merger expenses, together estimated to be approximately $6,021,000, will be satisfied through borrowings or liquidation of existing assets or a combination of both. Borrowings will increase interest expense and the liquidation of assets will tend to reduce interest income.

LIMITED AVAILABILITY OF FNB STOCK; INCOME TAX CONSEQUENCES OF POTENTIAL PRORATION OF FNB STOCK

     Because shares of FNB Stock will be issued in the Merger for no more than sixty percent (60%) of the total outstanding shares of Home Savings Stock, the number of shares of FNB Stock to be issued in the Merger will be prorated among such Home Savings' shareholders in the event that Home Savings' shareholders in the aggregate elect or are deemed to have elected to convert more than sixty percent (60%) of the total outstanding shares of Home Savings Stock into shares of FNB Stock. Accordingly, Home Savings' shareholders who have elected to receive only FNB Stock in the Merger may instead receive a combination of FNB Stock and the right to receive cash. See "THE MERGER -- Exchange of Home Savings Stock."

     If a Home Savings shareholder receives only FNB Stock in exchange for Home Savings Stock, the shareholder will not "recognize" any gain for federal income tax purposes as a result of the Merger. By contrast, a Home Savings shareholder who receives a combination of FNB Stock and cash in the Merger will recognize gain for federal income tax purposes. See "THE MERGER -- Certain Income Tax Consequences." Consequently, as a result of the proration of FNB Stock, a Home Savings shareholder who elects to receive only FNB Stock may nevertheless receive a combination of FNB Stock and cash and therefore recognize gain for federal income tax purposes to the extent of cash received.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Articles of Incorporation of FNB and of federal and North Carolina law may prevent a change in control of FNB even if desired by a majority of shareholders. These provisions include supermajority voting requirements and the authorization of preferred stock. See "CAPITAL STOCK OF
FNB -- Certain Provisions Which May Have an Anti-Takeover Effect."

REGULATION AND MONETARY POLICY

     Certain legislation and regulations, as well as United States fiscal and monetary policies, have had, will continue to have or may have a material effect on the business, operations and prospects of FNB and First National. Some of the legislative and regulatory changes may increase FNB's costs of doing business and assist competitors of FNB and First National. FNB is unable to predict the nature or extent of the effects on its business and earnings that any fiscal or monetary policies or new federal or state legislation or regulations may have in the future. See "CERTAIN REGULATORY CONSIDERATIONS."

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

FNB CORP.

     The following consolidated historical financial information of FNB has been derived from, and should be read in conjunction with, FNB's consolidated financial statements, related notes and other information incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Management believes such unaudited consolidated financial statements include all adjustments (which consist only of normal recurring accruals) necessary for a fair presentation of such results for such interim periods. All averages presented have been calculated on a daily basis unless otherwise stated. RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1997 ARE NOT NECESSARILY INDICATIVE OF RESULTS THAT MAY BE EXPECTED FOR ANY OTHER INTERIM PERIOD OR FOR THE FULL YEAR.

                                                      SIX MONTHS
                                                    ENDED JUNE 30,
                                                     (UNAUDITED)                         YEARS ENDED DECEMBER 31,
                                                   1997        1996        1996        1995        1994        1993        1992
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income...............................   $ 11,890    $ 10,879    $ 22,248    $ 20,606    $ 17,688    $ 17,507    $ 18,594
Interest expense..............................      5,136       4,726       9,612       9,002       6,979       6,945       8,083
Net interest income...........................      6,754       6,153      12,636      11,604      10,709      10,562      10,511
Provision for loan losses.....................        240         195         490         515         220         370         575
Net interest income after provision for loan
  losses......................................      6,514       5,958      12,146      11,089      10,489      10,192       9,936
Losses on sales of securities.................         --          --          --        (415)         --          --          --
Other operating income........................      1,373       1,175       2,444       2,241       2,075       1,810       1,609
Restructuring charges.........................         --          --          --         460          --          --          --
Other operating expense.......................      4,885       4,408       9,077       8,654       8,578       8,306       7,536
Income before income taxes....................      3,002       2,725       5,513       3,801       3,986       3,696       4,009
Income taxes..................................        909         828       1,676       1,101       1,159       1,006       1,100
Net income....................................   $  2,093    $  1,897    $  3,837    $  2,700    $  2,827    $  2,690    $  2,909
PER SHARE DATA (1)
Net income....................................   $   1.16    $   1.05    $   2.13    $   1.50    $   1.57    $   1.49    $   1.62
Cash dividends declared.......................        .36         .30         .66         .52         .47         .45         .44
Book value....................................      16.72       15.08       15.92       14.46       12.99       12.35       11.22
BALANCE SHEET INFORMATION
Total assets..................................   $312,928    $287,742    $307,134    $283,678    $261,616    $249,698    $245,205
Investment securities.........................     89,325      83,687      90,316      84,536      76,983      78,488      81,020
Loans.........................................    204,128     185,606     195,273     179,923     168,328     157,302     147,032
Deposits......................................    272,372     254,414     271,380     250,144     229,925     224,260     223,478
Shareholders' equity..........................     30,301      27,194      28,767      25,995      23,379      22,223      20,204
RATIOS (AVERAGES)
Return on assets..............................       1.35%       1.32%       1.32%       1.00%       1.11%       1.09%       1.24%
Return on shareholders' equity................      14.12       14.17       13.97       10.93       12.33       12.62       15.16
Shareholders' equity to assets................       9.58        9.35        9.41        9.17        8.98        8.65        8.19
Dividend payout ratio.........................      31.17       28.49       31.02       34.62       29.71       30.34       27.23
Loans to deposits.............................      73.37       73.26       72.87       73.10       70.67       66.76       64.47
Net yield on earning assets, taxable
  equivalent basis............................       4.95        4.86        4.90        4.84        4.73        4.86        5.17

(1) All per share data in 1995 and prior years has been retroactively adjusted to reflect the three-for-two common stock split effected in the form of a 50% stock dividend paid in the second quarter of 1995.

HOME SAVINGS BANK OF SILER CITY, INC., SSB

     The following table sets forth selected consolidated financial data and other operating information of Home Savings at the dates and for the periods indicated. The selected consolidated financial data in the table for the years ended September 30, 1996, 1995, 1994, 1993 and 1992, are derived from, and should be read in conjunction with, Home Savings' consolidated financial statements, related notes and other information presented elsewhere herein, and the selected consolidated financial data presented for the nine months ended June 30, 1997 and 1996 are derived from, and should be read in conjunction with, Home Savings' unaudited consolidated financial statements, related notes and other financial information presented elsewhere herein. See also "INFORMATION ABOUT HOME SAVINGS -- Management's Discussion and Analysis of Financial Condition and Results of Operations." Management believes such unaudited consolidated financial statements include all adjustments (which consist only of normal recurring accruals) necessary for a fair presentation of such results for such interim periods. All averages presented have been calculated on a monthly basis unless otherwise stated. RESULTS FOR THE NINE MONTHS ENDED JUNE 30, 1997 ARE NOT NECESSARILY INDICATIVE OF RESULTS THAT MAY BE EXPECTED FOR ANY OTHER INTERIM PERIOD OR FOR THE FULL YEAR.

                                                            NINE MONTHS
                                                           ENDED JUNE 30,
                                                            (UNAUDITED)                     YEARS ENDED SEPTEMBER 30,
                                                          1997       1996       1996       1995       1994       1993       1992
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest and dividend income..........................   $ 2,862    $ 3,002    $ 3,992    $ 3,386    $ 3,034    $ 3,216    $ 3,483
Interest expense......................................     1,592      1,619      2,149      1,897      1,546      1,657      2,211
Net interest income...................................     1,270      1,383      1,843      1,489      1,488      1,559      1,272
Provision for loan losses.............................         0          0          0          0          0         14        218
Net interest income after provision for loan losses...     1,270      1,383      1,843      1,489      1,488      1,545      1,054
Other operating income................................        55         54         78         60         72         66         73
Other operating expenses..............................       750        581      1,595        683      1,733        590        603
Income (loss) before income taxes, extraordinary
  credit, and cumulative effect of change in
  accounting principle................................       575        856        326        866      (173)      1,021        524
Income tax (benefit) expense..........................       207        340        206        313       (72)        345        259
Income (loss) before extraordinary credit and
  cumulative effect of change in accounting
  principle...........................................       368        516        120        553      (101)        676        265
Extraordinary credit..................................         0          0          0          0          0         14          0
Cumulative effect of change in accounting for income
  taxes...............................................         0          0          0          0         81          0          0
Net income (loss).....................................   $   368    $   516    $   120    $   553    $  (20)    $   690    $   265
KEY OPERATING RATIOS
Return on average assets..............................       .69%       .92%      0.22%      1.22%     -0.05%      1.60%      0.62%
Return on average equity..............................      3.88       4.11       0.97      10.78      -0.49      18.72       8.35
Average equity to average assets......................     17.20      22.37      22.15      11.33       9.11       8.53       7.37
Tangible equity to end of period assets...............     17.66      23.95      17.78      11.32      11.04      11.11      10.02
Dividend payout ratio (1).............................     48.45      36.90      548.1
Interest rate spread..................................      2.37       2.23       2.36       2.83       3.13       3.48       2.69
Net interest margin...................................      3.25       3.37       3.43       3.38       3.51       3.82       3.09
Nonperforming assets to total assets (2)..............      0.82       0.86       1.09       1.38       1.70       2.20       4.36
Average interest-earning assets to average
  interest-bearing liabilities........................    121.48     128.83     128.62     112.59     110.42     108.37     107.42
Other operating expense to average assets.............      1.40       1.04       3.23       1.51       3.90       1.37       1.40
Loan loss reserves to nonperforming loans at period
  end.................................................     62.15      43.49      48.95      42.21      43.56      39.72      42.81
SELECTED PERIOD END BALANCES
Total assets..........................................   $55,456    $56,754    $52,514    $47,785    $43,989    $43,878    $41,761
Loans receivable, net.................................    30,932     29,898     30,034     30,074     29,653     31,635     32,765
Mortgage-backed securities............................     5,235      5,944      5,640      1,719      1,888      1,059      1,359
Investment securities.................................    12,504      7,793     13,450      5,997        998        643        968
Federal funds sold....................................     4,450        900        975      1,750      3,350      5,400      2,500
Deposits..............................................    44,401     41,652     41,667     41,369     38,211     38,646     37,350
Stockholders' equity..................................     9,711     13,433      9,337      5,409      4,855      4,875      4,185

(1) Calculated from November 14, 1995, the date of Home Savings' conversion from mutual to stock form. Excludes special dividend of $4.80 per share paid in the fourth quarter of 1996.

(2) Nonperforming assets include nonaccrual loans, accruing loans 90 days past due, and foreclosed assets.

                                 PER SHARE DATA

     The following unaudited consolidated financial information reflects certain per share data relating to (i) net income, book value, and cash dividends declared per common share for both FNB and Home Savings on a historical basis,
(ii) net income, book value, and cash dividends declared per common share on a pro forma basis for FNB after giving effect to the Merger, and (iii) net income, book value, and cash dividends declared per common share on a pro forma equivalent basis for Home Savings assuming that the Merger had been effected for the periods presented and had been accounted for as a purchase and that 60% of Home Savings' shareholders elected to receive shares of FNB Stock in the Merger. The data presented should be read in conjunction with and have been derived from historical consolidated financial statements of FNB and Home Savings and the related notes thereto incorporated herein by reference and presented elsewhere herein, respectively.

                                                                AS OF OR FOR THE      AS OF OR FOR THE
                                                                SIX MONTHS ENDED         YEAR ENDED
                                                                 JUNE 30, 1997      DECEMBER 31, 1996 (1)
PER COMMON SHARE:
  NET INCOME:
     FNB -- Historical.......................................        $ 1.16                $  2.13
     Home Savings -- Historical (1)..........................          0.24                   0.07
     FNB/Home Savings Pro Forma Combined (1):
       Purchase Accounting Adjustments Only..................          0.99                   1.67
       After Nonrecurring Expense Adjustments (2)............          0.99                   1.93
     Home Savings Pro Forma Equivalent (3):
       Purchase Accounting Adjustments Only..................          0.49                   0.82
       After Nonrecurring Expense Adjustments (2)............          0.49                   0.95
  BOOK VALUE:
     FNB -- Historical.......................................         16.72                  15.92
     Home Savings -- Historical..............................         10.52                  10.12
     FNB/Home Savings Pro Forma Combined.....................         18.51                  17.82
     Home Savings Pro Forma Equivalent (3)...................          9.13                   8.79
  CASH DIVIDENDS DECLARED:
     FNB -- Historical.......................................          0.36                   0.66
     Home Savings -- Historical (4,5)........................          0.20                   5.20
     FNB/Home Savings Pro Forma Combined (6).................          0.36                   0.66
     Home Savings Pro Forma Equivalent (3)...................          0.18                   0.33

(1) FNB has a fiscal year end of December 31, and Home Savings has a fiscal year end of September 30. Data included herein for Home Savings is for the fiscal year ended September 30, 1996. Net income per share for Home Savings of $.07 for the fiscal year ended September 30, 1996 is calculated by dividing net income for the period November 14, 1995 (the date on which Home Savings converted from mutual to stock form) to September 30, 1996, $61,142, by the weighted average number of common shares outstanding during that period. FNB/Home Savings Pro Forma Combined Net Income per share includes net income for Home Savings for the year ended September 30, 1996 of $120,028.

(2) Certain nonrecurring expenses of Home Savings for the fiscal year ended September 30, 1996 that will not be expenses of the merged entity are eliminated as follows:

Special FDIC insurance assessment in connection with the recapitalization of the Savings
  Association Insurance Fund....................................................................   $256,000
Portion of ESOP compensation expense related to a special cash dividend of $4.80 per share......    482,000
          Total.................................................................................   $738,000

(3) Home Savings pro forma per share equivalent amounts are computed by multiplying the FNB/Home Savings pro forma combined amounts by an assumed Exchange Ratio of .493 calculated by dividing $15.50 by an assumed Average Closing Price of $31.42.

(4) Cash dividends declared by Home Savings during its fiscal year ended September 30, 1996 included a one-time special dividend of $4.80 per share.

(5) Pursuant to the provisions of the Agreement, if between June 3, 1997 and the Effective Time Home Savings pays a cash dividend in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998), the cash paid in excess of such limitation will reduce the consideration to be paid to Home Savings' shareholders in the Merger. Home Savings does not intend to declare or pay cash dividends on Home Savings Stock in excess in excess of such limitation.

(6) FNB/Home Savings pro forma combined dividends per share represent historical dividends per share paid by FNB.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma combined condensed balance sheet as of June 30, 1997 and the unaudited pro forma combined condensed statements of income for the six months ended June 30, 1997 and for the year ended December 31, 1996 combine the historical financial statements of FNB and Home Savings. The combined condensed statements give effect to the impact of the Merger on FNB as if it had occurred on June 30, 1997 with respect to the balance sheet, and at the beginning of the reporting periods for the statements of of income, presented under the purchase method of accounting for business combinations. The purchase method of accounting requires that all assets and liabilities be adjusted to their estimated fair market values as of the date of acquisition.

     The pro forma statements are provided for informational purposes only. The pro forma financial information is not necessarily indicative of actual results that would have been achieved had the Merger been consummated on June 30, 1997 or at the beginning of the periods presented, and is not indicative of future results.

            FNB CORP. AND HOME SAVINGS BANK OF SILER CITY, INC., SSB

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                                        PURCHASE
                                                                                  FNB        HOME      ACCOUNTING     PRO FORMA
                                                                                 CORP.      SAVINGS    ADJUSTMENTS    COMBINED
ASSETS
  Cash and due from banks, noninterest-bearing...............................   $ 11,065    $   638      $    --      $ 11,703
  Interest-bearing bank balances.............................................         --        448           --           448
  Federal funds sold.........................................................         --      4,450           --         4,450
  Investment securities:
     Available for sale......................................................     30,776     12,526           --        43,302
     Held to maturity........................................................     58,549      5,560           --        64,109
  Loans......................................................................    204,128     31,212           --       235,340
     Less allowance for loan losses..........................................     (2,091)      (280)          --        (2,371 )
  Net loans..................................................................    202,037     30,932           --       232,969
  Premises and equipment.....................................................      6,203        298           --         6,501
  Goodwill...................................................................         --         --        3,964(a)      4,345
                                                                                                              81(b)
                                                                                                             300(c)
  Other assets...............................................................      4,298        604           --         4,902
     Total assets............................................................   $312,928    $55,456      $ 4,345      $372,729
LIABILITIES
  Deposits:
     Noninterest-bearing.....................................................   $ 39,162    $    84      $    --      $ 39,246
     Interest-bearing........................................................    233,210     44,317           --       277,527
       Total deposits........................................................    272,372     44,401           --       316,773
  Retail repurchase agreements...............................................      6,030         --           --         6,030
  Federal funds purchased....................................................        900         --           --           900
  Other borrowings...........................................................         --         --        5,607(a)      6,021
                                                                                                             300(c)
                                                                                                             114 (a)(e
  ESOP note payable..........................................................         --        260         (260)(d)        --
  Other liabilities..........................................................      3,325      1,084           --         4,409
     Total liabilities.......................................................    282,627     45,745        5,761       334,133
SHAREHOLDERS' EQUITY
  Common stock...............................................................      4,531        923         (923)(a)     5,214
                                                                                                             683 (a)(e
  Surplus....................................................................        341      8,138       (8,138)(a)     8,239
                                                                                                           7,898 (a)(e
  Retained earnings..........................................................     25,442      1,299       (1,299)(a)    25,442
  Unearned ESOP shares.......................................................         --       (260)         260(d)         --
  Deferred stock awards......................................................         --       (308)          22 (a)(e     (286 )
  Net unrealized securities losses...........................................        (13)       (81)          81(b)        (13 )
     Total shareholders' equity..............................................     30,301      9,711       (1,416)       38,596
     Total liabilities and shareholders' equity..............................   $312,928    $55,456      $ 4,345      $372,729
CAPITAL RATIOS
  Equity to assets...........................................................       9.68%     17.51%                     10.35%
  Net book value per share...................................................   $  16.72    $ 10.52                   $  18.51

(a) Pursuant to the Merger Agreement, each outstanding share of Home Savings Stock will be converted into either (i) a number of shares of FNB Stock equal to (x) $15.50 divided by (y) the Average Closing Price of FNB Stock,
    (ii) the right to receive cash of $15.50 or (iii) a combination of shares of FNB Stock and cash. The acquisition is expected to be consummated by the end of the first quarter of 1998 and will be accounted for as a purchase. FNB Stock will be exchanged for Home Savings Stock at the Exchange Ratio, which will be determined based on the Average Closing Price of FNB Stock. See "THE MERGER -- General Description of the Terms of the Agreement." For pro forma purposes, the Average Closing Price was assumed to be $31.42, which was the average of the sum of the bid price and 75% of the spread between the bid and ask price for the 20 consecutive trading days ended August 25, 1997. For pro forma purposes, 60% (the maximum allowable) of the 922,686 outstanding shares of Home Savings Stock are assumed to be converted into FNB Stock and the remaining 40% converted into cash.

    Shares awarded under Home Savings' MR Plan vest at the rate of 20% per year on July 17th of each year beginning July 17, 1997. Under generally accepted accounting principles, restricted shares such as those awarded under the MR Plan are considered to vest ratably throughout the year. Accordingly, although only 20% of the 26,347 shares awarded under the MR Plan will have vested and become nonforfeitable by the expected closing date of the Merger, for pro forma purposes 30% of the shares awarded under the MR Plan, or 7,904 shares, are considered to be vested as of the consummation of the Merger and are included in the total Merger consideration, and 70%, or 18,443 shares, are considered to be unvested and are reflected as either deferred stock awards or other liabilities. See also Note (e) below. Thus, for pro forma purposes, the total consideration is as follows:

     FNB Stock, 273,105 shares to be issued............................................   $ 8,580,956
     Cash..............................................................................     5,606,330
     Deferred stock awards.............................................................      (285,865)
     Other liabilities.................................................................       114,346
       Total...........................................................................   $14,015,767

    In recording the exchange of FNB Stock and cash for Home Savings Stock, all Home Savings' balances for common stock, surplus and retained earnings will be eliminated, cash will be borrowed (as assumed for pro forma purposes) for payment to Home Savings shareholders and goodwill will result for the difference between the total consideration given for Home Savings Stock and the shareholders' equity accounts eliminated.

(b) The purchase method of accounting requires that all assets and liabilities be adjusted to their estimated fair value as of the date of the acquisition. The fair values of loans, investments and deposits are not expected to be materially different from the historical values, therefore no pro forma adjustments have been made except to eliminate net unrealized securities losses included in shareholders' equity for Home Savings.

(c) To record the effect of estimated Merger expenses, which include professional fees, printing costs and miscellaneous costs.

(d) FNB will assume Home Savings' employee stock ownership plan (the "ESOP") at the Effective Time as plan sponsor but shall have no duty to continue the ESOP after the employees of Home Savings become eligible to participate in the FNB Section 401(k) savings plan. See "INTEREST OF CERTAIN PERSONS AND EFFECT OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS -- Treatment of Home Savings Compensation and Benefit Plans and Agreements." For pro forma purposes, it is assumed that the ESOP will be terminated immediately after the Merger and that the ESOP note will be repaid.

(e) Each share of Home Savings Stock held under the MR Plan will be converted to FNB Stock and/or cash and such FNB Stock and/or cash will be delivered to participants at such times as restricted shares of Home Savings Stock would have become vested under the MR Plan. See "INTEREST OF CERTAIN PERSONS AND EFFECT OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS -- Treatment of Home Savings Compensation and Benefit Plans and Agreements." For pro forma purposes, 60% of the shares under the MR Plan that are treated as unvested for accounting purposes are assumed to be converted into shares of FNB Stock (and are reflected above as deferred stock awards) and 40% of such shares are assumed to be converted into cash (and are reflected above as other liabilities). See note (a) above.

            FNB CORP. AND HOME SAVINGS BANK OF SILER CITY, INC., SSB

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                        PURCHASE
                                                                                             HOME      ACCOUNTING     PRO FORMA
                                                                                   FNB      SAVINGS    ADJUSTMENTS     COMBINED
Interest income...............................................................   $11,890    $ 1,921       $  --       $   13,811
Interest expense..............................................................     5,136      1,071         181(a)         6,388
Net interest income...........................................................     6,754        850        (181)           7,423
Provision for loan losses.....................................................       240         --          --              240
Net interest income after provision for loan losses...........................     6,514        850        (181)           7,183
Other operating income........................................................     1,373         38          --            1,411
Other operating expense.......................................................     4,885        546         145(b)         5,576
Income before income taxes....................................................     3,002        342        (326)           3,018
Income taxes..................................................................       909        123         (61)(c)          971
Net income....................................................................   $ 2,093    $   219       $(265)      $    2,047
Net income per share..........................................................   $  1.16    $   .24                   $     0.99
Weighted average number of common shares outstanding..........................   1,810,055  896,457                    2,075,397(d)

(a) To recognize interest expense on funds that FNB may need to borrow for estimated disbursements of $6,021,000 in connection with the Merger. While such funds may ultimately be either partially or wholly available from internal sources of liquidity, it is assumed for pro forma purposes that the funds will be borrowed on a one-year basis from the Federal Home Loan Bank at an approximate 6.00% rate.

(b) Amortization of estimated goodwill resulting from the Merger of $4,345,000 over a fifteen-year period using the straight-line method.

(c) Income tax expense (benefit) is computed using a federal tax rate of 34%. Expense related to amortization of goodwill is not deductible for tax purposes.

(d) The pro forma combined weighted average number of common shares outstanding consists of FNB weighted average number of common shares outstanding plus 60% of the Home Savings weighted average number of common shares outstanding multiplied by an assumed Exchange Ratio of .493 calculated by dividing $15.50 by an assumed Average Closing Price of $31.42.

            FNB CORP. AND HOME SAVINGS BANK OF SILER CITY, INC., SSB

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                    FOR THE YEAR ENDED DECEMBER 31, 1996 (A)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                                        PRO FORMA
                                                                                                                         COMBINED
                                                                            PURCHASE                   NONRECURRING    ADJUSTED FOR
                                                       FNB       HOME      ACCOUNTING     PRO FORMA      EXPENSE       NONRECURRING
                                                      CORP.     SAVINGS    ADJUSTMENTS    COMBINED     ADJUSTMENTS       EXPENSES
Interest income...................................   $22,248    $ 3,992       $  --        $26,240        $   --         $ 26,240
Interest expense..................................     9,612      2,149         361(c)      12,122            --           12,122
Net interest income...............................    12,636      1,843        (361)        14,118            --           14,118
Provision for loan losses.........................       490         --          --            490            --              490
Net interest income after provision for loan
  losses..........................................    12,146      1,843        (361)        13,628            --           13,628
Other operating income............................     2,444         77          --          2,521            --            2,521
Other operating expense...........................     9,077      1,594         290(d)      10,961          (738)(g)       10,223
Income before income taxes........................     5,513        326        (651)         5,188           738            5,926
Income taxes......................................     1,676        206        (123)(e)      1,759           204(e)         1,963
Net income........................................   $ 3,837    $   120       $(528)       $ 3,429        $  534         $  3,963
Net income per share..............................   $  2.13    $   .07(b)                 $  1.67(b)                        1.93(b)
Weighted average number of common shares
  outstanding.....................................   1,801,933  838,257                   2,050,049(f)                  2,050,049(f)

(a) FNB Corp. has a fiscal year end of December 31, and Home Savings has a fiscal year end of September 30. Earnings data included herein for Home Savings is for the fiscal year ended September 30, 1996.

(b) Net income per share for Home Savings of $.07 is calculated by dividing net income for the period November 14, 1995 (the date on which Home Savings converted from mutual to stock form) to September 30, 1996, $61,142, by the weighted average number of common shares outstanding during that period. FNB/Home Savings Pro Forma Combined Net Income per share includes net income for Home Savings for the year ended September 30, 1996 of $120,028.


(c) To recognize interest expense on funds that FNB may need to borrow for estimated disbursements of $6,021,000 in connection with the Merger. While such funds may ultimately be either partially or wholly available from internal sources of liquidity, it is assumed for pro forma purposes that the funds will be borrowed on a one-year basis from the Federal Home Loan Bank at an approximate 6.00% rate.

(d) Amortization of estimated goodwill resulting from the Merger of $4,345,000 over a fifteen-year period using the straight-line method.

(e) Income tax expense (benefit) is computed using a federal tax rate of 34%. Expense related to amortization of goodwill is not deductible for tax purposes.

(f) The pro forma combined weighted average number of common shares outstanding consists of FNB weighted average number of common shares outstanding plus 60% of the Home Savings weighted average number of common shares outstanding multiplied by an assumed Exchange Ratio of .493 calculated by dividing $15.50 by an assumed Average Closing Price of $31.42.

(g) To eliminate nonrecurring expenses of Home Savings that will not be expenses of the merged entity as follows:

     Special FDIC insurance assessment in connection with the recapitalization of the Savings
      Association Insurance Fund................................................................   $256,000
     Portion of ESOP compensation expense related to a special cash dividend of $4.80 per
      share.....................................................................................    482,000
          Total.................................................................................   $738,000

                INFORMATION CONCERNING THE SHAREHOLDERS' MEETING

     This Prospectus/Proxy Statement is being furnished to shareholders of Home Savings as of the Record Date and is accompanied by a form of proxy which is solicited by the Board of Directors of Home Savings for use at the Shareholders'
Meeting to be held on                , 1997 and at any adjournment thereof. At
the Shareholders' Meeting, Home Savings' shareholders will vote on a proposal to approve the Agreement and the Merger contemplated thereby.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

     Only the holders of Home Savings Stock on                , 1997 (the
"Record Date") are entitled to receive notice of and to vote at the Shareholders' Meeting and at any adjournment thereof. On the Record Date, there were [922,686]shares of Home Savings Stock outstanding which were held by approximately [265] holders of record. Each share of Home Savings Stock outstanding on the Record Date is entitled to one vote on the proposal regarding the Merger. Approval of the Agreement and the Merger will require the affirmative vote of at least two-thirds of the shares of Home Savings Stock entitled to vote at the Shareholders' Meeting. Failure of a holder of Home Savings Stock to vote such shares, abstentions and broker nonvotes will have the same effect as a vote "AGAINST" the Agreement and the Merger. As of the Record Date, the Directors and executive officers of Home Savings and their affiliates owned a total of [92,916] shares, or [10.07]%, of Home Savings Stock, all of which are expected to be voted in favor of the Agreement and the Merger. Information as to the nature of such persons' beneficial ownership is included in the section of this Prospectus/Proxy Statement entitled "INFORMATION ABOUT HOME SAVINGS -- Voting Securities and Beneficial Ownership Thereof."

VOTING AND REVOCATION OF PROXIES

     The shares of Home Savings Stock represented by properly executed proxies received at or prior to the Shareholders' Meeting will be voted as directed by the shareholders, unless revoked as described below. If no instructions are given, such proxies will be voted "FOR" the proposal to approve the Agreement and the Merger. Such vote will constitute a waiver of the shareholder's right to dissent. If any other matters are properly presented at the Shareholders' Meeting, or any adjournment or adjournments thereof, and may be properly voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of a majority of the proxyholders named therein. However, in such event, voting authority will only be exercised to the extent permissible under applicable federal securities laws. Home Savings is not aware of any other matters to be presented at the Shareholders' Meeting. This proxy is being solicited for the Shareholders' Meeting and any adjournment or adjournments thereof and will not be used for any other meeting. The presence of a shareholder at the Shareholders' Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise (1) by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the President of Home Savings at Home Savings' main office prior to the Shareholders' Meeting, or (2) by attending the Shareholders' Meeting and voting in person. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the President of Home Savings or other person authorized to tabulate votes. Whether or not they plan to attend the Shareholders' Meeting, HOLDERS OF HOME SAVINGS STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be deemed to be incurred and shall be paid 50% by Home Savings and 50% by FNB. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by the directors, officers and employees of Home Savings who will not be specially compensated for such solicitation activities. Home Savings will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Home Savings Stock held of record by such persons. Any such brokers, custodians, nominees and fiduciaries will be reimbursed for the out-of-pocket expenses incurred by them for such services.

                                   THE MERGER

     The following information describes material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated by reference herein and is attached hereto as Appendix I.

BACKGROUND AND REASONS

     Home Savings was chartered in 1950 as a mutual savings and loan association and since that time has grown to its present size of approximately $55 million in assets. The lack of significant growth during its 47-year history is due primarily to the state of the economy of Chatham County, its primary service area. Chatham County is primarily an agricultural county with only some light industry. The financial crisis of the 1980s which affected savings and loan associations throughout the country was weathered by Home Savings. In the early 1990s, Home Savings' Board of Directors began to consider a strategic long-term plan for Home Savings and considered an affiliation with FNB through a transaction known as conversion-acquisition. On December 30, 1993, Home Savings entered into an agreement with FNB which provided for the conversion of Home Savings from mutual to stock form and the simultaneous acquisition of Home Savings by FNB. However, due to objections to this form of transaction by both federal and state regulatory authorities, which objections culminated on November 22, 1994 in a moratorium on such transactions declared by the Office of Thrift Supervision ("OTS"), the agreement was ultimately terminated on March 31, 1995. The proposed conversion-acquisition was then abandoned. Thereafter, the Board of Directors re-examined its strategic alternatives, affirmed its earlier decision that, as a mutually-owned institution, Home Savings' alternatives were limited and determined that a conversion from mutual to stock form was the best alternative for Home Savings to increase its capital base for lending and investment purposes. On November 14, 1995, the conversion was effected after the sale of approximately $9 million in common stock to the members and local community in Chatham County.

     As a shareholder owned institution, Home Savings' Board of Directors continued to assess its strategic position, mindful of its fiduciary duty to its shareholders to produce the greatest return to such shareholders. Faced with slow economic growth and increasing competition from other financial intermediaries in its market, Home Savings' Board of Directors determined that the best manner of serving its customers and establishing a positive financial influence in its market was to affiliate with a larger financial institution. During the prior discussions between FNB and Home Savings, both parties became familiar with the styles of operation and management teams of the other, and Home Savings' management decided to renew private discussions with FNB beginning in April 1997, which discussions culminated in the Agreement that was signed on June 3, 1997. Inasmuch as First National currently has a branch office in Siler City, North Carolina, where Home Savings is located, Home Savings' management believes that the Merger, if approved, will enable the merged financial institution to offer a wider range of services and products to Home Savings' existing customers and to its market area.

RECOMMENDATION

     The Board of Directors of Home Savings has unanimously approved the Agreement and the Merger contemplated thereby and believes that the Merger is fair to, and in the best interests of, Home Savings and its shareholders. Home Savings' Board of Directors, therefore, unanimously recommends that the holders of Home Savings Stock vote "FOR" approval of the Agreement and the Merger contemplated thereby. In making its recommendation, the Board of Directors of Home Savings has considered, among other things, the opinion of Baxter Fentriss that FNB's proposal is fair to Home Savings' shareholders from a financial point of view. See "THE MERGER -- Background and Reasons" and " -- Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     Home Savings retained Baxter Fentriss to act as its financial advisor in connection with the Merger and other transactions contemplated by the Agreement. On June 2, 1997, Baxter Fentriss delivered to Home Savings its opinion that, as of such date, and on the basis of matters referred to in its written report and opinion, the consideration in cash and/or stock to be received by the Home Savings' shareholders is fair from a financial point of view. Baxter Fentriss will update its opinion within ten business days prior to the closing of the Merger. In rendering its opinion, Baxter Fentriss consulted with the management of Home Savings and FNB, reviewed the Agreement and certain publicly-available information on the parties and reviewed certain additional materials made available by the managements of the respective companies. In addition, Baxter Fentriss discussed with the management of both Home Savings and FNB their respective businesses and outlooks. No limitations were imposed by Home Savings' Board of Directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion.

     The full text of Baxter Fentriss' opinion as of June 2, 1997, which sets forth certain assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Appendix II to this Prospectus/Proxy Statement, is incorporated herein by reference and should be read in its entirety in connection with this Prospectus/Proxy Statement. The summary of the opinion of Baxter Fentriss set forth herein as qualified in its entirety by reference to the opinion. Baxter Fentriss' opinion is directed only to the fairness of the consideration to the holders of Home Savings Stock from a financial point of view and does not constitute a recommendation to any shareholder of Home Savings as to how such shareholder should vote with respect to the Agreement and the transactions contemplated thereby.

     Baxter Fentriss' opinion was one of many factors taken into consideration by the Home Savings' Board of Directors in determining to approve the Agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to Home Savings consummating the Merger. The opinion of Baxter Fentriss does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Home Savings, nor does it address the effect of any other business combination in which Home Savings might engage.

     Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations or estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor on mergers and acquisitions to firms in the financial services industry. Home Savings selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on bank and thrift transactions and because of the firm's extensive experience and expertise in transactions similar to the proposed transaction. Baxter Fentriss is not affiliated with FNB or Home Savings.

     In rendering its opinion to Home Savings' Board of Directors, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial condition and results of operations of FNB and Home Savings, including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the reserve for loan losses and possible tax consequences resulting from the transaction;
(ii) the business prospects of FNB and Home Savings; (iii) the economics of FNB's and Home Savings' respective market areas; (iv) the respective historical and current markets for FNB Stock and Home Savings Stock; and (v) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of merger transactions involving converted mutual financial institutions, as well as other merger transactions in North Carolina and South Carolina (the "Carolinas").

     In rendering its written opinion, Baxter Fentriss reviewed (i) the Agreement; (ii) drafts of this Prospectus/Proxy Statement; (iii) the respective Annual Reports to Shareholders, including the audited financial statements, of Home Savings and FNB for the year ended September 30, 1996 and December 31, 1996, respectively, and the Quarterly Reports of Home Savings and FNB for the six and three months, respectively, ended March 31, 1996; (iv) pro forma combined unaudited condensed balance sheets as of December 31, 1996, pro forma combined statements of income for the year ended December 31, 1996, (v) certain additional financial and operating information with respect to the respective business, operations and prospects of FNB and Home Savings as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of the respective senior managements of FNB and Home Savings regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of each of Home Savings and FNB; (c) compared the results of operations of Home Savings and FNB with those of certain banking companies that it deemed to be relevant; (d) analyzed the pro forma financial impact of the Merger on FNB; (e) analyzed the pro forma financial impact of the Merger on Home Savings; and (f) conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness of the consideration to holders of Home Savings Stock from a financial point of view was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Home Savings or FNB.

     In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Home Savings and FNB. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to Home Savings or FNB.

     The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion:

     (a) STOCK PRICE HISTORY. Baxter Fentriss studied the respective histories of the trading prices and volume for Home Savings Stock and FNB Stock and compared that to publicly traded banks in the Carolinas and to the price offered by FNB. As of March 31, 1997, Home Savings' fully diluted book value was $10.27.

     (b) COMPARATIVE ANALYSIS. Baxter Fentriss compared the price to earnings multiple, price to book multiple, and premium to deposit ratio of the Exchange Ratio with other comparable merger transactions after considering the financial standing of Home Savings' nonperforming assets and other variables. The comparative multiples included 36 East Coast converted mutual institutions involved in sale or merger transactions during the last six years, with emphasis placed on the last three years. Of the 36 transactions, the Merger ranked tenth in price to book multiple, sixth in premium to deposits ratio and fourth in price to earnings multiple.

     (c) PRO FORMA IMPACT. Baxter Fentriss considered the pro forma impact of the transaction and concluded the transactions should have a positive long-term impact on FNB.

     (d) DISCOUNTED CASH FLOW ANALYSIS. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical present values for a share of Home Savings Stock as a five-year and ten-year investment. Under this analysis, Baxter Fentriss considered various scenarios for the performance of Home Savings' stock using (i) a range from 6% to 12% in the growth of Home Savings' earnings and dividends and (ii) a range from 10 to 18 times earnings as the terminal value for Home Savings Stock. A range of discount rates from 12% to 15% were applied to these alternative growth and terminal value scenarios. These ranges of discount rates, growth alternatives and terminal values were chosen based upon what Baxter Fentriss, in its judgment, considered to be appropriate taking into account, among other things, Home Savings' past and current performance, the general level of inflation, and rates of return for fixed income and equity securities in the marketplace generally and for companies with similar risk profiles. In almost all of the scenarios considered, the present value of a share of Home Savings Stock was calculated as of May 23, 1997 at less than the $15.50 in market value of the consideration to be received by Home Savings' shareholders. Thus, Baxter Fentriss' discounted cash flow analysis indicated that Home Savings' shareholders would be in a better financial position by receiving the FNB Stock and cash consideration offered in the Merger than by continuing to hold shares of Home Savings Stock.

     Using publicly available information on FNB and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Merger would not seriously dilute the capital and earnings capacity of FNB and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the guidelines of the Federal Reserve Board with regard to market concentration and did not believe this to be an issue with regard to possible antitrust concerns.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economies of scale, were reasonably prepared by management and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Home Savings or FNB, and has not been furnished such an appraisal.

     No company or transaction used as a comparison in the above analysis is identical to Home Savings, FNB, or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     Home Savings has paid Baxter Fentriss a retainer of $5,000 and a fairness opinion fee of $15,000. Home Savings has also agreed to pay Baxter Fentriss a success fee upon successful completion of the Merger of $17,500 and reasonable out-of-pocket expenses for its services. Home Savings has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under the federal securities laws.

GENERAL DESCRIPTION OF THE TERMS OF THE AGREEMENT

     Upon consummation of the Merger, Home Savings will be merged with and into First National, the separate corporate existence of Home Savings will cease and the corporate existence of First National, as the surviving corporation in the Merger, will continue. Each such outstanding share of Home Savings Stock (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which will be canceled in the Merger) will be converted, without any action on the part of the holder of such shares (other than the making of an election as described below) into (i) a number of shares of FNB Stock equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price of FNB Stock, (ii) the right to receive cash in an amount equal to the Cash Factor, or (iii) a combination of shares of FNB Stock and the right to receive cash as provided herein. The Average Closing Price is the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the date that the Merger is consummated, and the "Closing Price" is the sum of the reported closing "bid" price and seventy-five (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the NASDAQ National Market each day.

     Except as specifically provided in the Agreement, the ratio reflecting the number of shares of FNB Stock that may be exchanged for each share of Home Savings Stock (the "Exchange Ratio") will not be adjusted. Notwithstanding the foregoing, if during the period commencing on June 3, 1997 and ending at the Effective Time, Home Savings declares or pays any cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, "Excess Cash Distributions"), then, the Cash Factor will be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio will be reduced accordingly. See " -- Exchange of Home Savings Stock." Home Savings does not intend to declare or pay any Excess Cash Distributions.

     The Agreement provides that, whether or not the transactions contemplated thereby are consummated, each party will pay its own costs and expenses incurred in connection with the Agreement and the transactions contemplated thereby except for costs incurred in connection with the preparation, printing and mailing of this Prospectus/Proxy Statement, which shall be paid 50% by Home Savings and 50% by FNB. See "INFORMATION ABOUT THE SHAREHOLDERS'
MEETING -- Solicitation of Proxies."

EXCHANGE OF HOME SAVINGS STOCK

     At the Effective Time, each shareholder of Home Savings may, by written notice to FNB in the manner described below, elect individually the form of consideration into which all such shareholder's shares of Home Savings Stock will be converted at the Effective Time as provided above, such election subject to adjustment and proration as described below. If the Agreement is approved at the Shareholders' Meeting, each Home Savings shareholder may elect to receive one of the following forms of consideration: (i) cash at the rate of the Cash Factor per share of Home Savings Stock; (ii) shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock; or (iii) a combination of cash and shares of FNB Stock at such respective rates based on increments of five percent (5%) (for example, 85% shares of FNB Stock and 15% cash, or 50% shares of FNB Stock and 50% cash). See " -- Notice of Election; Exchange of Home Savings Stock Certificates.

     Notwithstanding the above, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent (50%) of the total outstanding shares of Home Savings Stock. Depending on the elections or deemed elections of Home Savings' shareholders, shares of FNB Stock to be issued in the Merger may be prorated as follows:

          (i) In the event that, immediately prior to the Effective Time, the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time is more than sixty percent (60%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into FNB Stock, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into shares of FNB Stock such that the aggregate number of shares of Home Savings Stock to be converted into FNB Stock in the Merger is not more than sixty percent (60%) of the total outstanding shares of Home Savings Stock; and the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into the right to receive cash as provided above.

          (ii) In the event that, immediately prior to the Effective Time, the difference between (A) the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time and (B) the aggregate number of shares of Home Savings Stock to be converted into FNB Stock pursuant to elections or deemed elections by shareholders who have exercised Dissenters' Rights or have voted against approval of the Agreement at the Shareholders Meeting is less than fifty percent (50%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into the right to receive cash in the Merger, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into the right to receive cash such that the difference between (A) and (B) above is not less than fifty percent (50%) of the total outstanding shares of Home Savings Stock; and the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into shares of FNB Stock as provided above.

     Notwithstanding the above, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have exercised Dissenters' Rights or have voted their shares of Home Savings Stock against approval of the Agreement at the Shareholders' Meeting, then the election provisions above shall not apply and sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio per share of Home Savings Stock and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

     No fractional shares of FNB Stock will be issued in connection with the Merger. In the event the exchange of shares of Home Savings Stock results in the creation of fractional shares, in lieu of the issuance of any fractional shares of FNB Stock, FNB will deliver cash to First National, in its capacity as the transfer agent of FNB Stock (the "Transfer Agent"), in an amount equal to the aggregate market value of all such fractional shares; and in such event the Transfer Agent shall divide such cash among and remit it, without interest, to the former shareholders of Home Savings in accordance with their respective interests.

     The market price of FNB Stock following the completion of the Merger will depend on the results of operations and the financial condition of FNB, the general level of interest rates, the perception of the banking industry generally and other relevant factors that may affect the price of FNB Stock and that may affect the securities markets generally. Accordingly, FNB Stock could trade at prices higher or lower than those trading prices that were considered by Home Savings' Board of Directors in approving the Merger.

NOTICE OF ELECTION; EXCHANGE OF HOME SAVINGS STOCK CERTIFICATES

     Within 10 days following approval of the Agreement by Home Savings' shareholders, Home Savings will mail to all holders of Home Savings Stock a form on which the shareholder may notify FNB of an election to receive either newly issued shares of FNB Stock, the right to receive cash or a combination of newly issued shares of FNB Stock and the right to receive cash (the "Notice of Election"). The Notice of Election will specify a date (the "Election Date"), which shall not be less than 15 or more than 30 days following the mailing of such form, by which the Notice of Election must be received by FNB. Any shareholder who does not make an election or whose Notice of Election is not timely received by FNB or otherwise is not made in accordance with FNB's instructions (whether or not such shareholder has exercised Dissenters' Rights) will be deemed to have elected that sixty percent (60%) of such shareholder's shares of Home Savings Stock be converted into FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock and that the remaining forty percent (40%) be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock. See " -- Exchange of Home Savings Stock."

     As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Home Savings immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering certificates representing shares of Home Savings Stock (herein sometimes referred to as "Home Savings Certificates") to the Transfer Agent. When the Transmittal Letter is received, holders of Home Savings Stock should follow the instructions contained therein. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Home Savings of such shareholder's Home Savings Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, (i) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into FNB Stock, issue, register and deliver to such shareholder a certificate evidencing the number of shares of FNB Stock to which such shareholder is entitled, and/or (ii) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into the right to receive cash, issue and deliver to such shareholder a check in the amount of cash to which the shareholder is entitled.

     Following the Effective Time, there shall be no further transfers of Home Savings Stock on the stock transfer books of Home Savings or the registration of any transfer of a Home Savings Certificate by any holder thereof, and the surrender of each Home Savings Certificate as provided above must be made by or on behalf of its holder of record at the Effective Time.

     Following the Effective Time, Home Savings Certificates outstanding at the Effective Time shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) the form of consideration into which each individual shareholder's shares of Home Savings Stock have been converted as determined in the manner described above or (ii) in the case of shareholders who properly exercise Dissenters' Rights, the consideration provided in the Agreement and by applicable law.

     Until such Home Savings Certificate(s) are surrendered, no dividend or other distribution payable to holders of record of FNB Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Home Savings Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Home Savings Certificate(s), the Transfer Agent shall pay to the registered holder of the shares of FNB Stock represented by such Home Savings Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares.

     No interest will be payable with respect to cash to be paid for Home Savings Stock, cash to be paid in lieu of fractional shares, if any, withheld dividends or other distributions or cash payments in respect of FNB Stock payable after the Effective Time.

CONDITIONS TO CONSUMMATION

     The respective obligations of FNB and Home Savings to consummate the Merger are subject to the satisfaction of certain conditions, including, without limitation, (i) the approval of the shareholders of Home Savings; (ii) the receipt of all necessary regulatory approvals and expiration of all notice periods and waiting periods required after the granting of any such approval, without the imposition of any condition contained in any such approval which, in the reasonable opinion of FNB, is materially disadvantageous or burdensome or would so adversely impact the business or economic benefits of the Agreement as to render consummation of the Merger inadvisable; (iii) the receipt of an opinion of Schell Bray Aycock Abel & Livingston P.L.L.C., in form and substance satisfactory to Home Savings and FNB, substantially to the effect specified in " -- Certain Income Tax Consequences" below; (iv) the absence of any order, decree, or injunction of any court or governmental agency which enjoins or prohibits consummation of the transactions contemplated by the Agreement or either party from consummating the transactions contemplated by the Agreement, any pending or threatened investigation of the Merger by the DOJ or any actual or threatened litigation under federal antitrust laws relating to the Merger, any suit, action, or proceeding, pending or threatened before any court or governmental agency, in which it is sought to restrain or prohibit the parties from consummating the Merger, or any other suit, claim or proceeding, pending or threatened, against any of the parties or any of their respective officers or directors which shall reasonably be considered by any of the parties to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, or businesses of any of the parties and which has not been dismissed or terminated within 90 days of the institution thereof; (v) the accuracy of the representations and warranties of FNB and Home Savings set forth in the Agreement as of the Effective Time as if made on and as of such date; (vi) the performance in all material respects of all obligations, covenants and agreements imposed on FNB and Home Savings by the Agreement; (vii) the absence of a material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Home Savings or any condition or circumstance which, with the lapse of time or otherwise, may cause, create or result in such material adverse change; (viii) the compliance in all material respects with all federal and state laws and regulations applicable to the Merger, in which the violation of or failure to comply with any such law or regulation could have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings or FNB; (ix) effectiveness of the Registration Statement under the Securities Act and the absence of issuance, or threat of issuance, of a stop order suspending such effectiveness, and FNB's satisfaction of all actions required by applicable state securities laws to cause the issuance of FNB Stock in the Merger to be duly qualified or registered under such laws or to be exempt therefrom;
(x) receipt of certain opinions of counsel and certificates from officers of Home Savings and FNB; (xi) receipt by FNB and Home Savings of certain corporate documents of the other and (xii) satisfaction by FNB of all requirements for the FNB Stock to be issued in the Merger to be listed on the NASDAQ National Market as of the Effective Time.

     In addition, FNB's obligation to consummate the Merger is subject to the satisfaction of certain other conditions, including (i) the holders of no more than ten percent (10%) of Home Savings Stock shall have exercised Dissenters' Rights or voted against approval of the Agreement at the Shareholders' Meeting;
(ii) the Board of Directors of Home Savings shall have adopted and implemented prescribed amendments to and terminations of certain Home Savings benefit plans;
(iii) receipt of all required consents to the assignment to FNB of Home Savings' rights and obligations under any personal property leases material to the business of Home Savings and any real property leases; (iv) receipt by FNB of written agreements from each of the affiliates of Home Savings regarding restrictions on resales by such affiliates and (v) payoff and refinancing of the loan from First National to the Home Savings Bank of Siler City, Inc., SSB Employee Stock Ownership Plan (the "ESOP") with a lender and on terms reasonably satisfactory to FNB, and Edwin E. Bridges continuing to serve as the Trustee of the ESOP.

     Home Savings' obligation to consummate the Merger is also subject to receipt of (i) the opinion of Baxter Fentriss dated as of a date prior to the mailing of this Prospectus/Proxy Statement to Home Savings' shareholders, to the effect that the terms of the Merger are fair to Home Savings and its shareholders from a financial point of view and (ii) a letter from Baxter Fentriss dated as of a date within 10 business days preceding the closing date, to the effect that it remains the opinion of Baxter Fentriss that the terms of the Merger are fair to Home Savings and its shareholders from a financial point of view. See " -- Opinion of Financial Advisor."

     Either Home Savings or FNB may waive in writing certain of the conditions imposed with respect to its or their respective obligations to consummation of the Merger upon a determination by the waiving party that such waiver would not adversely affect the interests of the waiving party or its shareholders. The requirements that the Merger be approved by Home Savings' shareholders, that all required regulatory approvals be received and that all notice periods and waiting periods required after such regulatory approvals be expired cannot be waived.

TERMINATION

     The Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties. Any party, upon written notice to the other party, may elect to terminate the Agreement if (i) the conditions precedent to the obligations of such party to consummate the transactions contemplated by the Agreement have not been satisfied or waived by April 30, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of the other party to satisfy its obligations, covenants or agreements under the Agreement); (ii) the shareholder approval required to consummate the Merger is not obtained, (iii) the Merger shall not have become effective by April 30, 1998 (unless such date is extended by the mutual agreement of the parties; provided, however, that in the event that there is a delay of not more than 30 days caused by circumstances beyond the control of the parties, the April 30, 1998 date shall be extended sixty days), (iv) the other party shall have failed to perform or violates any obligation, covenant or agreement contained in the Agreement in any material respect, or (v) the other party determines that any representation or warranty contained in the Agreement shall have been false or misleading in any material respect when made. However, before either party may terminate this Agreement for any of the reasons specified above in clause (i), (iv) or (v) above (a "complaining party"), it shall give written notice to the other party (the "breaching party") stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination shall not become effective if, within 30 days following the giving of such notice, the breaching party shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the complaining party. In the event that the breaching party cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the complaining party within such 30-day period, the complaining party shall have 30 days to notify the breaching party of its intention to terminate the Agreement. A failure to so notify the breaching party will be deemed to be a waiver by the complaining party of the breach, default or violation.

     In addition to the above, Home Savings, upon written notice to FNB, may elect to terminate the Agreement if the average Closing Price of FNB Stock on the NASDAQ National Market for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled closing date is more than $36.50. FNB, upon written notice to Home Savings, may elect to terminate the Agreement if the average Closing Price of FNB Stock on the NASDAQ National Market for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled closing date is less than $27.00. FNB may also terminate the Agreement without further obligation or liability to Home

Savings or its shareholders in the event of the occurrence of certain contingencies arising out of the Environmental Survey, as defined and as described in Section 6.7 of the Agreement.

     If either party to the Agreement breaches the Agreement by willfully or intentionally failing to perform or violating its obligations, agreements or covenants contained in the Agreement, such party shall be obligated to pay all costs and expenses incurred or to be incurred by the other party, including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Home Savings, all fees owed to Baxter Fentriss and the cost of Home Savings' "Fairness Opinion," together with other damages recoverable at law or in equity.

AMENDMENT

     The Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Home Savings, by an agreement in writing approved by a majority of the Boards of Directors of FNB and Home Savings executed in the same manner as the Agreement; provided however, that, except with the further approval of Home Savings' shareholders of that change or as otherwise provided herein, following approval of this Agreement by Home Savings' shareholders, no change may be made in the Cash Factor or the Exchange Ratio.

CONDUCT OF HOME SAVINGS' BUSINESS PRIOR TO THE EFFECTIVE TIME

     Prior to the Effective Time, Home Savings has agreed to carry on its business, in and only in the regular and usual course in substantially the same manner as such business was conducted prior to June 3, 1997, and, to the extent consistent with such business and within its ability to do so, Home Savings, and where applicable, its subsidiary, will: (i) preserve intact their present business organization, keep available their present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;
(ii) maintain all of their properties and equipment in customary repair, order and condition, ordinary wear and tear excepted; (iii) maintain their books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis; (iv) comply with all laws, rules and regulations applicable to them, their properties, assets or employees and to the conduct of their business; (v) not change its existing loan underwriting guidelines, policies or procedures except as may be required by law; (vi) continue to maintain in force insurance such as is described in the Agreement; not modify any bonds or policies of insurance in effect as of the date of the Agreement unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and, (vii) promptly provide to FNB such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as FNB reasonably shall request.

REGULATORY APPROVALS

     The Merger is subject to certain regulatory approvals, as set forth below. To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to such statutes and regulations and the regulations promulgated under such statutes.

     The Merger is subject to approval by the OCC under the Bank Merger Act, which permits a national bank, such as First National, to merge with a state savings bank, such as Home Savings, if the OCC has approved of the transaction based upon its review of the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the community to be served. See "CERTAIN REGULATORY CONSIDERATIONS." Before considering whether to approve the Merger, the OCC shall request reports on the competitive factors involved in the Merger from the Attorney General of the United States, the Federal Reserve, the FDIC and the OTS. The consideration of the OCC includes an evaluation as to whether the Merger would result in a monopoly, would be part of a conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade. In addition, the OCC may take into account the records of FNB and Home Savings in meeting the credit needs of the entire community served by such institutions, including low- and moderate-income neighborhoods, consistent with sound business practices.

     The Merger also is subject to approval by the Administrator. The Administrator may approve the Merger only after determining that FNB is qualified by character, experience and financial responsibility to control Home Savings in a legal and responsible manner. In making this determination, the Administrator must consider FNB's financial and managerial resources, and the organizational structure and future prospects and plans of FNB and Home Savings. The Administrator also must consider whether the business and activities of FNB, or its officers and directors or any other person controlling, controlled by, or associated with FNB by having a common controlling person, would create a material deterioration of confidence in the safety, soundness, and financial integrity of Home Savings. See "CERTAIN REGULATORY CONSIDERATIONS."

     In addition, the Merger is subject to review by the DOJ, which may challenge the Merger on antitrust grounds. Applications for required approvals have been filed with the OCC and the Administrator and are pending. While no assurances of obtaining such required approvals are or can be given, FNB and Home Savings believe that all such required regulatory approvals will be obtained. If any condition is imposed which is reasonably deemed by FNB to be materially disadvantageous or burdensome or to so adversely impact the economic or business benefits of this Agreement to FNB as to render it inadvisable for it to consummate the Merger, the Agreement permits FNB to terminate the Agreement. See " -- Conditions to Consummation."

     The Merger is not formally subject to approval by the Federal Reserve. However, FNB must give notice of the Merger to the Federal Reserve Bank of Richmond (the "Reserve Bank") at least ten days prior to the consummation thereof, and the Reserve Bank must not have notified FNB within that period of time that an application for approval of the Federal Reserve is required. FNB and Home Savings do not expect the Reserve Bank to give such notification.

     FNB and Home Savings are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought or taken. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the Merger or would not be conditioned in a manner that would cause FNB to abandon the Merger.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Home Savings and its directors and officers, FNB shall indemnify, hold harmless and defend the directors and officers of Home Savings in office at the Effective Time, to the same extent as it indemnifies its own directors and officers, from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, cost and expenses of every kind and nature including without limitation reasonable attorneys' fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Home Savings through the Effective Time; provided, however, that FNB shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under North Carolina law, (ii) any act of self-dealing in violation of federal or state law, (iii) any act or omission which is ultimately determined to have constituted a breach of any implied or actual duty of fair dealing in connection with a lending obligation (such claims being commonly referred to as lender liability claims), (iv) any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (v) any violation or alleged violation of any federal or state law, rule, regulation, order, decree or policy applicable to banks and bank holding companies, (vi) any violation or alleged violation of federal or state securities laws, or (vii) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law. The indemnification described herein is the sole indemnification provided by FNB to the directors and officers of Home Savings for service in such positions up to and through the Effective Time. The indemnification provisions of the Agreement are intended to create personal rights in the directors and officers of Home Savings, who shall be deemed to be third-party beneficiaries thereof. Notwithstanding any other provision of the Agreement, at the Effective Time, the indemnification rights provided herein shall not be extinguished but shall instead survive.

RESTRICTIONS ON RESALES BY AFFILIATES

     Home Savings has disclosed to FNB a listing of those persons deemed by Home Savings and its counsel as of June 3, 1997 to be "Affiliates" of Home Savings as that term is defined in Rule 405 promulgated under the Securities Act, including persons, trusts, estates or other entities related to persons deemed to be Affiliates of Home Savings. Any sale or other disposition by such Affiliates of shares of FNB Stock received by them pursuant to the Merger may be made only in compliance with an exemption from the registration requirements of the Securities Act and the restrictions set forth below.

     The obligations of FNB to consummate the Merger are subject to the condition that FNB shall have received from each Affiliate of Home Savings a written agreement relating to restrictions on shares of FNB Stock to be received by such Affiliate pursuant to the Agreement and confirming that the Affiliate has no plan or intention to sell, exchange or otherwise dispose of any FNB Stock. The certificates representing shares of FNB Stock issued to persons deemed to be Affiliates of Home Savings will bear a restrictive legend with respect to restrictions applicable to such shares. This Prospectus/Proxy Statement may not be used by any such Affiliate of Home Savings for the resale of any shares of FNB Stock received pursuant to the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary discussion of the material federal income tax consequences of the Merger to shareholders of Home Savings. This summary is based on the law as currently constituted and is subject to change in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could be given retroactive effect. The summary does not address any foreign, state or local tax consequences of the Merger, nor does it address all aspects of federal income taxation that may apply to the Merger. HOME SAVINGS' SHAREHOLDERS ARE URGED, THEREFORE, TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE EXCHANGE OF THEIR HOME SAVINGS STOCK FOR SHARES OF FNB STOCK, CASH OR A COMBINATION OF FNB STOCK AND CASH, INCLUDING, WITHOUT LIMITATION, TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE AND LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

     At the Effective Time, a Home Savings shareholder will "realize" gain to the extent that the sum of any cash received and the fair market value of any FNB Stock received by the shareholder exceeds such shareholder's adjusted basis in the Home Savings Stock surrendered. However, the amount of such gain that the shareholder will "recognize" for federal income tax purposes as a result of the Merger will not exceed the amount of cash received. Accordingly, if a Home Savings shareholder receives only FNB Stock in exchange for Home Savings Stock, the shareholder will not recognize any gain. As a result of the potential proration of FNB Stock as described elsewhere herein, a Home Savings shareholder who elects to receive only FNB Stock may nevertheless receive a combination of FNB Stock and cash. Such a Home Savings shareholder will then recognize gain for federal income tax purposes to the extent of cash received. If a Home Savings shareholder receives cash and gain is recognized, that gain will be treated as a capital gain, unless it has the effect of distribution of a dividend and is, therefore, treated as a dividend. A Home Savings shareholder will generally not recognize any loss on the exchange of his Home Savings Stock.

     FNB and Home Savings have received an opinion dated                of
Schell Bray Aycock Abel & Livingston P.L.L.C. ("SBAAL") with respect to certain federal income tax consequences of the Merger (the "Tax Opinion"). It is a condition to the closing of the Merger that SBAAL confirm its Tax Opinion as of the Effective Time. The Tax Opinion, which is summarized below, is based on the assumed facts and representations of FNB and Home Savings that are included as part of the Tax Opinion. The Tax Opinion represents only SBAAL's best judgment as to the matters expressed therein and has no binding effect on the Internal Revenue Service (the "IRS") or official status of any kind. There can be no assurance that the IRS will not successfully take and sustain a position in the courts that is different from the opinions set forth in the Tax Opinion or that legislative, administrative or judicial decisions or interpretations will not be forthcoming that would significantly change the opinions set forth in the Tax Opinion. No private letter ruling has been, nor is it anticipated that such a ruling will be, requested from the IRS with respect to the Merger.

     The Tax Opinion provides in substance that the federal income tax consequences of the Merger will be as follows:

       (i) The Merger will constitute a reorganization within the meaning of
           Section 368(a) of the Code;

      (ii) No gain or loss will be recognized by FNB or First National or Home Savings by reason of the Merger;

      (iii) The basis of the assets of Home Savings in the hands of FNB will be the same as the basis of such assets in the hands of Home Savings immediately prior to the Merger;

      (iv) No gain or loss will be recognized by the shareholders of Home Savings upon receipt solely of FNB Stock in exchange for their Home Savings Stock. Despite an election by a Home Savings shareholder to receive only FNB Stock, the shareholder may also receive cash due to the exchange procedures and potential proration of the FNB Stock to be issued in the Merger. Home Savings' shareholders who receive a combination of FNB Stock and cash will generally recognize gain realized as a result of the Merger up to the amount of cash received. Whether the recognized gain is accorded dividend or capital gain treatment will depend on whether the receipt of cash meets one of the tests under Section 302 of the Code. For purposes of these tests, Home Savings' shareholders will be treated as having received cash in a hypothetical redemption immediately following the Merger, and the constructive ownership rules of Section 318 of the Code will apply. Loss, if any, will not be recognized by a shareholder who receives FNB Stock and cash in exchange for Home Savings Stock;

       (v) The tax basis in the FNB Stock received by a Home Savings' shareholder (including any fractional share interests treated as distributed to a Home Savings' shareholder) will be the same as the tax basis in Home Savings Stock surrendered in exchange therefor, decreased by the amount of cash received, if any, and increased by the amount of dividend income or gain recognized, if any, as a result of the Merger;

      (vi) The holding period for FNB Stock received by a Home Savings' shareholder in exchange for Home Savings Stock will include the period during which the shareholder held Home Savings Stock surrendered in the exchange, provided that Home Savings Stock was held as a capital asset at the Effective Time;

      (vii) The receipt of cash in lieu of a fractional share of FNB Stock will be treated as if the fractional share of FNB Stock was distributed as part of the exchange to the Home Savings shareholder and then redeemed by FNB, resulting in capital gain or loss measured by the difference, if any, between the amount of cash received for such fractional share and the shareholder's basis in the fractional share;

     (viii) The receipt solely of cash by a Home Savings shareholder who elects to receive cash for his or her Home Savings Stock, or who exercises statutory dissenters' rights and receives solely cash, will be treated as having been received by the shareholder as a distribution in redemption of his or her Home Savings Stock. If the redemption meets one of the tests set forth in Section 302 of the Code, after application of the constructive ownership rules of Section 318 of the Code, capital gain or loss will be recognized in an amount equal to the difference, if any, between the amount of cash received and the shareholder's basis in the Home Savings Stock. If the redemption does not meet one of the tests of Section 302, the cash received will be treated as a dividend pursuant to Section 301 of the Code.

ACCOUNTING TREATMENT

     FNB will account for the Merger as a purchase for accounting and financial reporting purposes.

DISSENTERS' RIGHTS

     The Merger will give rise to Dissenters' Rights under Article 13 of the North Carolina Business Corporation Act ("Article 13") and Section 215a of the National Bank Act ("Section 215a"). Pursuant to Article 13 and Section 215a, if the Merger is consummated, any shareholder of Home Savings who objects to the Merger may exercise Dissenters' Rights and become entitled to be paid the "fair value" or "value," respectively, of his shares of Home Savings Stock. The following is only a summary of the Dissenters' Rights of Home Savings' shareholders. A complete copy of Article 13 and Section 215a is attached hereto as Appendix III and incorporated by reference into this Prospectus/Proxy Statement. ANY HOME SAVINGS' SHAREHOLDER WHO INTENDS TO EXERCISE DISSENTERS' RIGHTS SHOULD REVIEW THE TEXTS OF ARTICLE 13 AND SECTION 215A CAREFULLY AND CONSULT WITH HIS OR HER ATTORNEY REGARDING WHETHER TO PROCEED UNDER RIGHTS GRANTED BY, AND FOLLOW THE PROCEDURES PROVIDED IN, ARTICLE 13, SECTION 215A OR BOTH. Except as provided below, no further notices will be given to shareholders by Home Savings regarding the existence of Dissenters' Rights or any time periods within which those rights must be exercised.

     ARTICLE 13. Article 13 provides in detail for shareholders' Dissenters' Rights and the procedure for exercising those rights that must be followed by a dissenting shareholder. Any shareholder who desires to assert Dissenters' Rights must (i) give to Home Savings, and Home Savings must actually receive, before the vote on the Merger is taken, written notice of his intent to demand payment for his shares if the Merger is consummated, and (ii) not vote his shares in favor of the Merger. Failure by a shareholder to satisfy both requirements will mean that the shareholder will not be entitled to assert Dissenters' Rights and obtain payment for his shares under Article 13. Shareholders should note that if they sign and return a blank appointment of proxy with no instructions as to how their shares should be voted, they will be deemed to have voted in favor of the Merger and thereafter will not be entitled to assert Dissenters' Rights.

     If the Agreement is approved by Home Savings' shareholders at the Shareholders' Meeting (or at any adjournments thereof), then, within 10 days of the date the Merger is consummated, Home Savings must send a written notice (by registered or certified mail, return receipt requested) to each shareholder who has taken the actions described above and is entitled to exercise Dissenters' Rights. That notice will: (a) state where the dissenting shareholder's payment demand must be sent, and where and when share certificates must be deposited;
(b) supply a form for demanding payment; (c) set a date by which Home Savings must receive the dissenting shareholder's payment demand (which may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is mailed); and, (d) be accompanied by a copy of Article 13.

     A shareholder who has been sent the dissenters' notice must demand payment and must deposit his share certificates by the date set forth in and in accordance with the terms and conditions of the dissenters' notice; otherwise, such shareholder is not entitled to payment for his shares under Article 13. A shareholder who demands payment and deposits his share certificates as required retains all other rights as a shareholder until such rights are canceled or modified by consummation of the Merger.

     As soon as the Merger is consummated or within 30 days after receipt of a payment demand, Home Savings will pay each dissenter who timely demanded payment and deposited his share certificates, the amount Home Savings estimates to be the fair value of his shares, plus interest accrued to the date of payment. Home Savings' payment will be accompanied by: (a) certain of Home Savings' most recent available financial statements; (b) an explanation of how Home Savings estimated the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the dissenter's right to demand payment if dissatisfied with Home Savings' offer; and, (e) a copy of Article 13.

     If Home Savings does not consummate the Merger within 60 days after the date set for demanding payment and depositing share certificates, Home Savings must return the deposited certificates, and if, thereafter, the Merger is consummated, Home Savings must send a new dissenters' notice and repeat the payment demand procedure set forth above.

     If a dissenter believes that the amount offered by Home Savings as described above is less than the fair value of his shares or that the interest due is incorrectly calculated, or if Home Savings fails to make payment to a dissenter within 30 days after receipt of a payment demand from the dissenter, or if Home Savings fails to consummate the Merger and does not return the deposited certificates within 60 days after the date set for demanding payment, then such dissenter may notify Home Savings in writing of his own estimate of the fair value of his shares and the amount of interest due and may demand payment of the amount of such estimate in excess of the amount paid by Home Savings. In any such event, if a dissenting shareholder fails to take any such action within the 30-day period immediately following such payment believed inadequate or incorrectly calculated or failure to act, as appropriate, he will be deemed to have waived his rights under Article 13 and to have withdrawn his dissent and demand for payment.

     If a dissenter has taken all required actions and his demand for payment remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of the date payment is made and the date of his payment demand and petition the court to determine the fair value of his shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, and has discretion to make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter made a party to the proceeding must be served with a copy of the petition and is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by Home Savings. Court costs, appraisal and counsel fees may be assessed by the court as it deems equitable.

     Article 13 contains certain additional provisions with respect to dissent by nominees who hold shares for others, and by beneficial owners whose shares are held in the name of other persons, and reference is made to Appendix III for a more complete description thereof.

     SECTION 215A. Section 215a also provides in detail for Dissenters' Rights and the procedure that must be followed by a dissenting shareholder to exercise such rights. Any Home Savings shareholder who has voted against the Merger at the Shareholders' Meeting, or has given notice in writing at or prior to the Shareholders' Meeting to the presiding officer that he dissents from the Plan of Merger, is entitled to receive the value of his shares of Home Savings Stock when the Merger shall be approved by the OCC upon written request made to First National at any time before thirty days after the date of consummation of the Merger, accompanied by surrender of his Home Savings Stock certificates.

     The value of the shares of a Home Savings shareholder dissenting under
Section 215a shall be ascertained, as of the Effective Date, by an appraisal made by a committee of three persons composed of (1) one selected by the vote of the holders of the majority of Home Savings Stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of First National; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the OCC, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of such shareholder.

     Section 215a contains certain additional provisions with respect to the failure to select appraisers as described above and the failure of such appraisers to determine the value of the shares, and reference is made to Appendix III for a more complete description thereof.

     For a discussion of certain tax consequences applicable to shareholders who receive cash upon the exercise of Dissenters' Rights, see " -- Certain Federal Income Tax Consequences."

              INTEREST OF CERTAIN PERSONS AND EFFECT OF THE MERGER
                         ON EMPLOYEES AND BENEFIT PLANS

EMPLOYMENT AND NONCOMPETITION AGREEMENT WITH EDWIN E. BRIDGES

     Provided he remains employed as President of Home Savings at the Effective Time, FNB will cause First National to enter into the Employment Agreement with Edwin E. Bridges as of the Effective Time for an initial term of five years, such term to be automatically renewed for additional one-year periods unless written notification otherwise is given by First National. Pursuant to the Employment Agreement, Bridges is to serve as First National's Area Manager for Siler City and is to receive a base salary at least equal to $99,000 per annum, such salary to be subject to merit increases in accordance with First National's policies and practices. In addition to his base salary, Bridges is to receive
(i) health insurance coverage for the remainder of his natural life (unless Bridges were to take any or all of certain actions representing a Disqualifying Event, as defined below), (ii) up to $1,500 annually of the membership fees necessary for Bridges to maintain the status of an active member of the Siler City Country Club, (iii) vacation time as may be provided by First National or FNB to their employees in similar positions generally, (iv) disability and life insurance and other benefits available generally to employees of First National or FNB pursuant to the employee benefit plans and programs of either and (v) reimbursement of all reasonable out-of-pocket travel expenses incurred in the ordinary course of performing his duties. The Employment Agreement may be terminated prior to the expiration of its term by First National with or without cause or upon Bridges' death or disability or voluntarily by Bridges upon 60 days notice. If Bridges' employment is terminated without cause and is not due to death, First National must give him 90 days written notice of such termination, and he would then be entitled to his base salary at the rate then in effect at the time of such termination through the term of the Employment Agreement. In such event, FNB shall, upon such termination and at its election, either (i) cause the full vesting of any unvested options and awards of Bridges under the ISO Plan and the MR Plan, respectively, as assumed by FNB as of the effective time of the Merger or (ii) provide Bridges with the economic equivalent of any unvested portion of such options under the ISO Plan and such awards under the MR Plan. If Bridges terminates his employment voluntarily at any time after two years from the Effective Date, Bridges may by written notice to First National elect to become a consultant to First National to perform such services as may be customarily performed by advisory directors to banks, savings and loan associations or other similar financial institutions. In such event, Bridges would be entitled to receive for such services his base salary, as well as any rights and benefits he may then have under First National's employee benefit plans and programs, until the expiration of three years from the date of such written notice or until January 1, 2006, whichever is sooner; provided, however, that Bridges' right to continued health insurance coverage shall not be affected by such election. In addition to the foregoing, the Employment Agreement contains certain noncompete provisions, which provisions impact Bridges' ability, after any termination of his employment with First National, to compete with First National or to be in any way involved with the management of a business that is engaged in the operation of a bank, savings and loan association or similar financial institution within 50 miles of Siler City, North Carolina.

EMPLOYEES; FNB AND FIRST NATIONAL AND BENEFIT PLANS

     In addition to the Employment Agreement with Edwin Bridges as described above, FNB has agreed to locate suitable positions with First National for, and offer employment with First National to, all employees of Home Savings, provided they remain employed by Home Savings at the Effective Time. Any employment so offered by FNB to an employee of Home Savings shall be in such a position, at such location, and for such rate of compensation as FNB or First National shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in the Agreement shall be deemed to constitute an employment agreement with any such person or to obligate FNB or First National to employ any such person for any specific period of time or in any specific position or to restrict FNB's or First National's right to terminate the employment of any such person at any time and for any reason. In addition, FNB shall pay or cause First National to pay severance compensation to any former employee of Home Savings employed by First National at the Effective Time who is terminated by First National within six months of the Effective Time in an amount equal to the amount of such employee's accrued but unused vacation leave, plus an amount equal to two week's salary or normal wages (at such employee's then current salary or wage rate) multiplied by the number of full years and any partial year of service by such employee with Home Savings. Severance pay for any former employee of Home Savings who is terminated by First National after six months after the Effective Time shall be determined in accordance with First National's then existing policies.

     Except as otherwise provided in the Agreement and to the extent permitted by contribution and deduction limitations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code with respect to FNB's qualified plans, any employee of Home Savings who becomes an employee of First National at the Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by FNB or First National on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of FNB or First National. However, each New Employee shall be given credit for his or her full years of service with Home Savings for purposes of
(i) entitlement to vacation and sick leave and for participation in all First National welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in FNB's Section 401(k) savings plan and in its defined benefit pension plan (the "FNB Pension Plan"); provided, however, that in no event shall any New Employee be entitled to or be given credit for past service with Home Savings for purposes of the calculation or determination of benefits under the FNB Pension Plan. FNB will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with FNB standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave to the extent such carryover would be consistent with and would not exceed limitations imposed by FNB's leave policies. In addition, any New Employee shall be entitled to participate in First National's group health insurance plan at a cost equal to the cost for any First National employee, and such participation shall be without regard to pre-existing condition requirements under First National's group health insurance plan, to the extent any such condition at the Effective Time would have been covered under the health insurance plans of Home Savings.

     FNB will assume the obligations of Home Savings to provide and will pay the premiums for continued health insurance for Jack Tanner and Gayle Loggins for the remainder of their lives with coverage at least equivalent to the group health insurance coverage generally provided to active, full-time employees of First National generally; provided, however, that this obligation to provide or pay for health insurance coverage may be partially or wholly fulfilled by any Medicare, employer or similar coverage for which Tanner or Loggins is eligible in the future to the extent of any coverage provided thereby at no cost thereto, and provided further that FNB shall not be obligated to provide or pay for any such health insurance coverage to Tanner or Loggins in the event that he or she were to (a) own any interest in (other than a passive investment not in excess of two percent (2%) of the outstanding capital stock of any such business whose stock is publicly traded on the NASDAQ over-the-counter market, the New York Stock Exchange or the American Stock Exchange), manage, operate, control, become employed by, render consulting or advisory services to, or participate in or become connected with the management or control of, any business that is then engaged in the operation of a bank, savings and loan association or similar financial institution that conducts its operations within North Carolina and its contiguous states; (b) influence or attempt to influence any customer of First National or FNB to discontinue such customer's use of First National or FNB's services or to divert such business to any other person, firm or corporation;
(c) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between First National or FNB and any of their respective customers, suppliers, principals, distributors, lessors or licensors; or (d) solicit any officer or employee of First National or FNB, whose base annual salary at the time of termination was $20,000 or more, to work for any other person, firm or corporation (any of the foregoing, a "Disqualifying Event").

STOCK OPTIONS

     At June 30, 1997, certain employees and directors of Home Savings held options granted and outstanding under the Home Savings Bank of Siler City, Inc., SSB 1995 Incentive Stock Option Plan (the "ISO Plan") or the Home Savings Bank of Siler City, Inc., SSB 1995 Nonstatutory Stock Option Plan (the "NSSO Plan") to acquire up to 49,295 shares of Home Savings Stock. If the Merger is consummated, each such option, whether or not then exercisable, shall be converted at the Effective Time into, and become rights with respect to, FNB Stock, and FNB shall assume each such stock option, in accordance with the terms of the particular stock option plan under which it was issued and stock option agreement by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement: (i) FNB shall be substituted for Home Savings; (ii) the FNB Board of Directors or its compensation committee shall be substituted for the Compensation Committee of the Home Savings Board of Directors administering the ISO Plan and for the Home Savings Board of Directors administering the NSSO Plan; (iii) service on the local advisory board of First National in Siler City, North Carolina shall be substituted for service on the Home Savings Board of Directors for the vesting, forfeiture and termination provisions of the NSSO Plan; (iv) each stock option assumed by FNB may be exercised solely for shares of FNB Stock; (v) the number of shares of FNB Stock subject to each such stock option shall be the number of whole shares of FNB Stock (omitting any fractional share) determined by multiplying the number of shares of Home Savings Stock subject to such stock option immediately prior to the Effective Time by the Exchange Ratio; and (vi) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the above, each stock option which is an "incentive stock option" under the ISO Plan shall be adjusted as required by
Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. FNB and Home Savings will take all necessary steps to effectuate the above, including appropriate amendments to the ISO Plan and NSSO Plan.

     FNB may at its election substitute as of the Effective Time options under the FNB Corp. Stock Compensation Plan for all or a part of the stock options granted and outstanding under the ISO Plan and the NSSO Plan, subject to the following conditions: (a) the foregoing clauses (v) and (vi) shall be met; (b) such substitution shall not constitute a modification, extension or renewal of any of the stock options that are incentive stock options; and (c) the substituted options shall continue in effect with substantially the same terms and conditions as provided in the respective stock option plan or stock option agreement under which the original options were granted.

TREATMENT OF HOME SAVINGS COMPENSATION AND BENEFIT PLANS AND AGREEMENTS

     In connection with its conversion to stock form on November 14, 1995, Home Savings created an employee stock ownership plan (the "ESOP") which was leveraged with a loan from First National (the "ESOP Loan"). The ESOP owns 71,707 shares of Home Savings Stock. Pursuant to the terms of the Merger Agreement, Home Savings will refinance the ESOP Loan with an independent third party financial institution prior to the Merger and make certain amendments to the ESOP. Provided that (i) the ESOP Loan from First National has been refinanced prior to the consummation of the Merger, (ii) certain amendments contemplated by the Merger Agreement have been made prior to the consummation of the Merger, and (iii) Edwin E. Bridges is continuing to serve as Trustee of the ESOP, FNB will assume at the Effective Time, as successor plan sponsor, the ESOP. Home Savings has acknowledged that FNB as a successor plan sponsor shall have no duty to continue the ESOP, provided, however, that FNB has agreed that, until such time as New Employees become eligible to participate in the FNB
Section 401(K) savings plan, it will continue the ESOP and make contributions to the ESOP at the aggregate annual rate of $62,500 prorated to the date of such contributions. FNB has indicated that it intends to terminate the ESOP at such time.

     At the Effective Time, each share of Home Savings Stock held by the Trustees under the Home Savings Bank of Siler City, Inc., SSB 1995 Management Recognition Plan (the "MR Plan") shall be converted into FNB Stock and/or cash as described above, and such shares and/or cash shall thereafter be held to be delivered to the respective participants at such times that the shares of Restricted Stock (as defined in the MR Plan), or the consideration into which they may be converted in the Merger, would have become vested and nonforfeitable under the MR Plan. At the Effective Time, the MR Plan and each restricted stock agreement pursuant to which Awards (as defined in the MR Plan) were granted shall remain in effect, except that from and after the Effective Time the MR Plan and each such restricted stock agreement shall be amended as necessary to provide that: (i) FNB shall be substituted for Home Savings; (ii) the FNB Board of Directors or its Compensation Committee shall be substituted for the Home Savings Board of Directors with respect to the administration of the MR Plan;
(iii) service on the local advisory board of First National in Siler City, North Carolina shall be substituted for service as a director of Home Savings; (iv) unvested shares of FNB Stock and/or cash determined as described above shall be substituted for unvested shares of Home Savings Stock; (v) cash held by the Trustees of the MR Plan with respect to the unvested portion of an Award under the Plan shall earn interest (at the rate payable with respect to deferred directors' fees under First National's Deferred Directors' Fee Plan) to be distributed to the participant upon vesting of the Award or portion thereof;
(vi) no shares or other assets in addition to the Allocated Initial Plan Shares (as defined in the MR Plan) shall be purchased by or for the MR Plan; and (vii) shares, cash or other interests in the MR Plan or Awards forfeited by participants shall not be retained by the Trustee and shall not be available for making additional Awards under the MR Plan but shall be remitted to and become assets of FNB upon forfeiture.

     Upon consummation of the Merger, FNB will assume the existing obligations of Home Savings pursuant to the Home Savings Bank of Siler City, SSB Directors' Retirement Plan (the "Directors' Plan") effective as of January 12, 1994 and as in effect as of June 3, 1997, except that from and after the Effective Time, the FNB Board of Directors or its compensation committee shall be substituted for the "Committee" administering the Directors' Plan. Eligible participants in the Directors' Plan shall begin receiving their retirement benefits under the Directors' Plan upon the Effective Time, which shall constitute their severance from service on the Home Savings Board of Directors.

     FNB will not assume the existing qualified defined benefit pension plan of Home Savings (the "Home Savings Pension Plan"). Home Savings has agreed take such actions in advance of the Effective Time as may be necessary to cease benefit accruals for, to fully fund and to terminate the Home Savings Pension Plan in accordance with the provisions of Section 4041 of ERISA and the applicable provisions of the Code.

DIRECTORS

     Each of the members of Home Savings' Board of Directors at the Effective Time shall be appointed to serve as a member of First National's local advisory board in Siler City, North Carolina. For their services as advisory board members, each person so appointed shall be compensated at the rate in effect with respect to other members of First National's advisory board in Siler City, North Carolina, provided that he or she remains a director of the advisory board and provided further that he or she is not serving as a director or advisory director of another financial institution or financial institution holding company. Each such person's service as an advisory director will be subject to First National's normal policies and procedures regarding the appointment and service of advisory directors; provided, however, that if any such person's service as an advisory director is terminated, First National shall, upon such termination and at its election, either (i) cause the full vesting of any unvested options and awards of such person under the NSSO Plan and the MR Plan, respectively, as assumed by FNB as of the Effective Time, or (ii) provide such person the economic equivalent to any unvested portion of such options under the NSSO Plan or awards under the MR Plan.

                    INFORMATION ABOUT FNB AND FIRST NATIONAL

FNB

     FNB was incorporated under the laws of North Carolina in 1984. FNB's principal asset is its investment in First National, and its primary business is promoting the general development of the business of First National. FNB's primary source of income is dividends from First National. At June 30, 1997, FNB had total assets of approximately $313 million. The pro forma combined assets of FNB, First National and Home Savings would have been approximately $373 million as of June 30, 1997.

FIRST NATIONAL

     First National was founded in 1907. First National is an independent community bank that offers full-service commercial, retail and trust banking services to the consumer and business customers primarily in the region of North Carolina that includes Randolph, Montgomery and Chatham counties. At June 30, 1997, First National had total assets of approximately $313 million. The deposits of First National are insured by the FDIC up to the maximum amount permitted by law. Approximately 95% of such deposits are insured under the Bank Insurance Fund ("BIF") maintained by the FDIC and, as a result of previous acquisitions of savings institutions deposits, approximately 5% of such deposits are insured by the Savings Association Insurance Fund ("SAIF") maintained by the FDIC.

ADDRESS AND ADDITIONAL INFORMATION

     The principal offices of FNB and First National are located at 101 Sunset Avenue, Asheboro, North Carolina 27203. Their telephone number is (910) 626-8300. Additional information with respect to FNB and First National is included in FNB's Annual Report on Form 10-KSB for the year ended December 31, 1996, which is incorporated herein by reference, and in FNB's 1996 Annual Report to Shareholders, selected portions of which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

OWNERSHIP OF FNB VOTING SECURITIES BY MANAGEMENT

     The following table sets forth as of June 30, 1997, certain information with respect to the beneficial ownership of FNB Stock by directors and by directors and executive officers as a group. FNB is not aware of any holders of more than 5% of its outstanding voting securities.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
NAME                                                           OWNERSHIP(1)(2)     OF CLASS
James M. Campbell, Jr......................................           22,185           1.22%
James M. Culberson, Jr.....................................           20,023           1.10%
W. L. Hancock..............................................           37,601           2.07%
Thomas A. Jordan...........................................           77,766           4.29%
Michael C. Miller..........................................            7,934           0.44%
R. Reynolds Neely, Jr......................................           81,411(3)        4.49%
Richard K. Pugh............................................            2,300           0.13%
J. M. Ramsay III...........................................            9,791           0.54%
Charles W. Stout, M.D......................................           12,170           0.67%
Earlene V. Ward............................................           11,606           0.64%
Directors and executive officers
  as a group (11 persons)..................................          284,614(3)       15.61%

(1) Includes shares held by directors' and executive officers' immediate families, including spouse and/or children residing in the same household. Does not include 2,310 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer.

(2) Includes shares subject to stock options exercisable as of June 30, 1997 or within 60 days thereafter for Mr. Campbell (800 shares), Mr. Culberson (800 shares), Mr. Hancock (500 shares), Mr. Jordan (800 shares), Mr. Miller (4,000 shares), Mr. Neely (800 shares), Mr. Pugh (800 shares), Mr. Ramsay (800 shares), Mrs. Ward (500 shares) and all directors and executive officers as a group (11,300 shares).

(3) Includes 49,764 shares held of record by Mr. Neely's mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.

                         INFORMATION ABOUT HOME SAVINGS

     Home Savings was organized as a North Carolina mutual savings bank in 1950 under the name Home Savings and Loan Association and converted from mutual to stock form on November 14, 1995. Deposits in Home Savings are insured by the FDIC. Home Savings is engaged primarily in the business of attracting deposits from the general public and using such deposits to make mortgage loans secured by residential real estate. Home Savings also makes second mortgage loans secured by the equity in a home, commercial real estate loans, savings account loans and other loans. Home Savings' primary sources of revenue are interest income from its real estate lending activities, consisting primarily of making first mortgage loans for the purchase and refinancing of residential real property. Substantially all of Home Savings' lending and deposit activities are conducted in eastern Randolph County and Chatham County out of its home office.

     At June 30, 1997, Home Savings had total assets of approximately $55.5 million, total deposits of approximately $44.4 million and total shareholders' equity of approximately $9.7 million.

ADDRESS

     The principal and only office of Home Savings is located at 300 East Raleigh Street, Siler City, North Carolina 27344. Its telephone number is (919) 742-4186.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

     As of June 30, 1997 the shareholders identified in the following table beneficially owned more than 5% of Home Savings Stock.

                                                       AMOUNT AND NATURE OF    PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    OF CLASS
First Citizens BancShares, Inc., 3128 Smoketree
  Court, Raleigh, North Carolina, 27604;
  Lewis R. Holding, Frank B. Holding
  and certain members of Frank B. Holding's
  family............................................          71,800              7.78%

     As of June 30, 1997, the beneficial ownership of Home Savings Stock by directors individually, and by directors and executive officers as a group, was as follows:

                                                             AMOUNT AND NATURE OF    PERCENT
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP    OF CLASS
Dr. Grover C. Wrenn (*)...................................           9,000(3)           (**)
Jack L. Tanner (*)........................................          11,000(4)           1.19%
Edwin E. Bridges..........................................          34,795(5)           3.77%
Ben S. Foust..............................................             400              (**)
F. Lafayette Wrenn, Sr....................................          12,500              1.35%
Ed M. Harris, Jr..........................................          10,000              1.08%
Jennie T. Bridgers........................................          11,221              1.21%
John F. Grimes............................................           4,000(6)           (**)
All directors and executive officers as a group
  (8 persons).............................................          92,916             10.07%

 (*) Dr. Wrenn and Mr. Tanner are brothers-in-law.

(**) Less than 1% of outstanding shares.

 (1) Except as otherwise noted, each individual exercises sole voting and investment power with respect to all shares shown as beneficially owned. Does not include 1,536 shares for each non-officer director and 8,963 shares for Mr. Bridges granted, subject to a five year vesting schedule of 20% each year commencing on July 17, 1997, pursuant to the Bank's 1995 Management Recognition Plan.

 (2) The calculations of the percentage of class beneficially owned by each individual and the group as a whole are based, in each case, on the [922,686] shares of Common Stock that were issued and outstanding as of the Record Date.

 (3) Includes 8,500 shares with respect to which Dr. Wrenn exercises shared voting and investment power.

 (4) Includes 2,000 shares with respect to which Mr. Tanner exercises shared voting and investment power.

 (5) Includes 15,565 shares allocated to Mr. Bridges' ESOP account to which he exercises sole voting power.

 (6) Includes 3,000 shares with respect to which Mr. Grimes exercises shared voting and investment power.

BUSINESS

     Home Savings was organized as a North Carolina mutual savings bank in 1950 under the name Home Savings and Loan Association and converted from mutual to stock form on November 14, 1995. Deposits in Home Savings are insured under the SAIF maintained by the FDIC.

     Home Savings is engaged primarily in the business of attracting deposits from the general public and using such deposits to make mortgage loans secured by residential real estate. Home Savings also makes second mortgage loans secured by the equity in a home, commercial real estate loans, savings account loans and other loans. Home Savings' primary sources of revenue are interest income from its real estate lending activities, consisting primarily of making first mortgage loans for the purchase or refinancing of residential real property located primarily in Chatham County and eastern Randolph County, North Carolina. Home Savings also earns revenues from interest on other loans, interest and dividend income from investments, and fees from lending and deposit activities. The major expenses of Home Savings are interest on deposits and general administrative expenses such as salaries, employee benefits, federal deposit insurance premiums and office occupancy and related expenses.

     Home Savings' market area can be characterized as primarily rural in nature. The economy in this area is diverse, with such major industries as textiles, furniture, food processing, hosiery and agriculture. Because no one industry dominates the local economy, it can be classified as relatively stable. Consistent with Home Savings' emphasis on being a community-oriented financial institution, management estimates that substantially all of Home Savings' deposits were provided by residents in this two-county area and substantially all of its loans were secured by property located in the same area.

     Home Savings operates one full-service office which is located at 300 East Raleigh Street in Siler City. There are no plans for expansion.

     Home Savings has one subsidiary, Home S & L Service Corporation (the "Subsidiary"), established in 1983 for the purpose of offering discount brokerage services. The Subsidiary is presently inactive, and Home Savings presently does not offer such services.

     The business of banking in Chatham County, and in North Carolina as a whole, is extremely competitive with state laws permitting state-wide branching. Home Savings competes directly for deposits in its market area with other savings institutions, commercial banks, credit unions, brokerage firms and all other organizations and institutions engaged in money market transactions. In its lending activities, Home Savings competes with all other financial institutions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit.

     Interest rates, both on loans and deposits, and prices of services are significant competitive factors among financial institutions. Office locations, office hours, customer service, community reputation and continuity of personnel are also important competitive factors. Home Savings' predominant competitors have greater resources, broader geographic markets and higher lending limits. They can offer more products, and can better afford and make more effective use of media advertising, support services and electronic technology than Home Savings. Home Savings depends on its reputation as a community bank in its local market, direct customer contact, its ability to make credit and other business decisions locally, and personalized service to counter these competitive disadvantages.

     Home Savings is periodically assessed insurance premiums by the FDIC in connection with the insurance of deposits. Home Savings is required under North Carolina law to maintain deposit insurance with the FDIC. Home Savings' assessment for the fiscal year ended September 30, 1996 was approximately $349,000 which included a special one time assessment of approximately $256,000 as part of the federal government's recapitalization of the SAIF. This insurance assessment may be increased within certain parameters established by FDIC's bank rating system.

     As of June 30, 1997, Home Savings employed 10 full-time employees. Home Savings is not a party to a collective bargaining agreement, and considers its relations with employees to be good.

PROPERTIES

     Home Savings owns its office building, which is located at 300 East Raleigh Street, Siler City, North Carolina. The net book value of the property at June 30, 1997 was $270,248.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which Home Savings is a party or of which any of its property is the subject, other than ordinary routine litigation incidental to its business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANAYLSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED CONSOLIDATED FINANCIAL INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF HOME SAVINGS PRESENTED ELSEWHERE HEREIN.

     GENERAL. The principal business of Home Savings consists of attracting deposits from the local public and investing these funds in real estate loans primarily collateralized by one-to-four family residences located in Chatham and eastern Randolph Counties in North Carolina. Home Savings' profitability depends primarily on net interest income, which is the difference between the interest income it earns on its loan and investment portfolios and the interest expense it pays on deposits. Home Savings' profitability, to a lesser extent, is also affected by other operating income and expense. Other operating income consists of fees earned on loan originations and customer deposit account service charges. Other operating expense consists of compensation and employee benefits, federal deposit insurance premiums, occupancy and equipment, data processing and other expenses.

     At June 30, 1997, Home Savings had net loans receivable of $30,932,000, which represented 55.8% of total assets. While 29% of the loan portfolio has interest rates that are subject to adjustment every six months, only 10% of the loans closed during the fiscal year ended September 30, 1996 have adjustable interest rates. Management feels that, in order to succeed, Home Savings needs to operate as more of a specialty institution. In order to accomplish that, Home Savings has concentrated on closing loans secured by real estate to customers in Chatham and Randolph Counties, North Carolina (the "Primary Market Area") and on closing such loans more efficiently than other institutions. Home Savings has no loans to customers outside of North Carolina.

     At June 30, 1997, Home Savings had $31,042,000, or 98.7% of its gross loan portfolio, in loans secured by real estate properties of which $30,442,000, or 96.8% of its gross loan portfolio, were loans secured by one-to-four family residential properties. Home Savings has not historically made conforming mortgage loans and has never sold loans in the secondary market. The remaining loan portfolio consists of loans secured by commercial real estate and deposits in Home Savings.

     Home Savings' remaining interest-earning assets include interest-bearing deposits in other financial institutions, federal funds sold and investment and mortgage-backed securities. Home Savings currently has no foreclosed assets.

     The majority of Home Savings' liabilities are its customers' deposit accounts. At June 30, 1997, the deposit mix consisted of approximately 74% in certificates of deposit, 7% in passbook savings accounts and 19% in NOW and money market accounts.

     CAPITAL RESOURCES AND LIQUIDITY. At June 30, 1997, Home Savings had retained income of $1,299,000. At June 30, 1997, Home Savings had a capital to total assets ratio of 17.5%, which is in excess of the 5% required under regulations promulgated by the Administrator of the North Carolina Savings Institutions Division (the "Administrator's Regulations"). At June 30, 1997, Home Savings had Tier 1 capital and total risk-based capital of $9,792,000 and $10,055,000, respectively, both in excess of the regulatory requirement.

     The Administrator's Regulations require savings banks to maintain liquid assets equal to at least 10% of total assets. The computation of liquidity under the Administrator's Regulations allows the inclusion of investments with readily marketable value, including investments with maturities in excess of five years. Home Savings' liquidity ratio at June 30, 1997, as computed under the Administrator's Regulations, was 52.4%.

     Home Savings' primary sources of internally generated funds are principal payments on loans receivable, cash flows generated by operations and principal payments on investment and mortgage-backed securities. External sources of funds during the nine months ended June 30, 1997, have been solely from increases in deposits. Home Savings completed its conversion from mutual to stock form on November 15, 1995, and received approximately $8,515,000 in net proceeds. Home Savings principally invested these proceeds in federal funds sold and U.S. Government and agency obligations of varying maturities. Home Savings believes that it will have sufficient funds available to meet its anticipated future loan commitments.

     ASSET/LIABILITY MANAGEMENT. Home Savings strives to achieve consistent net interest income and reduce its exposure to adverse changes in interest rates by matching the terms to repricing of its interest-sensitive assets and liabilities. Factors beyond Home Savings' control, such as market interest rates and competition, may also have an impact on Home Savings' interest income and interest expense.

     In the absence of any other factors, the overall yield or return associated with Home Savings' earning assets generally will increase from existing levels when interest rates rise over an extended period of time, and conversely interest income will decrease when interest rates decrease. In general, interest expense will increase when interest rates rise over an extended period of time, and conversely interest expense will decrease when interest rates decrease. Therefore, by controlling the increases and decreases in its interest income and interest expense which are brought about by changes in market interest rates, Home Savings can significantly influence its net interest income.

     Home Savings' asset/liability management may be analyzed by examining the extent to which its assets and liabilities are interest rate sensitive. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would result in a decrease in net interest income. Also, changes in interest rates could have a significant effect on Home Savings' liquidity.

     At June 30, 1997, Home Savings' one year cumulative interest sensitivity gap as a percentage of total interest-earning assets was a negative 44%. At June 30, 1997, Home Savings' five year cumulative interest sensitivity gap as a percentage of total interest-earning assets was a negative 45%.

     A static interest rate "gap" analysis may not be an accurate indicator of how net interest income will react to changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not react uniformly to changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities typically fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. As an example, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels could also deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debt may also decrease in the event of an interest rate increase.

     The following table sets forth the amounts of interest-earnings assets and interest-bearing liabilities outstanding at June 30, 1997, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the asset or liability. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Passbook accounts, money market deposit accounts, and NOW or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. No prepayment assumptions have been utilized for any other interest-earning assets or interest-bearing liabilities. The interest rate sensitivity of Home Savings' assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                ANALYSIS OF REPRICING MECHANISMS AND MATURITIES
                      BASED UPON ESTIMATES AND ASSUMPTIONS

                       TERM TO REPRICING AT JUNE 30, 1997

                                                                                 MORE THAN
                                                                                 3 MONTHS     MORE THAN
                                                                     3 MONTHS      TO 12      1 YEAR TO     OVER 5
                                                                     OR LESS       MOS.        5 YEARS      YEARS       TOTAL
                                                                                       (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Real estate loans:
     Fixed rate...................................................   $     --    $     26     $  1,152     $ 21,094    $ 22,272
     Adjustable rate..............................................         --       8,770           --           --       8,770
  Loans secured by deposits -- adjustable.........................        402          --           --           --         402
  Interest-bearing deposits.......................................        448          --           --           --         448
  Federal funds sold..............................................      4,450          --           --           --       4,450
  Investment and mortgage-backed securities.......................         --         996        3,979       12,765      17,740
  Total interest-earning assets...................................      5,300       9,792        5,131       33,859      54,082

INTEREST-BEARING LIABILITIES:
  Deposits:
     Passbook savings.............................................      3,327          --           --           --       3,327
     NOW and money market accounts................................      8,206          --           --           --       8,206
     Fixed maturity deposits......................................      9,527      17,821        5,520           --      32,868
  ESOP note payable...............................................         --          48          252           --         300
  Total interest-bearing liabilities..............................     21,060      17,869        5,772           --      44,701
  Interest sensitivity gap per period.............................   $(15,760)   $ (8,077 )   $   (641)    $ 33,859    $  9,381
  Cumulative gap..................................................   $(15,760)   $(23,837 )   $(24,478 )   $  9,381
  Cumulative gap as a percentage of interest-earning assets.......     (29.14)%    (44.07 )%    (45.26 )%    (17.35)%
  Cumulative gap as a percentage of total assets..................     (28.42)%    (42.98 )%    (44.14 )%    (16.92)%

     Fixed rate loans, because of the length of time until maturity, are most susceptible to interest rate and liquidity risks, particularly in a rising interest rate environment. The following table sets forth the amount of Home Savings' fixed rate loans by ranges of interest rates at June 30, 1997 (in thousands):

Less than 7%.......................................................   $   205
7%-7.99%...........................................................     9,593
8%-8.99%...........................................................     8,538
9%-9.99%...........................................................     2,643
10%-10.99%.........................................................     1,082
11% and greater....................................................       211
     Total.........................................................   $22,272

     NET INTEREST INCOME. Net interest income represents the difference between income derived from interest-earning assets and the interest expense on interest-bearing liabilities. Net interest income is affected by both (i) the difference between the rates of interest earned on interest-earning assets and the rates paid on interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities, which is sometimes referred to as the "net earning balance."

     The following table sets forth information relating to average balances of Home Savings' assets and liabilities for the nine months ended June 30, 1997 and 1996 and for the years ended September 30, 1996, 1995, and 1994. The tables reflect the average yield on assets and the average cost of liabilities for the periods indicated (derived by dividing income or expense by the monthly average balance of assets or liabilities, respectively) as well as the "net interest margin" (which reflects the impact of the net earning balance) for the periods shown.

                                                                           NINE MONTHS ENDED JUNE 30,
                                                                        1997                                1996
                                                        AVERAGE                     AVERAGE          AVERAGE
                                                        BALANCE      INTEREST      YIELD/RATE        BALANCE      INTEREST
                                                                             (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
  Interest-bearing deposits........................     $     563     $    24         5.63%          $   6,425     $   264
  Federal funds sold...............................         3,267         119         4.87               1,817          81
  Investment and mortgage-backed securities........        17,947         865         6.43              16,621         770
  Loans receivable, net (1)........................        30,413       1,854         8.13              29,831       1,887
  Total interest-earning assets....................        52,190       2,862         7.31              54,694       3,002
  Non-interest earning assets......................         1,465                                        1,418
     TOTAL.........................................     $  53,655                                    $  56,112

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Certificates of deposits.........................     $  31,018     $ 1,269         5.45%          $  29,999     $ 1,283
  Savings accounts.................................         3,333          75         2.99               3,733          81
  NOW accounts.....................................         8,344         233         3.72               8,117         222
ESOP note payable..................................           267          15         7.75                 606          33
Total interest-bearing liabilities.................        42,962       1,592         4.94              42,455       1,619
Non-interest-bearing liabilities...................         1,197                                        1,104
Stockholders' equity...............................         9,496                                       12,553
     TOTAL.........................................     $  53,655                                    $  56,112
Net interest income and interest rate spread (2)...                   $ 1,270         2.37%                        $ 1,383
Net interest-earning assets and net interest margin
  (3)..............................................     $   9,228                     3.25%          $  12,239

                                               NINE MONTHS ENDED JUNE 30,
                                                          1996
                                                        AVERAGE
                                                       YIELD/RATE
ASSETS:
Interest-earning assets:
  Interest-bearing deposits........................       5.48%
  Federal funds sold...............................       5.92
  Investment and mortgage-backed securities........       6.18
  Loans receivable, net (1)........................       8.44
  Total interest-earning assets....................       7.32
  Non-interest earning assets......................
     TOTAL.........................................
LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Certificates of deposits.........................       5.70%
  Savings accounts.................................       2.91
  NOW accounts.....................................       3.65
ESOP note payable..................................       7.30
Total interest-bearing liabilities.................       5.09
Non-interest-bearing liabilities...................
Stockholders' equity...............................
     TOTAL.........................................
Net interest income and interest rate spread (2)...       2.23%
Net interest-earning assets and net interest margin
  (3)..............................................       3.37%

(1) Nonperforming loans are included in the calculation of average balances.

(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

                                                                     YEARS ENDED SEPTEMBER 30,
                                                    1996                              1995                        1994
                                       AVERAGE               AVERAGE     AVERAGE               AVERAGE     AVERAGE
                                       BALANCE   INTEREST   YIELD/RATE   BALANCE   INTEREST   YIELD/RATE   BALANCE   INTEREST
                                                                       (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
  Interest-bearing deposits..........  $ 5,238    $   307      5.86%     $ 6,579    $   375      5.70%     $ 5,925    $   215
  Federal funds sold.................    1,910        100      5.24        2,516        144      5.73        5,013        185
  Investment and mortgage-backed
    securities.......................   16,394      1,093      6.67        4,665        326      7.00        1,603        128
  Loans receivable, net (1)..........   30,171      2,492      8.26       30,366      2,541      8.37       29,884      2,506
  Total interest-earning assets......   53,713      3,992      7.43       44,126      3,386      7.67       42,425      3,034
  Non-interest earning assets........    2,675                             1,162                             1,993
    TOTAL............................  $56,388                           $45,288                           $44,418

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Certificates of deposits...........  $29,989    $ 1,699      5.67%     $28,105    $ 1,487      5.29%     $27,468    $ 1,199
  Savings accounts...................    3,573        105      2.94        3,255         97      2.98        3,482        105
  NOW accounts.......................    8,200        298      3.63        7,831        313      4.00        7,472        242
ESOP note payable....................      643         47      7.31           --         --        --           --         --
Total interest-bearing liabilities...   42,405      2,149      5.07       39,191      1,897      4.84       38,422      1,546
Non-interest-bearing liabilities.....    1,638                               965                             1,950
Stockholders' equity.................   12,345                             5,132                             4,046
    TOTAL............................  $56,388                           $45,288                           $44,418
Net interest income and interest rate
  spread (2).........................             $ 1,843      2.36%                $ 1,489      2.83%                $ 1,488
Net interest-earning assets and net
  interest margin (3)................  $11,309                 3.43%     $ 4,935                 3.38%     $ 4,003

                                YEARS ENDED SEPTEMBER 30,
                                          1994
                                        AVERAGE
                                       YIELD/RATE
ASSETS:
Interest-earning assets:
  Interest-bearing deposits..........     3.64%
  Federal funds sold.................     3.69
  Investment and mortgage-backed
    securities.......................     7.98
  Loans receivable, net (1)..........     8.38
  Total interest-earning assets......     7.15
  Non-interest earning assets........
    TOTAL............................
LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Certificates of deposits...........     4.37%
  Savings accounts...................     3.01
  NOW accounts.......................     3.24
ESOP note payable....................       --
Total interest-bearing liabilities...     4.02
Non-interest-bearing liabilities.....
Stockholders' equity.................
    TOTAL............................
Net interest income and interest rate
  spread (2).........................     3.13%
Net interest-earning assets and net
  interest margin (3)................     3.51%

(1) Nonperforming loans are included in the calculation of average balances.

(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

     RATE/VOLUME ANALYSIS. The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), and (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume). The rate/volume changes (changes in rate multiplied by changes in volume) have been allocated to the rate and volume columns using the absolute values of the rate and volumes columns.

                                                   NINE MONTHS ENDED JUNE
                                                             30,                            YEAR ENDED SEPTEMBER 30,
                                                        1997 VS. 1996              1996 VS. 1995               1995 VS. 1994
                                                     INCREASE (DECREASE)        INCREASE (DECREASE)         INCREASE (DECREASE)
                                                       ATTRIBUTABLE TO            ATTRIBUTABLE TO             ATTRIBUTABLE TO
                                                                                    (IN THOUSANDS)
                                                   VOLUME    RATE     NET     VOLUME    RATE     NET     VOLUME     RATE      NET
INTEREST INCOME ON:
Interest-bearing deposits.......................   $(247 )   $  7    $(240)    $(78)    $  10    $(68)    $ 26     $ 134      $160
Federal funds...................................      54      (16)      38      (32)      (12)    (44)    (116)       75       (41)
Investments.....................................      63       32       95      783       (16)    767      216       (18 )     198
Loans receivable................................      37      (70)     (33)     (16)      (33)    (49)      40        (5 )      35
Total interest income on interest-earning
  assets........................................     (93 )    (47)    (140)     657       (51)    606      166       186       352
INTEREST EXPENSES ON:
Certificates of deposit.........................      43      (57)     (14)     103       109     212       29       259       288
Savings accounts................................      (8 )      2       (6)      10        (2)      8       (7)       (1 )      (8)
NOW and money market accounts...................       7        4       11       14       (29)    (15)      12        59        71
ESOP note payable...............................     (20 )      2      (18)      47         0      47        0         0         0
Total interest expense on interest-bearing
  liabilities...................................      22      (49)     (27)     174        78     252       34       317       351
Increase (decrease) in net interest income......   $(115 )   $  2    $(113)    $483     $(129)   $354     $132     $(131 )    $  1

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1997 AND SEPTEMBER 30, 1996

     Total assets of Home Savings increased to $55,456,000 at June 30, 1997, an increase of $2,942,000 or 5.6% from September 30, 1996. Cash and cash equivalents increased from $1,779,000 at September 30, 1996 to $5,537,000 at June 30, 1997. This increase in cash was caused by the maturing investment securities being invested in cash equivalents and an increase in deposits. Total deposits increased 6.6% from $41,667,000 at year end to $44,401,000 at June 30, 1997.

     Loans receivable amounted to $30,932,000 at June 30, 1997, which was a 3% increase from September 30, 1996. Investment and mortgaged-backed securities totaled $17,740,000 at June 30, 1997, a decrease of $1,350,000 or 7.6% from
$19,090,000 at September 30, 1996. The decrease was a result of the maturity of securities during the period.

     As of September 30, 1996 and June 30, 1997, Home Savings' allowance for loan losses was approximately .9% of loans. Nonperforming assets, which include nonaccrual loans, loans greater than 90 days delinquent for which interest is still accruing, and foreclosed properties totaled $453,000, or .8%, and $488,000, or .9%, of total assets, at June 30, 1997 and September 30, 1996, respectively. Management considers the Home Savings' loan loss reserve to be adequate.

     Retained income amounted to $1,299,000 at June 30, 1997 and $1,109,000 at September 30, 1996. The income was attributable to income earned during the period. Retained income as a percentage of the Savings Bank's total assets at June 30, 1997 was 2.3%.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996.

     NET INCOME. Net income for the nine months ended June 30, 1997 was $368,000 compared to $516,000 for the same period in 1996. This decrease is due to a decrease in net interest income and an increase in other operating expenses.

     NET INTEREST INCOME. Net interest decreased for the nine month period ending June 30, 1997 as compared to the same period in 1996. This is primarily the result of a decrease of approximately $2,500,000 in interest earning assets. The decrease in earning assets was partially offset by an increase in the interest rate spread.

     INTEREST INCOME. Interest income decreased approximately $140,000 or 4.7% for the nine months ended June 30, 1997 as compared to the nine months ended June 30, 1996. This is primarily the result of the decrease in earning assets after the special dividend of $4.80 per share was paid in the fourth quarter of 1996. Another contributing factor was the decrease in yields on the loan portfolio as variable rate loans repriced and fixed rate loans were refinanced at lower rates.

     INTEREST EXPENSE. Interest expense remained consistent between the periods ended June 30, 1997 and 1996. This was due to an increase in interest bearing deposits offset by a decrease in yields on those deposits.

     OTHER OPERATING EXPENSE. Other operating expense amounted to $750,000 for 1997 and $582,000 for 1996. This increase is due to increases in compensation and employee benefits and other expenses. Compensation has increased due to the Bank's incurring ESOP compensation and recognizing compensation relating to the shares that were awarded under the MR Plan in late 1996. Other operating expenses have increased primarily as a result of incurring additional legal, accounting and transfer agent fees.

     INCOME TAXES. Home Savings' effective tax rate for the periods ending June 30 was 36.0% and 39.7% for 1997 and 1996, respectively. Management feels that the effective rate at June 30, 1997 will approximate the actual effective rate at year end.

COMPARISON OF FINANCIAL CONDITION AND OPERATING RESULTS AT AND FOR THE YEARS
ENDED
SEPTEMBER 30, 1996, 1995, AND 1994.

     CHANGES IN FINANCIAL CONDITION. Total assets of Home Savings increased to $52,514,000 at September 30, 1996, an increase of $4,729,000 or 9.9% from
September 30, 1995. Total assets were $47,785,000 at September 30, 1995, an increase of $3,796,000 or 8.6% from September 30, 1994. The increase in total consolidated assets in 1996 and 1995 was primarily due to Home Savings investing new funds received from depositors into U.S. Government and agency obligations.

     Loans receivable amounted to $30,034,000 at September 30, 1996, which was a slight decrease from September 30, 1995. Loans receivable were $30,074,000 at September 30, 1995, which was an increase of $421,000 from September 30, 1994.

     Investment and mortgage-backed securities totaled $19,090,000, $7,716,000 and $2,886,000 at September 30, 1996, 1995, and 1994, respectively. The increases were a result of proceeds received from subscriptions for shares of Conversion Stock which were invested in short-term U.S. government and agency obligations.

     Retained income amounted to $1,109,000 at September 30, 1996, $5,409,000 at September 30, 1995 and $4,855,000 at September 30, 1994. From September 30, 1994 to September 30, 1996 retained income was increased by income of $674,000 and decreased by $4,420,000 in dividends. Retained income as a percentage of Home Savings' total assets at September 30, 1996 was 2.1%. Shareholders' equity increased to $9,337,000 in 1996 from $5,409,000 in 1995. This increase is attributable to $8,515,000 received from the issuance of stock, offset by $4,420,000 in dividends.

     NET INCOME. Net income for the year ended September 30, 1996 was $120,000 compared to net income of $554,000 and a net loss of $20,000 for the years ended September 30, 1995 and 1994, respectively. The decrease in net income in 1996 is primarily attributable to $584,000 of compensation expense on ESOP shares and a special SAIF assessment of approximately $256,000 offset by an increase in net interest income of $354,000. The loss in 1994 was related to non-recurring charges. The non-recurring charges were related to the adoption of a directors' retirement plan ($474,000, net of tax benefit) and expenses from an unsuccessful merger/conversion ($67,000, net of tax benefit). Without these two non-recurring charges, net income for 1994 would have been $440,000.

     NET INTEREST INCOME. Net interest income increased $354,000 to $1,843,000 from $1,489,000 in 1995. The increase is related to the growth in net interest-earning assets of $6,374,000 or 129.2% which was offset by a decline in the net interest spread to 2.36%. There was an increase in net interest income of $1,000 in 1995 from $1,488,000 in 1994.

     INTEREST INCOME. Interest income amounted to $3,992,000 in 1996, $3,386,000 in 1995, and $3,034,000 in 1994. Home Savings has experienced fluctuations in its average interest-earning assets and its yields have increased from 7.15% in 1994 to 7.67% in 1995 and decreased to 7.43% in 1996. The fluctuations reflect the changes in prevailing market interest rates over the three-year period. Home Savings experienced an increase in the average volume of, offset by a decline in the rate earned on, interest-earnings assets during 1996.

     INTEREST EXPENSE. Interest expense amounted to $2,149,000 in 1996, $1,897,000 in 1995 and $1,546,000 in 1994. The increase in 1996 can be attributed to a $2,571,000 increase in average interest-bearing deposits and a 23 basis point increase in the average deposit rate. The increase in expense for 1995 can be attributed to a $769,000 increase in interest-bearing deposits and an 82 basis points increase in the average deposit rate.

     PROVISION FOR LOAN LOSSES. Home Savings made no provision for loan losses during the three years ended September 30, 1996. Management's decision to make no provision is due to the reduction in the level of non-performing assets and loan delinquencies, overall portfolio quality and current economic conditions.

     OTHER OPERATING INCOME. Other operating income amounted to $78,000 in 1996, $60,000 in 1995 and $72,000 in 1994.

     OTHER OPERATING EXPENSES. Other operating expenses amounted to $1,595,000 in 1996, $683,000 in 1995 and $1,733,000 in 1994. The increase in 1996 was primarily attributable to Home Savings' assessment of approximately $256,000 to recapitalize the SAIF and compensation expense recorded on ESOP shares. The decrease in 1995 was primarily attributable to the 1994 accrual for a directors' retirement plan of $780,000 and expenses related to an unsuccessful merger/conversion of $111,000. Also, Home Savings experienced a loss on the sale and write-down of foreclosed assets of $145,000 in 1994 as compared to a gain of $25,000 in 1995.

     Compensation and employee benefits increased from $304,000 in 1994 to $315,000 in 1995 and $331,000 in 1996. Occupancy and equipment expenses amounted to $36,000 in 1996, $43,000 in 1995 and $53,000 in 1994. Regular federal deposit insurance premiums, which are a factor of the level of Home Savings' deposit accounts and the premium charged by the FDIC, amounted to $93,000 in 1996 and $87,000 in 1995 and 1994.

     INCOME TAXES. Home Savings' effective income tax rate was 63.2% for the year ended September 30, 1996, 36.1% for the year ended September 30, 1995, and 41.5% for the year ended September 30, 1994. The high rate in 1996 is primarily related to the tax effect of the difference between the average fair value and cost of ESOP shares released. Effective October 1, 1993, Home Savings adopted SFAS No. 109. The implementation of SFAS No. 109 resulted in a decrease in net losses of $81,000 for the year ended September 30, 1994.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and accompanying footnotes have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The assets and liabilities of Home Savings are primarily monetary in nature and changes in interest rates have a greater impact on Home Savings' performance than do the effects of inflation.

IMPACT OF RECENT ACCOUNTING STANDARDS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation," which is effective for fiscal years that begin after December 15, 1995. SFAS No. 123 establishes a fair value based method of accounting for stock- based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. SFAS No. 123 allows an entity to continue to measure compensation cost for stock-based compensation plans using the method prescribed by APB Opinion No. 25, if the entity discloses pro forma amounts to reflect the difference in compensation cost as defined in SFAS No. 123. Home Savings has adopted only the disclosure provisions of SFAS No. 123.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). SFAS No. 125 provides accounting and reporting standards based on a control-oriented " financial-components" approach and is effective for transactions occuring after December 31, 1996. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Management does not believe SFAS No. 125 will have a significant effect on its financial condition or results of operations.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 127 ("SFAS No. 127), "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which was effective on December 31, 1996. SFAS No. 127 defers the application of SFAS No. 125 for certain transactions until after December 31, 1997.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share," which is effective for interim and annual periods ending after December 15, 1997. Home Savings has elected to disclose pro forma earnings per share computed under SFAS No. 128 in the notes to its quarterly filings with the FDIC.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 129 ("SFAS No. 129"), "Disclosure of Information about Capital Structure," which is effective for periods ending after December 15, 1997. SFAS No. 129 requires disclosure in the financial statements of pertinent rights and privileges of the various securities outstanding. Management does not believe SFAS No. 129 will have a significant effect on its financial statements.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires entities to report certain information about operating segments in complete sets of financial statements and in condensed interim statements issued to shareholders. Under SFAS No. 130, the management approach is to be used in determining which segments are reported. The management approach is defined in SFAS No. 130 as the way that management organizes the segments within the enterprise for making operating decisions and evaluating performance. Management does not believe SFAS No. 130 will have a significant effect on its financial statements.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires entities that present a full set of general purpose financial statements to also present comprehensive income and its components in a financial statement that is displayed with the same prominence of the other statements.

                              CAPITAL STOCK OF FNB

     FNB's authorized capital stock consists of 5,000,000 shares of FNB Stock and 200,000 shares of preferred stock, par value $10.00. As of August 25, 1997, an aggregate of 1,816,253 shares of FNB Stock had been issued and were outstanding and none of the preferred stock was outstanding. Assuming that holders of 60% of the presently outstanding 922,686 shares of Home Savings Stock elect or are deemed to have elected to receive FNB Stock rather than the right to receive cash in the Merger, and assuming an Average Closing Price of $31.42, 273,105 shares of FNB Stock will be issued in the Merger, resulting in approximately 2,089,358 shares of FNB Stock outstanding immediately after completion of the Merger.

     FNB's Board of Directors has the authority, without any vote or action by the shareholders, to issue preferred stock, which is nonvoting and will have such preferences, limitations and relative rights as may be fixed by resolution of FNB's Board of Directors. In addition, the Board of Directors may divide and issue the preferred stock in series and may fix relative rights and preferences as between different series.

     The authorized but unissued and unreserved shares of FNB Stock will be available for general corporate purposes including, but not limited to, possible issuance of stock dividends or stock splits, future mergers or acquisitions, issuance under FNB's stock compensation plans or a future underwritten or other offering. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of FNB Stock would be issued, no shareholder approval will be required for the issuance of such shares.

     The following is a brief summary of FNB Stock, the relevant provisions of North Carolina law and FNB's Articles of Incorporation and Amended and Restated Bylaws. The following discussion is not intended to be a complete description of FNB Stock and is qualified in its entirety by reference to the North Carolina Business Corporation Act and FNB's Articles of Incorporation and Amended and Restated Bylaws. SHARES OF FNB STOCK ARE NOT, AND CANNOT BE, INSURED BY THE FDIC.

VOTING RIGHTS

     The holders of FNB Stock generally will possess exclusive voting rights in FNB. Each holder of FNB Stock will be entitled to one vote for each share held of record on all matters submitted thereto. Except as otherwise provided by North Carolina law, the vote of a majority of shares voting on any matter (assuming the presence of a quorum at the meeting at which the vote is taken) is necessary for approval by the shareholders. Holders of FNB Stock are not entitled to cumulative voting rights and, therefore, holders of a majority of shares voting in the election of directors may elect the entire Board of Directors at a shareholders' meeting at which a quorum is present. In that event, holders of the remaining shares will not be able to elect any director to the Board of Directors.

DIVIDEND AND LIQUIDATION RIGHTS

     Holders of FNB Stock are entitled ratably, share for share, to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon any liquidation of FNB, to participate in the distribution of any corporate assets remaining after payment of all debts and the liquidation preferences, if any, of preferred stock that may then be issued and outstanding. See "MARKET PRICE FOR FNB STOCK AND HOME SAVINGS STOCK AND RELATED SECURITY HOLDER MATTERS."

PREEMPTIVE RIGHTS

     Holders of FNB Stock do not have any preemptive or preferential right to purchase or subscribe for any additional shares of FNB Stock or any other securities that may be issued by FNB. Therefore, after completion of the Merger, the Board of Directors may sell shares of FNB capital stock without first offering such shares to the existing shareholders of FNB.

ASSESSMENT, REDEMPTION AND SINKING FUND

     The shares of FNB Stock presently outstanding are, and the shares of FNB Stock that will be issued in connection with the Merger will be, fully paid and nonassessable. There is no provision for redemption or conversion of FNB Stock, nor is there any provision for a sinking fund with respect to FNB Stock.

CERTAIN PROVISIONS WHICH MAY HAVE AN ANTI-TAKEOVER EFFECT

     CLASSIFICATION OF THE BOARD OF DIRECTORS. FNB's Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class of directors to be elected at each annual meeting of shareholders for a term of three years. Shareholders do not have cumulative voting rights with respect to the election of directors.

     SUPERMAJORITY VOTING PROVISIONS. The Articles of Incorporation of FNB require the affirmative vote of at least 75% of the outstanding shares of capital stock of FNB to approve any merger or consolidation of FNB with any other entity, the sale, lease or exchange of all or substantially all of the assets of FNB, or the dissolution of FNB. This provision could make the acquisition of FNB more difficult to accomplish without the cooperation of favorable recommendation of its Board of Directors.

     PREFERRED STOCK. The Articles of Incorporation of FNB authorize 200,000 shares of nonvoting preferred stock. The Board of Directors of FNB may authorize the issuance of preferred stock and fix such preferences, limitations and relative rights at such times, for such purpose and for such consideration as it may deem advisable. In addition, the Board of Directors may divide and issue the preferred stock in series and may fix relative rights and preferences as between different series. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of FNB without the prior approval of FNB's Board of Directors.

     BANK CHANGE-OF-CONTROL LEGISLATION. State and federal law regulate the amount of voting stock of a bank or bank holding company that a person may acquire without prior approval of the appropriate federal or state regulators. The overall effect of such laws is to make it more difficult to acquire a bank or bank holding company by tender offer or similar means than it might be to acquire control of a corporation, the control and operations of which are not a matter of concern to federal or state banking regulatory authorities. Consequently, shareholders of a bank or bank holding company may be less likely to benefit from the rapid increase in stock prices that often results from a tender offer or similar effort to acquire control of other companies. Pursuant to North Carolina law, no person is permitted to acquire voting stock of any state savings bank or state savings bank holding company if such acquisition would result in the change in control of the state savings bank or state savings bank holding company unless the Administrator shall have approved the proposed acquisition. Control means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policy of the bank or bank holding company, or ownership of as much as 10% of the outstanding voting stock in a state savings bank or state savings bank holding company. Federal law imposes additional restrictions on acquisitions of stock in bank holding companies and FDIC-insured banks. Under the Change in Bank Control Act of 1978 (the "Control Act") and the regulations thereunder, a person or group must give advance notice to the appropriate federal banking regulator before acquiring control of any bank holding company or federally insured bank. Upon receipt of such a notice, the federal regulator may either approve or disapprove the acquisition. In the case of FNB, the Control Act creates a rebuttable presumption of control if a person or group acquires 10% or more of FNB's voting stock and if one or more "control factors" set forth in the Control Act are present.

     The North Carolina General Statutes have two provisions which may be deemed to have an anti-takeover effect: the Control Share Acquisition Act (the "Control Share Acquisition Act") and the Shareholder Protection Act (the "Shareholder Protection Act"). As permitted under such acts, however, FNB has opted out of their provisions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated Bylaws of FNB provide for indemnification of its directors and officers to the fullest extent permitted by law. The North Carolina Business Corporation Act permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and in a manner he reasonably believed was
(i) in the case of conduct in his official capacity with the corporation, in the best interest of the corporation, and (ii) in all other cases, in a manner that was at least not opposed to the corporation's best interest and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. In addition, a corporation is required to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. This indemnification generally may be made by the corporation only upon a determination that indemnification of the director or officer is permissible under the circumstances because he met the applicable standard of conduct set forth below. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling FNB, FNB has been informed that, in the opinion of the SEC, such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable.

                         CAPITAL STOCK OF HOME SAVINGS

     Home Savings is authorized to issue 5,000,000 shares of Home Savings Stock. SHARES OF HOME SAVINGS STOCK ARE NOT, AND CANNOT BE, INSURED BY THE FDIC.

DIVIDENDS

     The holders of Home Savings Stock are entitled to receive and share equally in such dividends thereon as may be declared by the Board of Directors of Home Savings out of funds legally available therefor, subject to applicable statutory and regulatory restrictions. Home Savings is permitted under North Carolina law to pay dividends if, after giving effect thereto, (a) Home Savings is able to pay its debts as they become due in the usual course of business or (b) Home Savings' total assets exceed the sum of its total liabilities plus the amount that would be needed, if Home Savings were to be dissolved, to satisfy preferential rights of shareholders. The Administrator's regulations provide that Home Savings may not, for a period of five years from November 14, 1995, the effective date of Home Savings' conversion from mutual to stock form (the "HSB Conversion Effective Date"), without the written approval of the Administrator, declare or pay a cash dividend on its capital stock in an amount in excess of the greater of (i) Home Savings' net income for the most recent fiscal year or (ii) the average of Home Savings' net income after dividends for the most recent fiscal year and not more than two of the immediately preceding fiscal years. In addition, as a converted institution, Home Savings is also subject to the restriction that it will not be permitted to declare or pay a cash dividend on its capital stock if the effect thereof would be to cause the net worth of Home Savings to be reduced below (x) the minimum regulatory capital required by the Administrator or the FDIC or (y) the amount required for the liquidation account established by Home Savings pursuant to the Administrator's regulations for the benefit of those depositors whose aggregate account balance was $50.00 or more as of a particular date prior to the HSB Conversion Effective Date (the "Liquidation Account"). See "MARKET PRICE FOR FNB STOCK AND HOME SAVINGS STOCK AND RELATED SECURITY HOLDER MATTERS" and "CERTAIN REGULATORY CONSIDERATIONS."

STOCK PURCHASES

     The Administrator's regulations provide that Home Savings may not, for a period of five years from the HSB Conversion Effective Date, without the approval of the Administrator, repurchase any of its capital stock. Stock purchases also are subject to North Carolina regulations regarding capital distributions. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

VOTING RIGHTS

     The holders of Home Savings Stock possess exclusive voting rights with respect to Home Savings. Such holders have the right to elect Home Savings' Board of Directors and to act on such other matters as are required to be presented to shareholders under North Carolina law or as are otherwise presented to them. Each holder of Common Stock is entitled to one vote per share. For three years after the HSB Conversion Effective Date, Home Savings' Amended and Restated Certificate of Incorporation eliminates voting rights with respect to those shares that are beneficially owned by any person in excess of 10% of Home Savings Stock then outstanding.

LIQUIDATION

     In the event of any liquidation, dissolution, or winding up of Home Savings, the holders of Home Savings Stock are entitled to receive, after payment of all debts and liabilities of Home Savings, including all deposit accounts and accrued interest thereon, after distribution of the balance in the Liquidation Account, all remaining assets of Home Savings available for distribution.

PREEMPTIVE RIGHTS

     Holders of Home Savings Stock are not entitled to preemptive rights with respect to any shares which may be issued.

ASSESSMENT, REDEMPTION AND SINKING FUND

     The shares of Home Savings Stock presently outstanding are fully paid and nonassessable. There is no provision for redemption of Home Savings Stock, nor is there any provision for a sinking fund with respect to Home Savings Stock.

CERTAIN PROVISIONS WHICH MAY HAVE AN ANTI-TAKEOVER EFFECT

     An acquisition of Home Savings and/or of Home Savings Stock is restricted by provisions in the Amended and Restated Certificate of Incorporation of Home Savings and by various federal and state laws and regulations. See "CERTAIN REGULATORY CONSIDERATIONS." Home Savings' Amended and Restated Certificate of Incorporation and Bylaws contain certain provisions that are intended to encourage a potential acquiror to negotiate any proposed acquisition of Home Savings directly with Home Savings' Board of Directors. Accordingly, these provisions may have the effect of discouraging offers to purchase Home Savings or its securities which are not approved by the Board of Directors, but which certain of Home Savings' shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions also will render removal of the current Board of Directors or management more difficult.

     The following description of certain provisions of the Amended and Restated Certificate of Incorporation and Bylaws of Home Savings is necessarily general and reference should be made in each instance to the actual provisions of the Amended and Restated Certificate of Incorporation and Bylaws.

     RESTRICTION ON ACQUISITION. The Amended and Restated Certificate of Incorporation provides that for three years after the HSB Conversion Effective Date, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Home Savings. The term "person" includes for this purpose an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding, or disposing of securities of Home Savings. Any shares held in violation of this provision will not be entitled to vote. This prohibition does not apply to, among other things, the purchase of securities by underwriters in connection with a public offering of Home Savings' securities, any employee stock benefit plan of Home Savings, or any class or series of preferred stock or other security, other than common stock, as to which, and to the extent, the Board of Directors determines this provision shall not apply.

     DIRECTORS. Home Savings' Bylaws provide that the number of directors shall be not less than seven nor more than twenty. The current number of directors is eight, but such number may be changed by resolution of the Board of Directors. These provisions have the effect of enabling the Board of Directors to elect directors sympathetic to management in the event of a nonnegotiated takeover attempt and may make it more difficult for a person seeking to acquire control of Home Savings to gain majority representation on the Board of Directors in a relatively short period of time.

     ISSUANCE OF ADDITIONAL STOCK. The Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Home Savings stock. The issuance of such shares of Home Savings Stock may have the effect of impeding or deterring future attempts to gain control of Home Savings.

     SHAREHOLDER PROTECTION ACT. Home Savings is subject to the Shareholder Protection Act. The Shareholder Protection Act requires that, unless certain "fair price" and other conditions are met, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. This provision may have the effect of discouraging a change of control by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders.

     CONTROL SHARE ACQUISITION ACT. Home Savings is also subject to the Control Share Acquisition Act which provides that any person or party who acquires "control shares" (defined therein as a number of shares which, when added to other shares held, gives the holder voting power in the election of directors equal to 20%, 33 1/3%, or a majority of all voting power) may only vote those shares if the remaining shareholders of Home Savings, by resolution, permit them to be voted. If the shareholders of Home Savings permit the control shares to be accorded voting rights and the holder of the control shares has a majority of all voting power for the election of directors, the other shareholders of Home Savings have the right to the redemption of their shares at the fair value as of the day prior to the date on which the vote was taken which gave voting rights to the control shares.

     REGULATORY RESTRICTIONS. For a period of three years following the HSB Conversion Effective Date, the prior written approval of the Administrator is required before any person may, directly or indirectly, acquire or make any offer to acquire any stock or other equity security of Home Savings if, after such acquisition or consummation of such offer, such person would be the owner of more than 10% of such class of stock or other class of equity security of Home Savings.

     The Control Act requires that the consent of the appropriate federal agency be obtained prior to any person or company acquiring "control" of a state-chartered savings bank. The Administrator's regulations also require the prior consent of the Administrator to acquire control of a state-chartered savings bank. Upon acquiring control, a company will be deemed to be a bank holding company and must register with the Federal Reserve and the Administrator. Control is conclusively presumed to exist if, among other things, an individual or company acquires more than 25% of any class of voting stock of the savings bank. Control is rebuttably presumed to exist if, among other things, a person acquires more than 10% of any class of voting stock, the issuer's securities are registered under Section 12 of the Exchange Act and the person would be the single largest shareholder. Restrictions applicable to the operations of bank holding companies and conditions imposed by the Federal Reserve in connection with its approval of companies to become bank holding companies may deter companies from seeking to obtain control of Home Savings.

                  MARKET FOR FNB STOCK AND HOME SAVINGS STOCK
                      AND RELATED SECURITY HOLDER MATTERS

     FNB Stock is traded on the NASDAQ National Market under the symbol "FNBN." As of June 30, 1997, there were 1,812,275 shares of FNB Stock outstanding. As of that date, the aggregate number of shares of FNB Stock held by directors and officers of FNB as a group was 284,614, representing 15.61% of the outstanding FNB Stock. Assuming that an aggregate of 273,105 shares of FNB Stock is issued in the Merger, FNB's directors and officers would then own as a group [13.57]% of the outstanding FNB Stock. Home Savings Stock is traded in the over-the-counter market and is listed in the National Daily Quotation Service "Bulletin Board." Trident Securities, Inc., Atlanta, Georgia is the market maker for Home Savings Stock. As of June 30, 1997, there were approximately 265 record holders of Home Savings Stock. On June 2, 1997, the last business day prior to public announcement of the Merger, the last reported sales price for FNB Stock was $29.50, and the last reported bid price for Home Savings Stock was $12.125. As of August 25, 1997, the last reported sales price for FNB Stock was $32.00, and the last reported bid price for Home Savings Stock was $13.75. On August 25, 1997, the last reported bid and ask prices for FNB Stock were $30.625 and $32.00, respectively.

     The following table presents quarterly information on the price range of FNB Stock and Home Savings Stock for the calendar periods indicated. The table indicates the high and low sales prices for FNB Stock as reported by the NASDAQ National Market and the high and low bid quotations for Home Savings Stock as obtained from Bloomberg, L.P. The prices are shown without retail markups, markdowns or commissions.

                                                                                                                      HOME SAVINGS
                                                                                           FNB STOCK (1)               STOCK (2)
                                                                                       HIGH              LOW              HIGH
1997:
Third Quarter (through August 25)................................................   $ 32             $28 3/4          $13 3/4
Second Quarter...................................................................     33              28 1/2           13 3/8
First Quarter....................................................................     32              27               12 7/8

1996:
Fourth Quarter...................................................................     30              25 1/2           13
Third Quarter....................................................................     26              23 1/2           16 1/2
Second Quarter...................................................................     26 1/2          22 5/8           14 1/2
First Quarter....................................................................     26 1/2          22 1/2           13 1/2

1995:
Fourth Quarter...................................................................     24              18 1/2           13 1/2
Third Quarter....................................................................     21              16 1/2            n/a
Second Quarter...................................................................     18              15 1/3            n/a
First Quarter....................................................................     16 2/3          15 1/3            n/a

                                                                               HOME SAVINGS
                                                                                 STOCK (2)

                                                                                    LOW
1997:
Third Quarter (through August 25)................................................  $13  1/2
Second Quarter...................................................................   12  1/8
First Quarter....................................................................   12  3/8
1996:
Fourth Quarter...................................................................   12  3/8
Third Quarter....................................................................   11  1/2
Second Quarter...................................................................   13  1/4
First Quarter....................................................................   12  1/2
1995:
Fourth Quarter...................................................................   12  1/8
Third Quarter....................................................................    n/a
Second Quarter...................................................................    n/a
First Quarter....................................................................    n/a

(1) All data included for FNB in 1995 has been retroactively adjusted to reflect the three-for-two common stock split effected in the form of a 50% stock dividend paid in the second quarter of 1995.

(2) Home Savings was a mutual savings bank without stock prior to its conversion on November 14, 1995.

     The following table shows the cash dividends declared per share of FNB Stock for the indicated periods.

CASH DIVIDEND DECLARED:                                                      1997      1996      1995
Fourth Quarter............................................................    n/a      $.21(1)   $.15
Third Quarter.............................................................    n/a       .15       .13
Second Quarter............................................................   $.18       .15       .12
First Quarter.............................................................    .18       .15       .12

(1) Included a regular dividend of $.18 and a special dividend of $.03.

     The timing and amount of future dividends will be within the discretion of the Board of Directors of FNB and will depend upon the earnings of FNB and First National, their financial condition, liquidity and capital requirements, applicable government regulations and policies and other factors deemed relevant by the Board of Directors. Subject to the foregoing, it is currently FNB's anticipation that cash dividends comparable to those paid during the past two years will continue to be paid in the future. No assurances can be given, however, that any dividends will be declared in the future or, if declared, what the amount of such dividends would be or whether such dividends would continue for future periods. The ability of FNB to accumulate earnings for the payment of dividends to its stockholders is substantially dependent upon the ability of First National to pay dividends to FNB. First National's ability to pay dividends to FNB is subject to certain statutory and regulatory restrictions and the need to maintain adequate capital. See "CERTAIN REGULATORY
CONSIDERATIONS -- Payment of Dividends."

     Since its conversion from mutual to stock form, Home Savings has paid three regular dividends of $.20 per share which is the declared regular dividend rate. On August 12, 1996, Home Savings also paid a special dividend of $4.80 per share, and on August 19, 1997, the Home Savings Board declared a $.30 per share dividend, consisting of the regular seminannual dividend of $.20 per share and a special dividend of $.10 per share. There can be no assurance that, in the event that the Merger is not consummated, regular dividends or special dividends would continue to be paid in the future. Home Savings is required to obtain the prior written approval of the Administrator before the payment of a dividend. The Administrator's regulations also require its written approval before a savings bank, which has been in stock form for less than five years (like Home Savings) following its conversion from mutual form, may declare or pay a cash dividend on its capital stock in an amount in excess of 1/2 the greater of (i) Home Savings' net income for the most recent fiscal year end or (ii) the average of Home Savings' net income after dividends for the most recent fiscal year end and not more than two of the immediately preceding fiscal year ends.

     There can be no assurance that dividends would continue to be paid by Home Savings in the future if the Merger is not consummated. The declaration, payment and amount of any such future dividends would depend upon business conditions, operating results, capital, reserve requirements, regulatory authorizations and the consideration of other relevant factors by Home Savings' Board of Directors. To the extent that Home Savings makes any Excess Cash Distributions, the Exchange Ratio and the Cash Factor will be reduced. See "THE MERGER -- Exchange of Home Savings Stock."

                CERTAIN DIFFERENCES IN THE RIGHTS OF HOLDERS OF
                        HOME SAVINGS STOCK AND FNB STOCK

     Upon consummation of the Merger, shareholders of Home Savings, other than those shareholders who elect or are deemed to have elected under the Agreement to receive cash in lieu of FNB Stock for their shares or who properly exercise Dissenters' Rights, will become shareholders of FNB. Certain legal distinctions exist between owning FNB Stock and Home Savings Stock.

     The following is only a general summary of certain differences in the rights of holders of FNB Stock and those of holders of Home Savings Stock. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed Merger.

VOTING RIGHTS

     The holders of FNB Stock and the holders of Home Savings Stock generally possess exclusive voting rights in FNB and Home Savings, respectively. However, for three years after the HSB Conversion Effective Date, Home Savings' Amended and Restated Certificate of Incorporation eliminates voting rights with respect to those shares that are beneficially owned by any person in excess of 10% of Home Savings Stock then outstanding.

LIQUIDATION

     Upon liquidation, holders of FNB Stock are entitled ratably to participate in the distribution of any corporate assets remaining after payment of all debts and the liquidation preferences, if any, of preferred stock that may then be issued and outstanding. Holders of Home Savings Stock are entitled to receive, after payment of all debts and liabilities of Home Savings, including all deposit accounts and accrued interest thereon, after distribution of the balance in the Liquidation Account, all remaining assets of Home Savings available for distribution.

DIVIDENDS AND STOCK PURCHASES

     Holders of FNB Stock and holders of Home Savings Stock are each entitled to receive dividends as may declared by the Board of Directors of FNB and Home Savings, respectively, out of funds legally available therefor. FNB's and Home Savings' ability to pay such dividends is subject to different statutory and regulatory restrictions. See "CERTAIN REGULATORY CONSIDERATIONS." In addition, for a period of five years from the HSB Conversion Effective Date, Home Savings may not, without the approval of the Administrator, repurchase any of its capital stock.

INDEMNIFICATION

     The Bylaws of FNB provide for indemnification of its directors and officers to the fullest extent permitted by law. The North Carolina Business Corporation Act permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability. See "CAPITAL STOCK OF
FNB -- Indemnification."

CERTAIN DIFFERENCES IN PROVISIONS OF INCORPORATION DOCUMENTS AND BYLAWS

     DIRECTORS. FNB's Amended and Restated Bylaws provide that the number of directors shall be not less than nine nor more than twenty-five. The current number of directors is ten, but such number may be changed by resolution of the Board of Directors. FNB's Amended and Restated Bylaws also provide for a staggered board of directors divided into three classes, with one class of directors to be elected at each annual meeting of shareholders for a term of three years. Home Savings' Bylaws provide that the number of directors shall be not less than seven nor more than twenty. The current number of directors is eight, but such number may be changed by resolution of the Board of Directors.

     SUPERMAJORITY VOTING PROVISIONS. FNB's Articles of Incorporation require the affirmative vote of at least 75% of the outstanding shares of capital stock of FNB to approve any merger or consolidation of FNB with any other entity, the sale, lease or exchange of all or substantially all of the assets of FNB, or the dissolution of FNB.

     PREFERRED STOCK. FNB's Articles of Incorporation authorize 200,000 shares of nonvoting preferred stock. The Board of Directors of FNB may authorize the issuance of preferred stock and fix such preferences, limitations and relative rights at such times, for such purpose and for such consideration as it may deem advisable. In addition, the Board of Directors may divide and issue the preferred stock in series and may fix relative rights and preferences as between different series.

     RESTRICTION ON ACQUISITION. Home Savings' Amended and Restated Certificate of Incorporation provides that for three years after the HSB Conversion Effective Date, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Home Savings. This prohibition does not apply to, among other things, the purchase of securities by underwriters in connection with a public offering of Home Savings' securities, any employee stock benefit plan of Home Savings, or any class or series of preferred stock or other security, other than common stock, as to which, and to the extent, the Board of Directors determines this provision shall not apply.

     CERTAIN NORTH CAROLINA LEGISLATION. Home Savings is subject to the protection of the Shareholder Protection Act and the Control Share Acquisition Act. See "CAPITAL STOCK OF HOME SAVINGS -- Shareholder Protection Act -- Control Share Acquisition Act." As permitted thereby, FNB has opted out of both Acts.

                       CERTAIN REGULATORY CONSIDERATIONS

     AS FINANCIAL INSTITUTIONS, FNB, FIRST NATIONAL AND HOME SAVINGS ARE SUBJECT TO SUPERVISION, REGULATION AND EXAMINATION BY FEDERAL AND STATE REGULATORY AUTHORITIES. THE FOLLOWING DISCUSSION SETS FORTH CERTAIN OF THE MATERIAL ELEMENTS OF THE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES, NATIONAL BANKS AND NORTH CAROLINA-CHARTERED SAVINGS BANKS AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO FNB, FIRST NATIONAL AND HOME SAVINGS. TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTICULAR STATUTORY AND REGULATORY PROVISIONS. ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS MAY HAVE A MATERIAL EFFECT ON THE BUSINESS OF FNB, FIRST NATIONAL OR HOME SAVINGS.

GENERAL

     FNB is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA") and is registered as such with the Federal Reserve Board. The BHC Act generally prohibits FNB from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board, unless such approval is not required pursuant to Regulation 225.12 promulgated thereby. Because Home Savings will be merged directly into First National in the Merger, approval of the Merger by the Federal Reserve Board is not required but, pursuant to the Bank Merger Act, the Merger does require the approval of the OCC. See "THE MERGER -- Regulatory Approvals."

     As a national banking association, First National is subject to regulation and examination by the OCC and the FDIC. First National is subject to various requirements and restrictions by these agencies, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, limitations on the types of investments that may be made and the types of services that may be offered and requirements governing capital adequacy, liquidity, earnings, dividends management practices and branching. First National is also a member of the Federal Reserve System and is therefore subject to the applicable provisions of the Federal Reserve Act, which imposes restrictions on loans by subsidiary banks to a holding company and its other subsidiaries and on the use of stock or securities as collateral security for loans by subsidiary banks to any borrower.

     As a North Carolina-chartered savings bank, Home Savings derives its authority from, and is regulated by, the Administrator. The Administrator has the right to promulgate rules and regulations necessary for the supervision and regulation of state savings banks under his jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Administrator includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of incorporators, stockholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; and the regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest. North Carolina law requires that Home Savings maintain federal deposit insurance as a condition of doing business. Home Savings' deposits are insured by the SAIF and, accordingly, Home Savings is also subject to regulation and examination by the FDIC.

     Various consumer laws and regulations also affect the operations of First National and Home Savings. In addition to the impact of regulation, depository institutions and their holding companies may be significantly affected by legislation, which can change statutes affecting financial institutions in substantial and unpredictable ways, and by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

CAPITAL

     The Federal Reserve has established a minimum requirement for a bank holding company's ratio of capital to risk-weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) of 8%. At least one-half of the total capital is to be composed of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock, less certain intangibles ("Tier 1 capital"). The remainder may consist of subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance ("Tier 2 capital" and together with Tier 1 capital "total capital"). On June 30, 1997, FNB's Tier 1 and total capital ratios were 14.71% and 15.73%, respectively. Effective January 1, 1997, with mandatory compliance as of January 1, 1998, the Federal Reserve also is requiring certain bank holding companies that engage in trading activities to adjust their risk-based capital to take into consideration market risks that may result from movements in market prices of covered trading positions in trading accounts, or from foreign exchange or commodity positions, whether or not in trading accounts, including changes in interest rates, equity prices, foreign exchange rates or commodity prices. Any capital required to be maintained pursuant to these provisions may consist of new "Tier 3 capital" consisting of short-term subordinated debt. In addition, the Federal Reserve has issued a policy statement, pursuant to which a bank holding company that is determined to have weaknesses in its risk management processes or a high level of interest rate risk exposure may be required, among other things, to hold additional capital.

     The Federal Reserve Board has also established a minimum leverage ratio for bank holding companies. These requirements currently provide for a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating period. All other bank holding companies would generally be required to maintain a leverage ratio of from at least 100 to 200 basis points above the stated minimum. FNB's leverage ratio at June 30, 1997 was 9.76%. Bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the requirements indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised FNB of any specific minimum leverage ratio or tangible Tier 1 leverage ratio applicable to it.

     First National and Home Savings are subject to capital requirements adopted by the OCC and FDIC that are substantially similar to those requirements established by the Federal Reserve described above. Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership. As a North Carolina-chartered savings bank, Home Savings is also subject to regulations of the Administrator that require it to maintain capital to total assets of at least 5% with no intangible items counted towards this total.

     As of June 30, 1997, First National and Home Savings each had capital levels that qualify it as "well-capitalized" under regulations of the OCC and the FDIC. As of June 30, 1997, First National had total, Tier 1 and leverage capital ratios of 15.44%, 14.42% and 9.57%, respectively. As of June 30, 1997, Home Savings had total, Tier 1 and leverage capital ratios of 47.0%, 45.8% and 18.2%, respectively. See also "INFORMATION ABOUT HOME SAVINGS -- Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations, including a proposal to add an interest rate risk component to risk-based capital guidelines. See "INFORMATION ABOUT HOME SAVINGS -- Management's Discussion and Analysis of Financial Condition and Results of Operations."

PAYMENT OF DIVIDENDS

     FNB is a legal entity separate and distinct from its banking subsidiary, First National. FNB is not subject to any direct legal or regulatory restrictions on the payment of dividends other than the provisions of the North Carolina Corporation Act prohibiting distributions if, after giving them effect, the corporation would not be able to pay its debts as they become due in the usual course of business or if the corporation's total assets would be less than its liabilities. Because the principal source of FNB's revenues is dividends from First National, however, the ability of FNB to pay dividends to its stockholders depends to a large extent upon the amount of dividends First National may pay to FNB. The prior approval of the OCC is required for First National to pay dividends if the total of all dividends declared by First National in any calendar year will exceed the sum of its net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits First National from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debts in excess of such bank's allowance for loan losses.

     Under the foregoing dividend restrictions, as of June 30, 1997, First National, without obtaining affirmative governmental approvals, may declare to FNB in 1997 aggregate dividends of $4,361,057 plus an additional amount equal to the retained net income in 1997 up to the date of any dividend declaration. During 1996, First National declared an aggregate of $1,383,000 in dividends to FNB. See "MARKET FOR FNB STOCK AND HOME SAVINGS STOCK AND RELATED SECURITY HOLDER MATTERS."

     Home Savings is restricted for a period of five years from the effective date of its mutual to stock conversion (November 14, 1995), from declaring or paying, without the written approval of the Administrator, a cash dividend on its capital stock in an amount in excess of the greater of (i) Home Savings' net income for the most recent fiscal year or (ii) the average of Home Savings' net income after dividends for the most recent fiscal year and not more than two of the immediately preceding fiscal years. In addition, as a converted institution, Home Savings is also subject to the restriction that it will not be permitted to declare or pay a cash dividend on its capital stock if the effect thereof would be to cause the net worth of Home Savings to be reduced below (x) the minimum regulatory capital required by the Administrator or the FDIC or (y) the amount required for the Liquidation Account. During fiscal 1996, Home Savings paid to its shareholders an aggregate of $4,419,822 in dividends, all of which were approved by the Administrator. See "MARKET FOR FNB STOCK AND HOME SAVINGS STOCK AND RELATED SECURITY HOLDER MATTERS."

     In addition, FNB, First National and Home Savings are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a depository institution or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC and the FDIC have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). It follows, then, that a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.

SUPPORT OF SUBSIDIARY BANKS

     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to sell the stock of such stockholder to make good the deficiency. Under Federal Reserve Board policy, FNB is expected to act as a source of financial strength to First National and to commit resources to support First National. This support may be required at times when, absent such Federal Reserve Board policy, FNB may not find itself willing or able to provide it.

     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

FDIC INSURANCE ASSESSMENTS

     First National and Home Savings are both members of the FDIC. The FDIC administers two separate deposit insurance funds: the Savings Association Insurance Fund ("SAIF") insures the deposits of institutions the deposits of which were insured by the Federal Savings and Loan Insurance Company (the "FSLIC") prior to the enactment of the Financial Institutions Reform and Enforcement Act of 1989, as amended ("FIRREA"), and the Bank Insurance Fund ("BIF") insures the deposits of institutions the deposits of which were insured by the FDIC prior to the enactment of FIRREA.

     FDIC insurance premiums are based on an assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (i) well capitalized;
(ii) adequately capitalized; and (iii) undercapitalized. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the risk-based assessment system there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the BIF and the SAIF for the first half of 1997, as they had been during 1996, ranged from 0 basis points for an institution in the highest category (i.e., "well capitalized" and "healthy") to 27 basis points (.27% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

     Once the designated ratio for the BIF was reached during May 1995, the FDIC was authorized to reduce the minimum assessment rate below 23 basis points and to set future assessment rates at such levels that would maintain the BIF's reserve ratio at the designated level. In August 1995, the FDIC adopted final regulations reducing the assessment rates for BIF-member banks. Under the revised schedule, BIF-insured banks paid assessments ranging from 4 basis points to 31 basis points, with an average assessment rate of 4.5 basis points. At the same time, the FDIC elected to retain the pre-existing assessment rate of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund. Beginning in 1996, the FDIC reduced the deposit insurance premiums for BIF members in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size.

     On July 28, 1995 the FDIC, the Treasury Department and the OTS released statements outlining a proposed plan ("Proposed Plan") to recapitalize the SAIF, the principal feature of which was a special one-time assessment on depository institutions with SAIF-insured deposits, which special assessment was intended to recapitalize the SAIF at the desired reserve ratio of 1.25%. The Proposed Plan contemplated elimination of the disparity between the assessment rates on BIF and SAIF deposits following the recapitalization of SAIF. A variation on the Proposed Plan, the Deposit Insurance Funds Act of 1996 (the "Funds Act"), was enacted by Congress as part of omnibus budget legislation and signed into law on September 30, 1996. The Funds Act directed the FDIC to implement a special one-time assessment of approximately 65.7 basis points (0.657 percent) on a depository institution's SAIF-insured deposits held as of March 31, 1995 (or approximately 52.6 basis points on SAIF-insured deposits acquired by banks in certain qualifying transactions). Home Savings recorded a pre-tax charge against earnings for the special assessment in the quarter ended September 30, 1996 in the amount of approximately $256,000. First National recorded a pre-tax charge against earnings for the special assessment in the quarter ended September 30, 1996 in the amount of approximately $75,000.

     On December 24, 1996, in order to avoid collecting more than needed to maintain the SAIF's capitalization rate at 1.25 percent of aggregate insured deposits, the FDIC revised the SAIF assessment rate schedule, resulting in (i) a widening in the assessment rate spread among institutions in the different capital and risk assessment categories, (ii) an overall reduction of the assessment range assessable on SAIF deposits to from 0 to 27 basis points and
(iii) a special interim assessment rate range for the last quarter of 1996 of from 18 to 27 basis points on institutions subject to Financing Corporation ("FICO") assessments. Effective January 1, 1997, FICO assessments were imposed on both BIF- and SAIF- insured deposits in annual amounts presently estimated at
1.29 basis points and 6.44 basis points, respectively.

COMMUNITY REINVESTMENT

     First National and Home Savings are subject to the provisions of the Community Reinvestment Act of 1977, as amended (the "CRA") and the federal banking agencies' implementing regulations. Under the CRA, all financial institutions have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs for their entire communities, including low-and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires a depository institution's federal regulator, in connection with its examination of the institution, to assess the institution's record in assessing and meeting the credit needs of the community served by that institution, including low- and moderate-income neighborhoods. The regulatory agency's assessment of the institution's record is made available to the public. Further, such assessment is required of any institution which has applied to: (i) charter a national bank; (ii) obtain deposit insurance coverage for a newly chartered institution; (iii) establish a new branch office that will accept deposits; (iv) relocate an office; or (v) merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the records of each subsidiary depository institution of the applicant bank holding company, and such records may be the basis for denying the application. Following their most recent CRA compliance examinations, First National and Home Savings each received a "satisfactory" CRA rating.

     In April 1995, the federal banking agencies adopted revised CRA regulations in order to provide clearer guidance to depository institutions on the nature and extent of their CRA obligations and the methods by which those obligations would be assessed and enforced. Under the new CRA regulations, which went into effect on January 1, 1996, the evaluation system used to judge an institution's CRA performance consists of three tests: (a) a lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low and moderate-income areas or individuals, (b) a services test which will evaluate the provision of services that promote the availability of credit to low and moderate-income areas, and (c) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small and minority-owned business and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce the paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996.

INTERSTATE BANKING

     The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), permits adequately capitalized bank and savings institution holding companies to acquire control of banks and savings institutions in any state. North Carolina adopted nationwide reciprocal interstate acquisition legislation in 1994. Accordingly, such interstate acquisitions are subject to certain deposit-percentage limitations, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may geographically expand across state lines by branching. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. North Carolina has enacted "opt in" legislation that permits interstate branching in North Carolina on a reciprocal basis through June 1, 1997, and on an unlimited basis thereafter. The Interstate Banking Act may have the effect of increasing competition within the markets in which FNB and Home Savings operate, although the extent and timing of such increase cannot be predicted.

OTHER LEGISLATION AND GOVERNMENTAL POLICIES

     Legislative and regulatory proposals regarding changes in banking, and the regulation of banks, savings institutions, and other financial institutions are considered from time to time by the executive branch of the Federal government, Congress, and various state governments, including North Carolina. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry generally. It cannot be predicted whether any of these proposals will be adopted, and, if adopted, how these will affect FNB, First National or Home Savings.

MONETARY POLICY AND ECONOMIC CONTROLS

     FNB, First National and Home Savings are directly affected by government monetary policy and by regulatory measures affecting the financial services industry in general. Of primary importance is the Federal Reserve, whose actions directly affect the money supply and, in general, affect the lending ability of financial institutions by increasing or decreasing the cost and availability of funds to financial institutions. The Federal Reserve regulates the availability of credit in order to combat recessionary and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against bank deposits.

     Deregulation of interest rates paid by banks and savings institutions associations on deposits and the types of deposits that may be offered by such institutions have eliminated minimum balance requirements and rate ceilings on various types of time deposit accounts. The effect of these specific actions and, in general, the deregulation or deposit interest rates have made such institutions much more sensitive to fluctuations in money market rates. In view of the changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of FNB, First National or Home Savings.

                                    OPINIONS

     The validity of the issuance of the FNB Stock will be passed upon by Schell Bray Aycock Abel & Livingston P.L.L.C., Greensboro, North Carolina. Moore & Van Allen, PLLC, Raleigh, North Carolina has served as counsel to Home Savings in connection with the Merger and will pass upon certain matters on behalf of Home Savings.

     The federal income tax consequences of the Merger have been passed upon by Schell Bray Aycock Abel & Livingston P.L.L.C., Greensboro, North Carolina.

                                    EXPERTS

     The consolidated financial statements of FNB Corp. and subsidiary as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Home Savings Bank of Siler City, Inc., SSB as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996, have been included herein and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           PROPOSALS OF SHAREHOLDERS

     If the Merger is not consummated for any reason, Home Savings expects to hold its 1998 annual meeting of shareholders in March 1998. In such event, any proposal of a shareholder that is intended to be presented at the 1998 annual meeting of shareholders must be received by Home Savings at its main office in Siler City, North Carolina no later than December 1, 1997 in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with such meeting.

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                          PAGE
INTERIM FINANCIAL STATEMENTS
  Consolidated Statements of Financial Condition as of June 30, 1997 and September 30, 1996 (unaudited)................    F-2
  Consolidated Statements of Operations for the three months and nine months ended June 30, 1997 and 1996 (unaudited)..    F-3
  Consolidated Statements of Cash Flows for the nine months ended June 30, 1997, 1996 (unaudited)......................    F-4
  Notes to Consolidated Financial Statements...........................................................................    F-5

ANNUAL FINANCIAL STATEMENTS
  Reports of Independent Accountants...................................................................................    F-7
  Consolidated Statements of Financial Condition as of September 30, 1996 and 1995.....................................    F-8
  Consolidated Statements of Operations for the years ended September 30, 1996, 1995 and 1994..........................    F-9
  Consolidated Statements of Changes in Stockholders' Equity for the years ended September 30, 1996,
     1995 and 1994.....................................................................................................   F-10
  Consolidated Statements of Cash Flows for the years ended September 30, 1996, 1995 and 1994..........................   F-11
  Notes to Consolidated Financial Statements...........................................................................   F-12

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                      JUNE 30, 1997 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                                                    JUNE 30      SEPTEMBER 30
ASSETS
Cash and cash equivalents:
  Cash and due from banks......................................................................   $   638,142    $    357,901
  Interest-bearing deposits....................................................................       448,367         445,692
  Federal funds sold...........................................................................     4,450,000         975,000
       Total cash and cash equivalents.........................................................     5,536,509       1,778,593
Certificates of deposit........................................................................            --         200,000
Investment securities available for sale.......................................................     6,944,150       6,889,859
Mortgage backed securities available for sale..................................................     5,235,384       5,639,536
Investment securities held to maturity.........................................................     5,560,000       6,560,000
Loans receivable, less allowance for loan losses of $279,659...................................    30,931,979      30,034,366
Premises and equipment, net....................................................................       297,965         314,625
Federal Home Loan Bank of Atlanta stock........................................................       346,500         316,900
Interest receivable............................................................................       178,674         207,990
Deferred income taxes..........................................................................       389,969         414,800
Other assets...................................................................................        34,995         157,327
                                                                                                  $55,456,125    $ 52,513,996
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits.....................................................................................   $44,400,583    $ 41,666,943
  Other liabilities............................................................................     1,084,387       1,210,117
  ESOP note payable............................................................................       260,007         299,768
       Total liabilities.......................................................................    45,744,977      43,176,828
Stockholders' equity:
  Common stock, $1 par value; 5,000,000 shares authorized;
     922,686 shares issued and outstanding.....................................................       922,686         922,686
  Additional paid-in capital...................................................................     8,137,951       8,126,923
  Retained income substantially restricted.....................................................     1,298,721       1,108,779
  Unearned ESOP shares, 26,001 and 29,977 shares at June 30, 1997 and September 30, 1996,
     respectively..............................................................................      (260,007)       (299,768)
  Deferred stock awards........................................................................      (307,771)       (367,771)
  Unrealized loss on investment securities available for sale, net.............................       (80,432)       (153,681)
       Total stockholders' equity..............................................................     9,711,148       9,337,168
                                                                                                  $55,456,125    $ 52,513,996

    The accompanying notes are an integral part of the financial statements.

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      PERIODS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                                 JUNE 30,                   JUNE 30,
                                                                            1997         1996          1997          1996
Interest and dividend income:
  Interest on loans receivable.........................................   $ 627,404   $   610,556   $ 1,854,125   $1,887,290
  Interest on mortgage-backed securities...............................      86,757        99,174       267,737      215,024
  Interest and dividends on investment securities and
     bank deposits.....................................................     256,843       299,053       740,353      900,172
       Total interest and dividend income..............................     971,004     1,008,783     2,862,215    3,002,486
Interest expense:
  Deposits.............................................................     548,294       514,566     1,576,057    1,586,236
  ESOP note payable....................................................       5,094        12,480        15,516       33,160
       Total interest expense..........................................     553,388       527,046     1,591,573    1,619,396
       Net interest income.............................................     417,616       481,737     1,270,642    1,383,090
Other operating income:
  Loan fees and charges................................................       4,448         4,079        12,220       14,074
  Deposit fees and charges.............................................       9,661         8,505        27,938       22,798
  Other................................................................       4,754         5,053        14,873       17,464
       Total other operating income....................................      18,863        17,637        55,031       54,336
Other operating expenses:
  Compensation and employee benefits...................................     150,864        92,801       419,739      268,842
  Directors' fees......................................................      10,725        11,225        32,175       36,408
  Occupancy and equipment..............................................       9,907         8,569        31,522       28,186
  Federal deposit insurance premiums...................................       6,784        23,061        13,162       69,862
  Data processing......................................................      18,974        16,845        55,650       50,935
  Other................................................................      61,388        48,712       197,669      127,346
       Total other operating expenses..................................     258,642       201,213       749,917      581,579
  Income before income taxes...........................................     177,837       298,161       575,756      855,847
  Income tax expense...................................................      64,224       122,257       207,272      339,755
  Net income...........................................................   $ 113,613   $   175,904   $   368,484   $  516,092
  Net income per share.................................................   $    0.13   $      0.21   $      0.41   $     0.54(1)
  Weighted average shares outstanding..................................     896,686       830,509       895,709      827,629(1)

(1) Calculated from November 14, 1995, the date of Home Savings' conversion from mutual to stock form.

    The accompanying notes are an integral part of the financial statements.

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                    NINE MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                                                       1997          1996
Cash flows from operating activities:
  Net income.....................................................................................   $  368,484    $   516,092
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation................................................................................       16,660          8,441
     Provision for deferred taxes................................................................           --          7,105
     MRP and ESOP compensation...................................................................       78,001         25,224
     Net accretion and amortization of discount and premium on investment and mortgage-backed
      securities.................................................................................       (7,191)        (9,551)
     Changes in operating assets and liabilities:
       Accrued interest and dividends receivable.................................................       29,316       (150,520)
       Prepaid expenses and other assets.........................................................      133,117        203,932
       Other liabilities.........................................................................     (125,730)         4,082
          Net cash provided by operating activities..............................................      492,657        604,805
Cash flows from investing activities:
  Purchases of investment securities available for sale..........................................           --     (3,965,938)
  Purchases of investment securities held-to-maturity............................................   (1,000,000)    (4,559,375)
  Purchases of mortgage-backed securities available for sale.....................................           --     (4,651,083)
  Purchase of Federal Home Loan Bank of Atlanta stock............................................      (29,600)        (4,200)
  Maturities of investment securities -- held to maturity........................................    2,000,000             --
  Maturities of certificates of deposit..........................................................      200,000             --
  Principal payments received on mortgage-backed securities available for sale...................      477,135        338,755
  Loan originations, net of principal repayments.................................................     (897,613)            --
          Net cash provided by (used in) investing activities....................................      749,922    (12,655,885)
Cash flows from financing activities:
  Net change in deposits.........................................................................    2,733,640        282,837
  Net proceeds from issuance of stock............................................................           --      8,514,917
  Cash dividends.................................................................................     (178,542)      (164,926)
  Principal payment on ESOP note.................................................................      (39,761)       (58,767)
          Net cash provided by financing activities..............................................    2,515,337      8,574,061
Net increase (decrease) in cash and cash equivalents.............................................    3,757,916     (3,487,019)
Cash and cash equivalents, beginning of period...................................................    1,778,593      8,452,793
Cash and cash equivalents, end of period.........................................................   $5,536,509    $ 4,965,774

    The accompanying notes are an integral part of the financial statements.

            HOME SAVINGS BANK OF SILER CITY INC., SSB AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The unaudited condensed consolidated financial statements include the accounts of the Home Savings Bank of Siler City, Inc., SSB (the "Savings Bank") and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations have been made. Operating results for interim periods are not necessarily indicative of results which may be expected for a full year. The information included in this Form S-4 should be read in conjunction with the September 30, 1996 annual consolidated financial statements and notes thereto.

2. EARNINGS PER SHARE

     The Savings Bank will adopt Statement of Financial Accounting Standards
(SFAS) No. 128, Earnings Per Share, on October 1, 1998. SFAS No. 128 requires the Savings Bank to change its method of computing, presenting and disclosing earnings per share information. Upon adoption, all prior period data presented will be restated to conform to the provisions of SFAS No. 128.

     If the Savings Bank had adopted SFAS No. 128 for the period ended June 30, 1997, the following computation would have been used to arrive at basic income per common share and diluted income per common share that would have been presented on the consolidated statements of income:

                                                                                                    THREE MONTHS    NINE MONTHS
                                                                                                       ENDED           ENDED
                                                                                                      JUNE 30,       JUNE 30,
                                                                                                        1997           1997
Basic income per common share:
  Net income.....................................................................................     $  113,613     $  368,484
  Weighted average common shares outstanding.....................................................        896,686        895,709
  Basic income per common share..................................................................     $     0.13     $     0.41
Diluted income per common share:
  Net income.....................................................................................     $  113,613     $  368,484
  Weighted average shares:
     Common shares outstanding...................................................................        896,686        895,709
     Dilutive effect of stock options and MRP shares.............................................         14,343         14,691
          Total shares...........................................................................        911,029        910,400
Diluted income per common share..................................................................     $     0.12     $     0.40
Weighted average shares issued...................................................................        922,686        922,686
Weighted average unearned ESOP shares............................................................         26,000         26,977
Weighted average shares for EPS calculation......................................................        896,686        895,709

3. NEW ACCOUNTING PRONOUNCEMENTS:

     The Savings Bank will adopt Statements of Financial Accounting Standards
(SFAS) No. 129 "Disclosure of Information about Capital Structure", No. 130 "Reporting Comprehensive Income", and No. 131 "Disclosures about Segments of an Enterprise and Related Information" on October 1, 1998. The impact of adopting these statements is not expected to be material to the Savings Bank's consolidated financial statements.

            HOME SAVINGS BANK OF SILER CITY INC., SSB AND SUBSIDIARY

4. MERGER

     The Savings Bank entered into a definitive agreement to merge with FNB Corp. on June 3, 1997. The proposed merger is expected to be presented for shareholder approval in the first fiscal quarter of 1998. If approved by the shareholders, management expects the merger to be completed in the second fiscal quarter of 1998.

     Under the provisions of this agreement, shareholders can elect to receive FNB Corp. common stock, cash, or a combination of stock and cash for their shares of the Savings Bank's common stock. The agreed upon value of the Savings Bank's common stock per the agreement is $15.50 per share.

5. STOCK OPTIONS

     On June 2, 1997 the Board of Directors voted to grant FNB Corp. an option to purchase an aggregate of 183,615 shares of the Savings Bank's common stock. The option price was set at $12.50, the fair market value of the shares as established by the Board of Directors. The number of shares subject to the option is subject to adjustment so that the number of shares for which the option may be exercised will not exceed 19.9% of the Savings Bank's issued and outstanding shares. The option can only be exercised when a purchase event as defined in the option agreement occurs. The option has a maximum term of three years, however the agreement has provisions for earlier termination in certain circumstances. The option was not exercised or exercisable during the three months ended June 30, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

THE BOARD OF DIRECTORS
HOME SAVINGS BANK OF SILER CITY, INC., SSB
Siler City, North Carolina

     We have audited the accompanying consolidated statements of financial condition of Home Savings Bank of Siler City, Inc., SSB and Subsidiary as of September 30, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Savings Bank of Siler City, Inc., SSB and Subsidiary as of September 30, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

                                         COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
November 4, 1996,
except for Note 14,
as to which the date
is June 3, 1997

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                          SEPTEMBER 30, 1996 AND 1995

                                                                                                     1996           1995
ASSETS
Cash and cash equivalents:
  Cash and due from banks......................................................................   $   357,901    $   714,186
  Interest-bearing deposits....................................................................       445,692      5,988,607
  Federal funds sold...........................................................................       975,000      1,750,000
       Total cash and cash equivalents.........................................................     1,778,593      8,452,793
Certificates of deposit........................................................................       200,000        200,000
Investment securities -- available for sale....................................................     6,889,859             --
Mortgage backed securities -- available for sale...............................................     5,639,536             --
Investment securities held-to-maturity, estimated market value of $6,443,000 in 1996 and
  $6,000,000 in 1995...........................................................................     6,560,000      5,997,201
Mortgage-backed securities held-to-maturity, estimated market value of $1,743,000 in 1995......            --      1,719,224
Loans receivable, less of allowance for loan losses of $279,659 in 1996 and 1995...............    30,034,366     30,073,860
Premises and equipment, net....................................................................       314,625        320,257
Federal Home Loan Bank of Atlanta stock, at cost which approximates market.....................       316,900        312,700
Deferred income taxes..........................................................................       414,800        362,100
Accrued interest and dividends receivable......................................................       207,990         93,694
Prepaid expenses and other assets..............................................................       157,327        252,936
                                                                                                  $52,513,996    $47,784,765
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits.....................................................................................   $41,666,943    $41,369,422
  Accrued interest payable.....................................................................       100,588        139,503
  Other liabilities............................................................................     1,109,529        867,267
  ESOP note payable............................................................................       299,768             --
       Total liabilities.......................................................................    43,176,828     42,376,192
Commitments (Note 12)
Stockholders' equity:
  Common stock, $1 par value, 5,000,000 shares authorized, 922,686 shares issued and
     outstanding...............................................................................       922,686             --
  Additional paid-in capital...................................................................     8,126,923             --
  Retained income, substantially restricted....................................................     1,108,779      5,408,573
  Unearned ESOP shares, 29,977 shares..........................................................      (299,768)            --
  Deferred stock awards........................................................................      (367,771)            --
  Unrealized loss on available for sale securities, net of taxes...............................      (153,681)            --
       Total stockholders' equity..............................................................     9,337,168      5,408,573
                                                                                                  $52,513,996    $47,784,765

   The accompanying notes are an integral part of the consolidated financial statements.

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                                                          1996          1995          1994
Interest and dividend income:
  Loans receivable..................................................................   $2,491,791    $2,540,552    $2,505,625
  Investment securities and bank deposits...........................................    1,189,629       712,687       443,664
  Mortgage-backed securities........................................................      310,088       133,019        84,547
       Total interest and dividend income...........................................    3,991,508     3,386,258     3,033,836
Interest expense:
  Deposits..........................................................................    2,102,145     1,896,921     1,545,838
  ESOP note.........................................................................       46,490            --            --
       Total interest expense.......................................................    2,148,635     1,896,921     1,545,838
       Net interest income..........................................................    1,842,873     1,489,337     1,487,998
Provision for loan losses...........................................................           --            --            --
       Net interest income after provision for loan losses..........................    1,842,873     1,489,337     1,487,998
Other operating income:
  Loan fees and charges.............................................................       18,560        12,972        15,884
  Deposit fees and charges..........................................................       32,342        24,727        26,650
  Other.............................................................................       26,675        22,268        29,812
       Total other operating income.................................................       77,577        59,967        72,346
Other operating expenses:
  Compensation and employee benefits................................................      330,930       314,583       303,966
  Compensation expense on ESOP shares...............................................      584,223            --            --
  Directors' fees...................................................................       42,883        54,030        52,504
  Directors' retirement plan........................................................           --            --       780,000
  Conversion/acquisition expenses...................................................           --         2,041       111,319
  Occupancy and equipment...........................................................       36,239        43,301        53,189
  Federal deposit insurance premiums................................................      349,219        87,283        87,305
  (Income) loss from sales and operations of foreclosed assets, net.................           --       (25,032)      149,108
  Data processing...................................................................       67,577        67,260        66,484
  Other.............................................................................      183,527       139,170       129,907
       Total other operating expenses...............................................    1,594,598       682,636     1,733,782
Income (loss) before income taxes and cumulative effect of a change in accounting
  for income taxes in accounting for income taxes...................................      325,852       866,668      (173,438)
Income tax expense (benefit)........................................................      205,824       312,786       (72,050)
Income (loss) before cumulative effect of a change in accounting for income taxes...      120,028       553,882      (101,388)
Cumulative effect of a change in accounting for income taxes........................           --            --        80,973
Net income (loss)...................................................................   $  120,028    $  553,882    $  (20,415)
Net income per common share (1).....................................................   $     0.07(1)
Weighted average shares outstanding (1).............................................      838,257

(1) Calculated from date of conversion, see Note 2.

   The accompanying notes are an integral part of the consolidated financial statements.

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                                                                             UNREALIZED
                                                                    RETAINED                                  LOSS ON
                                                    ADDITIONAL      INCOME --      UNEARNED     DEFERRED     AVAILABLE
                                         COMMON      PAID-IN      SUBSTANTIALLY      ESOP         STOCK       FOR SALE
                                         STOCK       CAPITAL       RESTRICTED       SHARES       AWARDS      SECURITIES
Balance September 30, 1993...........   $     --    $       --     $ 4,875,106     $      --    $      --    $      --
Net loss for year ended
  September 30, 1994.................         --            --         (20,415)           --           --           --
Balance September 30, 1994...........         --            --       4,854,691            --           --           --
Net income for year ended
  September 30, 1995.................         --            --         553,882            --           --           --
Balance September 30, 1995...........         --            --       5,408,573            --           --           --
Issuance of shares of common stock...    896,339     7,618,578              --      (717,070)          --           --
Net income for the year ended
  September 30, 1996.................         --            --         120,028            --           --           --
Change in unrealized loss on
  available for sale securities, net
  of taxes...........................         --            --              --            --           --     (153,681 )
Cash dividends paid ($5.20 per
  share).............................         --            --      (4,419,822)           --           --           --
Release of ESOP shares...............         --       166,921              --       417,302           --           --
Issuance of deferred stock awards....     26,347       355,685              --            --     (382,032)          --
Change in market value of deferred
  stock awards.......................         --       (14,261)             --            --       14,261           --
Balance September 30, 1996...........   $922,686    $8,126,923     $ 1,108,779     $(299,768)   $(367,771)   $(153,681 )

                                          TOTAL
Balance September 30, 1993...........  $ 4,875,106
Net loss for year ended
  September 30, 1994.................      (20,415)
Balance September 30, 1994...........    4,854,691
Net income for year ended
  September 30, 1995.................      553,882
Balance September 30, 1995...........    5,408,573
Issuance of shares of common stock...    7,797,847
Net income for the year ended
  September 30, 1996.................      120,028
Change in unrealized loss on
  available for sale securities, net
  of taxes...........................     (153,681)
Cash dividends paid ($5.20 per
  share).............................   (4,419,822)
Release of ESOP shares...............      584,223
Issuance of deferred stock awards....           --
Change in market value of deferred
  stock awards.......................           --
Balance September 30, 1996...........  $ 9,337,168

   The accompanying notes are an integral part of these financial statements.

           HOME SAVINGS BANK OF SILER CITY, INC., SSB AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                                                            1996           1995           1994
Cash flows from operating activities:
  Net income (loss)..................................................................   $    120,028    $   553,882    $  (20,415)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Cumulative effect of a change in accounting for income taxes.....................             --             --       (80,973)
    Depreciation.....................................................................         15,816         22,726        32,001
    ESOP compensation................................................................        584,223             --            --
    Net accretion and amortization of discount and premium on investment and
     mortgage-backed securities......................................................        (10,659)        (1,836)          449
    Net (gain) loss on sale and write-down of foreclosed assets......................             --        (25,359)      145,036
    Deferred income tax provision (benefit)..........................................         45,600         34,100      (370,050)
    Stock dividends received from Federal Home Loan Bank of Atlanta..................             --             --        (5,500)
    Changes in operating assets and liabilities:
      Accrued interest and dividends receivable......................................       (114,296)       (62,319)       (5,979)
      Prepaid expenses and other assets..............................................         89,905       (206,590)        5,638
      Accrued interest payable.......................................................        (38,915)        81,278           957
      Income taxes currently payable.................................................             --         (4,884)     (158,907)
      Other liabilities..............................................................        247,966          6,726       780,030
         Net cash provided by operating activities...................................        939,668        397,724       322,287
Cash flows from investing activities:
  Purchase of Federal Home Loan Bank of Atlanta stock................................         (4,200)            --        (5,400)
  Redemption of Federal Home Loan Bank of Atlanta stock..............................             --        130,700            --
  Maturity of certificate of deposit.................................................        100,000        100,000       100,000
  Purchase of certificate of deposit.................................................       (100,000)      (100,000)     (100,000)
  Maturities of investment securities available-for-sale.............................      2,000,000             --            --
  Purchases of investment securities available-for-sale..............................     (2,966,035)            --            --
  Maturities of investment securities held-to-maturity...............................             --             --        10,000
  Purchases of investment securities held-to-maturity................................     (6,559,375)    (4,996,718)     (998,655)
  Purchases of mortgage-backed securities available-for-sale.........................     (3,577,281)            --            --
  Purchases of mortgage-backed securities held-to-maturity...........................     (1,105,590)            --      (986,212)
  Principal payments received on mortgage-backed securities available for sale.......        548,276             --            --
  Principal payments received on mortgage-backed securities held-to-maturity.........         45,713        168,331       157,502
  Loan originations, net of principal repayments.....................................         39,494       (421,041)    1,982,443
  Proceeds from sale of foreclosed assets............................................             --        131,969         8,896
  Purchases of equipment.............................................................        (10,184)            --            --
         Net cash provided by (used in) investing activities.........................    (11,589,182)    (4,986,759)      168,574
Cash flows from financing activities:
  Net change in deposits.............................................................        297,521      3,158,274      (434,864)
  Net proceeds from issuance of stock................................................      8,514,917             --            --
  Cash dividends paid................................................................     (4,419,822)            --            --
  Principal payments on ESOP note....................................................       (417,302)            --            --
         Net cash provided by (used in) financing activities.........................      3,975,314      3,158,274      (434,864)
Net increase (decrease) in cash and cash equivalents.................................     (6,674,200)    (1,430,761)       55,997
Cash and cash equivalents, beginning of year.........................................      8,452,793      9,883,554     9,827,557
Cash and cash equivalents, end of year...............................................   $  1,778,593    $ 8,452,793    $9,883,554
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest.........................................................................   $  2,187,550    $ 1,815,643    $1,656,614
    Income taxes.....................................................................        245,821        312,894       456,871
Supplemental schedule of noncash investing and financing:
  Funding of MRP plan................................................................        367,771             --            --
  Transfer of securities to available for sale:
    Investment securities............................................................      2,779,233             --            --
    Mortgage-backed securities.......................................................      6,000,000             --            --
  Issuance of deferred stock awards..................................................        382,032             --            --

   The accompanying notes are an integral part of the consolidated financial statements.

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     Home Savings Bank of Siler City, Inc., SSB (the "Savings Bank") operates one office in central North Carolina. The Savings Bank's principal business activity is to accept deposits from the general public and to make conventional first mortgage loans for the purchase of real estate or for the refinancing of loans secured by real estate. These loans, and the securities portfolio, are the Savings Bank's primary source of revenue. Substantially all of the Savings Bank's lending activity is with customers located in Chatham, Randolph, Guilford and Orange counties in central North Carolina.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at September 30, 1996 and 1995 and the reported amounts of revenues and expenses during the years ended September 30, 1996, 1995 and 1994. Actual results could differ from those estimates.

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Savings Bank and its wholly-owned subsidiary, Home S&L Service Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include demand and time deposits (with original maturities of ninety days or less) at other institutions and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

  INVESTMENT AND MORTGAGE-BACKED SECURITIES

     Investments in certain securities are classified into three categories and accounted for as follows: (1) debt securities that the entity has the positive intent and the ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity.

     Premium and discounts on debt securities are recognized in interest income on the level interest yield method over the period to maturity.

     On December 31, 1995, the Savings Bank transferred mortgage-backed and investment securities with a carrying value of $2,779,233 and $6,000,000 and a market value of $2,830,781 and $6,051,720, respectively, from the held-to-maturity category to the available-for-sale category under a one time amnesty provision from SFAS No. 115. The carrying values of these securities were adjusted to market upon transfer. The related unrealized gain of $103,268 was included in the total unrealized gain/(loss) (net of tax effect) presented as a separate component of equity in the financial statements.

  LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

     Loans receivable are stated at the amount of unpaid principal, reduced by an allowance for loan losses and net deferred loan origination fees. Interest is calculated by using the simple interest method on daily balances of the principal amount outstanding. Deferred loan fees and costs are amortized to interest income over the contractual life of the loan using the interest method.

     The Savings Bank adopted Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114), as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure" (SFAS No. 118), on October 1, 1995. Under the new standards, a loan is considered impaired, based on current information and events, if it is probable that the Savings Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- Continued
loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS No. 114 and SFAS No. 118 did not result in any additional provision for credit losses.

     The Savings Bank uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc. At September 30, 1996 and during the year then ended, there were no loans material to the consolidated financial statements that were considered impaired.

     The allowance for loan losses is established through a provision for loan losses charged to expense to reduce the recorded balance of loans to their estimated net realizable value or fair value, as applicable. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on the evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature, quality and volume of the loan portfolio, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay. Accrual of interest is discontinued on loans (1) which are past due 90 days or more if collateral is inadequate to cover principal and interest, or (2) immediately if management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection is doubtful.

  PREMISES AND EQUIPMENT

     Premises and equipment are carried at cost less accumulated depreciation. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets. Useful lives range from 10 to 30 years for buildings and 5 to 10 years for furniture and equipment. Repairs and maintenance are charged to expense as incurred.

  FORECLOSED ASSETS

     Assets acquired as a result of foreclosure are valued at the lower of the recorded investment in the loan or fair value less estimated costs to sell. The recorded investment is the sum of the outstanding principal loan balance and foreclosure costs associated with the loan. Any excess of the recorded investment over the fair value of the property received is charged to the allowance for loan losses. Valuations are periodically performed by management and any subsequent write-downs due to the carrying value of a property exceeding its estimated fair value are recorded as a valuation allowance with a corresponding charge to other operating expenses.

     Activity in the valuation allowance consisted of write-downs of $145,036 during the year ended September 30, 1994. The valuation allowance was eliminated during the year ended September 30, 1995 due to sales of all foreclosed assets.

  INCOME TAXES

     Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. This policy is in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
109), adopted on October 1, 1994, whose cumulative effect was to increase net income for the year ended September 30, 1994 by $80,973.

  NET INCOME PER COMMON SHARE

     Net income per common share is computed on the basis of weighted average number of shares of common stock outstanding, excluding unallocated ESOP shares. Common stock equivalents are not included in the computation of weighted

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- Continued
average shares since the effect is not material. Net income per common share for 1996 of $.07 is calculated by dividing net income for the period November 14, 1995 to September 30, 1996, $61,142, by the number of weighted average shares of common stock outstanding.

2. CONVERSION TO STOCK SAVINGS BANK

     On November 14, 1995, the Savings Bank converted from a North Carolina-chartered mutual savings bank to a North Carolina-chartered capital stock savings bank. In connection with the conversion the Savings Bank issued 896,339 shares of common stock, including 71,707 issued to the Employee Stock Ownership Plan ("ESOP"), for $10 per share. The sale of common stock generated proceeds of $8,514,917, net of conversion costs of $451,473.

     At the time of the conversion, the Savings Bank established a liquidation account in an amount equal to the Savings Bank's net worth, or approximately $5,467,000, for the benefit of eligible account holders at that time. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their eligible deposits, shall cease upon the closing of the accounts, and shall never be increased. In the event of the liquidation of the Savings Bank, all remaining eligible deposit account holders shall be entitled, after all payments to creditors, to a distribution from the liquidation account before any distribution to stockholders. Dividends paid by the Savings Bank cannot be paid from the liquidation account.

     The Savings Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if its regulatory capital would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by federal and state regulations.

3. INVESTMENT AND MORTGAGE-BACKED SECURITIES

     A summary of investment and mortgage-backed securities at September 30, 1996 and 1995 is as follows:

                                                                                            GROSS         GROSS       ESTIMATED
                                                                            AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                                               COST         GAINS         LOSSES        VALUE
1996:
Held-to-maturity:
  U.S. Treasury notes:
     Due within one year.................................................   $1,000,000     $  1,400      $      --    $1,001,400
  Federal Home Loan Bank bonds:
     Due after one through five years....................................    3,560,000           --         72,900     3,487,100
     Due after ten years.................................................    2,000,000           --         45,500     1,954,500
                                                                             5,560,000           --        118,400     5,441,600
                                                                            $6,560,000     $  1,400      $ 118,400    $6,443,000
Available for sale:
  U.S. Treasury notes:
     Due after one through five years....................................   $1,974,468     $     --      $  10,562    $1,963,906

  Federal Home Loan Bank bonds:
     Due after one through five years....................................    5,000,000           --         74,047     4,925,953
                                                                            $6,974,468     $     --      $  84,609    $6,889,859
  Mortgage-backed securities:
     GNMA Certificates...................................................   $  804,066     $ 11,946      $      --    $  816,012
     FNMA Certificates...................................................    1,508,022           --         39,867     1,468,155
     FHLMC Certificates..................................................    3,494,820           --        139,451     3,355,369
                                                                            $5,806,908     $ 11,946      $ 179,318    $5,639,536

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

                                                                                            GROSS         GROSS       ESTIMATED
                                                                            AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                                               COST         GAINS         LOSSES        VALUE
1995:
Held-to-maturity:
  U.S. Treasury notes:
     Due within one year.................................................   $  998,716     $  4,284      $     --     $1,003,000
     Due after one through five years....................................      999,423       11,577            --      1,011,000
                                                                             1,998,139       15,861            --      2,014,000
  Federal Home Loan Bank bonds:
     Due after one through five years....................................    2,999,687           --        19,687      2,980,000
     Due after ten years.................................................      999,375        6,625            --      1,006,000
                                                                             3,999,062        6,625        19,687      3,986,000
                                                                            $5,997,201     $ 22,486      $ 19,687     $6,000,000
  Mortgage-backed securities:
     GNMA Certificates...................................................   $1,010,243     $ 24,757      $     --     $1,035,000
     FNMA Certificates...................................................      708,981           --           981        708,000
                                                                            $1,719,224     $ 24,757      $    981     $1,743,000

     Expected maturities for mortgage-backed securities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

4. LOANS RECEIVABLE

     Loans receivable at September 30, 1996 and 1995 consists of the following:

                                                                                                     1996           1995
Real estate loans:
  Residential owner occupied...................................................................   $24,976,725    $23,822,950
  Residential non-owner occupied...............................................................     3,800,546      4,350,617
  Commercial...................................................................................       711,727      1,911,979
  Construction loans...........................................................................     1,230,332        531,681
Loans collateralized by deposits...............................................................       382,982        341,136
                                                                                                   31,102,312     30,958,363
Less:
  Undisbursed portion of construction loans....................................................      (591,877)      (425,186)
  Net deferred loan origination fees...........................................................      (196,410)      (179,658)
  Allowance for loan losses....................................................................      (279,659)      (279,659)
Loans receivable, net..........................................................................   $30,034,366    $30,073,860

     The Savings Bank originates both adjustable and fixed interest rate loans. The composition of these loans at September 30, 1996 and 1995 is as follows (in thousands):

TERM TO MATURITY OR                                                                        FIXED RATE        ADJUSTABLE RATE
RATE ADJUSTMENT                                                                         1996       1995       1996      1995
1 month-1 year......................................................................   $    14    $    24    $6,768    $7,509
1 year-5 years......................................................................       832        894        --       428
More than 5 years...................................................................    23,488     21,629        --       474
                                                                                       $24,334    $22,547    $6,768    $8,411

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

     The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the current market rate at the date of adjustment. Future market factors may affect the correlation of the interest rate adjustment with the rates the Savings Bank pays on the short-term deposits that have been primarily utilized to fund these loans.

     The allowance for loan losses has remained unchanged during the years ended September 30, 1996, 1995 and 1994 with no charge-offs or provisions.

     The following is a summary of nonperforming assets at September 30, 1996 and 1995 (in thousands):

                                                                                         1996    1995
Loans 90 days past due and still accruing interest....................................   $525    $661
Nonaccrual loans......................................................................     45      --
                                                                                         $570    $661

5. PREMISES AND EQUIPMENT

     Premises and equipment at September 30, 1996 and 1995 are summarized as follows:

                                                                                     1996         1995
Land............................................................................   $  44,000    $  44,000
Building and improvements.......................................................     368,605      368,604
Furniture, fixtures and equipment...............................................     244,115      233,931
                                                                                     656,720      646,535
Less accumulated depreciation...................................................    (342,095)    (326,278)
                                                                                   $ 314,625    $ 320,257

6. DEPOSITS

     A summary of deposits at September 30, 1996 and 1995 follows (in thousands):

                                                                                            1996                   1995
                                                                                     WEIGHTED               WEIGHTED
                                                                                     AVERAGE                AVERAGE
                                                                                       RATE      BALANCE      RATE      BALANCE
NOW and money market accounts
  (includes noninterest-bearing
  deposits of $85 and $77 at
  September 30, 1996 and 1995,
  respectively)...................................................................     3.65%     $ 8,618       3.73%    $ 7,873

Passbook savings..................................................................     3.04        3,165       3.00       3,130

Certificates of deposit:
  3 months........................................................................     5.37        7,658       5.03         799
  4 months........................................................................     5.27        3,179       5.27         594
  6 months........................................................................     5.11        4,382       5.68       4,878
  9 months........................................................................      5.2        4,187       6.76       2,297
  12 months.......................................................................     5.28        3,571       6.02       8,769
  18 months.......................................................................     6.08        3,994       5.78       5,011
  36 months.......................................................................     6.07        2,913       5.89       8,008
  48 months and over..............................................................       --           --          8          10
  Total certificates of deposit...................................................     5.45       29,884        5.9      30,366
Total deposits....................................................................     4.89%     $41,667       5.27%    $41,369

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

     The aggregate amount of certificates of deposit $100,000 or greater at September 30, 1996 by scheduled maturities follows:

3 months or less............................................................................   $  545,084
Less than 3 months through 6 months.........................................................           --
Less than 6 months through 12 months........................................................    1,007,372
In excess of 12 months......................................................................      416,343
                                                                                               $1,968,799

     Interest on deposits for the years ended September 30, 1996, 1995 and 1994 consists of the following:

                                                                                          1996          1995          1994
NOW and money market accounts.......................................................   $  298,213    $  313,080    $  242,006
Passbook savings....................................................................      104,600        97,056       104,797
Certificates of deposit.............................................................    1,699,332     1,486,785     1,199,035
                                                                                       $2,102,145    $1,896,921    $1,545,838

7. REGULATORY CAPITAL REQUIREMENTS

     The Savings Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and rati os, as set forth in the table below. Management believes, as of September 30, 1996, that the Savings Bank meets all capital adequacy requirements to which it is subject.

     As of September 30, 1996, the most recent notification from the FDIC categorized the Savings Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Savings Bank must maintain minimum amounts and ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Savings Bank's category.

     The Savings Bank's actual capital amounts and ratios are also presented in the table below (dollars in thousands).

                                                                                                                     TO BE WELL
                                                                                                                     CAPITALIZED
                                                                                                                    UNDER PROMPT
                                                                                                  FOR CAPITAL        CORRECTIVE
                                                                                                   ADEQUACY            ACTION
                                                                                 ACTUAL            PURPOSES          PROVISIONS
                                                                             AMOUNT    RATIO    AMOUNT    RATIO    AMOUNT    RATIO
AS OF SEPTEMBER 30, 1996:
Total Capital (to Risk Weighted Assets)...................................   $9,771    49.2 %   $1,589     8.0%    $1,987    10.0 %
Tier I Capital (to Risk Weighted Assets)..................................   9,491     47.8       795      4.0     1,192      6.0
Tier I Capital (to Average Assets)........................................   9,491     17.3     2,189      4.0     2,736      5.0
Total Tangible Capital (to Total Tangible Assets).........................   9,491     17.8     2,626      5.0     2,626      5.0

AS OF SEPTEMBER 30, 1995:
Total Capital (to Risk Weighted Assets)...................................   $5,688    28.6 %   $1,453     8.0%    $1,816    10.0 %
Tier I Capital (to Risk Weighted Assets)..................................   5,408     29.8       726      4.0     1,090      6.0
Tier I Capital (to Average Assets)........................................   5,408     11.9     1,812      4.0     2,264      5.0
Total Tangible Capital (to Total Tangible Assets).........................   5,408     11.3     2,389      5.0     2,389      5.0

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

     On September 30, 1996, Congress passed into law a recapitalization plan for the Savings Association Insurance Fund (the "SAIF"), the insurance fund covering deposits of savings institutions. The approved plan provided for a special assessment of 0.66% on certain deposits as of March 31, 1995. The Savings Bank's assessment amounted to approximately $256,000 and is included in Federal deposit insurance premiums in the statement of operations for the year ended September 30, 1996. Future deposit insurance premiums are expected to decrease to approximately .06% from the .23% of deposits currently paid by the Savings Bank.

8. INCOME TAXES

     Income taxes charged (credited) to operations for the years ended September 30, 1996, 1995 and 1994 consist of the following components:

                                                                                              1996        1995        1994
Current:
  Federal................................................................................   $154,824    $252,366    $253,000
  State..................................................................................      5,400      26,320      45,000
                                                                                             160,224     278,686     298,000
Deferred:
  Federal................................................................................     35,800      26,900    (304,550)
  State..................................................................................      9,800       7,200     (65,500)
                                                                                              45,600      34,100    (370,050)
                                                                                            $205,824    $312,786    $(72,050)

     The components of the net deferred income tax asset at September 30, 1996 and 1995 are as follows:

                                                                                                           1996        1995
Deferred income tax assets:
  Deferred compensation...............................................................................   $311,100    $306,000
  Deferred loan origination fees and costs............................................................     73,000      66,500
  Bad debt reserve....................................................................................     31,700      86,700
  Conversion/acquisition expenses.....................................................................      1,400       1,400
  Unrealized securities losses........................................................................     98,300          --
                                                                                                          515,500     460,600
Deferred income tax liabilities:
  Depreciation........................................................................................    (49,200)    (47,000)
  FHLB stock dividends................................................................................    (51,500)    (51,500)
                                                                                                          100,700     (98,500)
Net deferred income tax asset.........................................................................   $414,800    $362,100

     A reconciliation of income taxes computed at the statutory federal income tax rate (34%) to the income tax expense (benefit) for the years ended September 30, 1996, 1995 and 1994 follows:

                                                                                              1996        1995        1994
Income tax expense (benefit) at the statutory federal rate...............................   $110,790    $294,667    $(58,969)
Increases (decreases) resulting from:
  State tax expense (benefit) net of federal income tax benefit..........................      9,986      17,349     (13,530)
  Effect of difference between average fair value and cost of released ESOP shares.......     56,187          --          --
  Other..................................................................................     28,861         770         449
                                                                                            $205,824    $312,786    $(72,050)

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

     Retained income at September 30, 1996, includes approximately $1,550,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for income tax purposes only. Reductions of the amount so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate.

9. PENSION AND RETIREMENT PLANS

     The Savings Bank has a noncontributory defined benefit pension plan covering substantially all its employees. The Savings Bank's policy is to fund current normal pension costs.

     Net periodic pension cost for the years ended September 30, 1996, 1995 and 1994 included the following components:

                                                                                                 1996       1995       1994
Service cost for benefits earned............................................................   $ 38,953    $21,743    $19,478
Interest cost on projected benefit obligation...............................................      9,196     12,188     10,549
Actual return on plan assets................................................................    (15,163)    (8,734)    (6,297)
Net amortization and deferral...............................................................      7,703      6,697      5,367
                                                                                               $ 40,689    $31,894    $29,097

     The following schedule sets forth the plan's funded status at September 30, 1996 and 1995:

                                                                                                          1996         1995
Vested benefit obligation............................................................................   $ 105,343    $ 79,802
Accumulated benefit obligation.......................................................................   $ 106,170    $ 82,795
Projected benefit obligation.........................................................................   $ 179,505    $207,931
Plan assets at fair value............................................................................    (122,275)    (95,415)
Projected benefit obligation in excess of plan assets................................................      57,230     112,516
Unrecognized net obligation..........................................................................     (17,367)    (18,311)
Unrecognized prior service cost......................................................................      30,539     (31,326)
Unrecognized net loss................................................................................     (43,777)    (36,878)
Accrued pension liability recognized in other liabilities............................................   $  26,625    $ 26,001

     The assumed discount rate used in the determination of the actuarial present value of accumulated plan benefits was 7% at September 30, 1996 and 1995. The assumed long-term rate of return on plan assets was 7%, and the assumed rate of compensation increase was 6%, for the years ended September 30, 1996 and 1995.

     The plan was amended on April 28, 1995 to reflect a change in the benefit calculation. The result of this amendment was to decrease the projected benefit obligation and increase the unrecognized prior service cost by approximately $64,000.

     The Savings Bank's 401(k) plan was terminated on October 12, 1995, at which time the balance in each participant's account was paid in full.

     Total pension plan expense charged to operations for the years ended September 30, 1996, 1995 and 1994 was $44,177, $42,464 and $41,558,
respectively.

     Effective January 12, 1994, the Savings Bank adopted a Director's Retirement Plan ("DRP") to provide retirement benefits of $1,000 per month for a period of ten years to members of the Board of Directors upon each director's retirement. All directors are immediately vested under the DRP. Persons reelected or appointed to the Board subsequent to the effective date shall have no rights under the DRP. The Savings Bank recorded an expense of $780,000 to accrue benefits payable under the DRP.

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

10. EMPLOYEE STOCK OWNERSHIP PLAN

     On November 15, 1995 the Savings Bank established an Employee Stock Ownership Plan ("ESOP"), under which the Savings Bank makes annual contributions to a trust for the benefit of eligible employees. To be eligible, an employee must be 18 years of age and have completed 1,000 or more hours of service during the consecutive twelve month period following employment commencement. The contributions may be in the form of cash or common shares of the Savings Bank. Allocations to participants' accounts occur annually on September 30 (the plan valuation date). Shares are committed to be released for financial statement purposes when the Savings Bank makes scheduled payments on the ESOP note payable and will be allocated to employees for services rendered in the current accounting period. Employees vest in their allocated ESOP shares over six years. The number of shares legally released and allocated is based on the ratio of the actual principal payment amounts to the remaining principal balance for the ESOP note payable. As required by current regulations, the ESOP includes a provision allowing participants to require that allocated shares be distributed in cash upon withdrawal. The amount of the annual contribution is at the discretion of the Board of Directors of the Savings Bank, but must be sufficient to enable the trust to pay principal and interest on the related ESOP note payable. Additionally, the contribution is limited by Federal tax regulations.

     Initially, the ESOP acquired 71,707 shares of the Savings Bank's common stock financed by $717,070 in borrowings by the ESOP. At September 30, 1996 approximately 41,730 shares have been allocated to participants' accounts and 29,977 shares, with an estimated market value of $389,701, remain unallocated. All allocated shares are considered outstanding for earning per share purposes, while the unallocated shares are not included in the calculation.

     The principal balance of the ESOP loan was $299,768 at September 30, 1996. The Savings Bank is using the dividends declared on shares held by the ESOP to reduce the outstanding debt. Dividends on allocated shares are treated as a reduction of retained earnings. Dividends on unallocated shares are treated only as debt service, and there is no reduction of retained earnings. Compensation expense related to the plan is based on the difference between fair market value and the cost to the Plan on the date shares are committed to be released. The financial statements for the years ended September 30, 1996 include compensation expense of $584,223, and interest expense of $43,686 related to the ESOP.

     The Savings Bank guarantees the repayment of the ESOP debt to the outside lender and, accordingly, has recorded the debt on its balance sheet with a corresponding contra-equity account.

     Future minimum principal payments related to the ESOP obligation are as follows:

YEAR ENDED SEPTEMBER 30,
1997..........................................................................................   $ 62,500
1998..........................................................................................     62,500
1999..........................................................................................     62,500
2000..........................................................................................     62,500
2001..........................................................................................     62,500
Thereafter....................................................................................     67,500
                                                                                                  380,000
Less amounts representing interest at 7.5%....................................................    (80,232)
                                                                                                 $299,768

11. STOCK OPTION AND AWARD PLANS

  MANAGEMENT RECOGNITION PLAN (MRP)

     The Savings Bank adopted the MRP Plan on July 17, 1996 and committed to provide funding to the MRP Plan to purchase 35,854 shares of common stock. On July 17, 1996, 26,347 shares, with a market value of $382,032, were issued to the MRP Plan and awarded to certain officers and employees as restricted stock which will vest 20% per year over the five year period ending July 17, 2001. The remaining 9,507 shares may be purchased and awarded at the discretion of the Board of Directors to participants in the future by Trustees of the MRP Plan. The plan contains provisions providing for forfeiture of unvested shares in the event of termination of employment, and vesting in the event of death or disability.

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

     The shares issued to the MRP plan have been recorded as outstanding shares, and the unvested portion has been recorded as unearned compensation through a contra equity account. The contra equity account is adjusted for the appreciation (depreciation) in the fair market value of the unawarded shares.

  INCENTIVE AND NON-STATUTORY STOCK OPTION PLANS

     On July 17, 1996, the shareholders of the Savings Bank approved the Incentive and Non-Statutory Stock Option Plans ("ISO" and "NSSO"). The number of shares authorized and awarded by the ISO and NSSO are 22,408 and 26,887, respectively. The options were granted on September 12, 1996. On that date the exercise price was set at $11.50, the fair market value of the shares as established by the Board of Directors. The options for both plans become exercisable at 20% per year over the five year period following the grant date. The option term is ten years from the grant date. No options were vested or exercised for either plan during the year ended September 30, 1996.

     On October 1, 1996, the Savings Bank adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." The impact of adopting this statement is not expected to be material to the Savings Bank's consolidated financial statements.

12. COMMITMENTS

     The Savings Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of the unfunded portion of construction loans. All construction loans are subject to the Savings Bank's underwriting criteria and are secured by first deeds of trust, however these instruments involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

     The Savings Bank's risk of loss in the event of nonperformance by the other party to the unfunded loan is represented by the contractual amount of these instruments. The Savings Bank uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held includes a first mortgage on the underlying single family home under construction. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At September 30, 1996 and 1995, the Savings Bank had outstanding loan commitments totaling approximately $836,000 and $531,000, respectively.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

     On October 1, 1995, the Savings Bank adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107), which requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Savings Bank's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, the estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Savings Bank taken as a whole.

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

  CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD

     Cash and due from banks and Federal funds sold are equal to the fair value due to the liquid nature of the financial instruments.

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

  SECURITIES

     Fair values of securities available for sale and held to maturity are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

  FEDERAL HOME LOAN BANK OF ATLANTA STOCK

     The carrying amount of the investment in Federal Home Loan Bank stock approximates market.

  LOANS RECEIVABLE

     For variable-rate loans that reprice frequently and with no significant credit risk, fair values are based on carrying values. The fair values of fixed rate loans are estimated by discounting the future cash flows using the current rates at which loans with similar terms would be made to borrowers with similar credit ratings and for the same remaining maturities. The Savings Bank has assigned no fair value to off-balance sheet financial instruments since they are either short term in nature or subject to immediate repricing.

  DEPOSITS

     The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at year end. Fair value of certificates of deposit is estimated by discounting the future cash flows using the current rate offered for similar deposits with the same maturities.

  ACCRUED INTEREST RECEIVABLE AND PAYABLE

     The carrying amount of accrued interest approximates market.

     The following table presents information for financial assets and liabilities as of September 30, 1996 (in thousands):

                                                                                                                       ESTIMATED
                                                                                                           CARRYING      FAIR
                                                                                                             VALUE       VALUE
Financial assets:
  Cash and due from banks...............................................................................   $     804    $    804
  Federal funds sold....................................................................................         975         975
  Securities available for sale.........................................................................       6,890       6,890
  Mortgage backed securities available for sale.........................................................       5,640       5,640
  Investment securities held to maturity................................................................       6,560       6,450
  Federal Home Loan Bank of Atlanta stock...............................................................         317         317
  Interest receivable...................................................................................         208         208
  Loans, less allowance for loan losses.................................................................      30,034      30,402
       Total financial assets...........................................................................   $  51,428    $ 51,686
Financial liabilities:
  Deposits..............................................................................................   $  41,667    $ 41,714
  Interest payable......................................................................................         101         101
  ESOP note payable.....................................................................................         300         300
       Total financial liabilities......................................................................   $  42,068    $ 42,115

14. SUBSEQUENT EVENT

     The Savings Bank entered into a definitive agreement to merge with FNB Corp. on June 3, 1997. The proposed merger is expected to be presented for shareholder approval in the first fiscal quarter of 1998. If approved by the shareholders, management expects the merger to be completed in the second fiscal quarter of 1998.

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB

     Under the provisions of this agreement shareholders can elect to receive FNB Corp. common stock, cash or a combination of stock and cash for their shares of the Savings Bank's common stock. The agreed upon value of the Savings Bank's common stock per the agreement is $15.50 per share.

     In conjunction with the merger, the Board of Directors voted to grant FNB Corp. an option to purchase 183,615 shares of the Savings Bank's common stock. The option price was set at $12.50, the fair market value of the shares as established by the Board of Directors. The number of shares subject to the option is subject to adjustment so that the number of shares for which the option may be exercised will not exceed 19.9% of the Savings Bank's issued and outstanding shares. This option can only be exercised when a purchase event as defined in the option agreement occurs. The option has a maximum term of three years, however the agreement has provisions for earlier termination in certain circumstances.

                                                                      APPENDIX I

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  BY AND AMONG

                  HOME SAVINGS BANK OF SILER CITY, INC., SSB,

                                   FNB CORP.

                                      AND

                     FIRST NATIONAL BANK AND TRUST COMPANY

     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called the "Agreement") is entered into as of the 3rd day of June, 1997 by and among HOME SAVINGS BANK OF SILER CITY, INC., SSB, a North Carolina savings bank with its principal office and place of business located in Siler City, North Carolina, ("Home Savings"), FNB CORP., a North Carolina corporation with its principal office and place of business located in Asheboro, North Carolina ("FNB"), and FIRST NATIONAL BANK AND TRUST COMPANY, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina and wholly owned subsidiary of FNB ("First National").

                                  WITNESSETH:

     WHEREAS, the parties hereto have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Home Savings to be merged with and into First National (the "Merger") pursuant to a plan of merger (the "Plan of Merger") in the form attached hereto as SCHEDULE A, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the parties hereto mutually agree as follows:

                             ARTICLE I. THE MERGER

     1.1 MERGER. Subject to the provisions of this Agreement and the Plan of Merger, as of the Effective Time (as defined in Section 1.10 hereof), Home Savings shall be merged with and into First National (the "Merger"), the separate corporate existence of Home Savings shall cease and the corporate existence of First National, as the surviving corporation in the Merger, shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

     1.2 ASSETS AND LIABILITIES OF HOME SAVINGS. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Home Savings (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Home Savings, whether tangible or intangible) shall be transferred to and vest in First National, and First National shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Home Savings, all without any conveyance, assignment or further act or deed; and, First National shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Home Savings as of the Effective Time.

     1.3 ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Association and Bylaws of First National in effect at the Effective Time shall be the Articles of Association and Bylaws of First National as the surviving corporation in the Merger. The officers and directors of First National at the Effective Time shall continue to hold such offices and positions until removed as provided by law or until the election or appointment of their respective successors.

     1.4 CONVERSION OF SHARES.

     (A) HOME SAVINGS STOCK. Except as otherwise provided herein, at the Effective Time (as defined in Section 1.10 below), all rights of Home Savings' shareholders with respect to all then outstanding shares of the common stock of Home Savings, par value $1.00 ("Home Savings Stock") shall cease to exist, and the holders of shares of Home Savings Stock shall cease to be, and shall have no further rights as, shareholders of Home Savings. At the Effective Time, each such outstanding share of

Home Savings Stock (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted, without any action on the part of the holder of such shares (other than the making of an election as described in Section 1.5 below) into (i) a number of shares of the common stock of FNB, par value $2.50 (the "FNB Stock"), equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined below) of FNB Stock (such number of shares, the "Exchange Ratio"), (ii) the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock, or (iii) a combination of shares of FNB Stock and the right to receive cash as provided in Sections 1.5(a) through 1.5(c) below. For purposes hereof, "Average Closing Price" shall mean the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the Closing Date (as defined in Section 1.9 below), and "Closing Price" shall mean the sum of the reported closing "bid" price and seventy-five (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the National Association of Securities Dealers Automated Quotations Inc. ("NASDAQ") National Market each day. Except as otherwise provided herein, the form of consideration into which each individual shareholder's shares of Home Savings Stock will be converted will be determined in the manner described in Sections 1.5(a) through 1.5(c) below. Notwithstanding anything contained herein to the contrary, if during the period commencing on the date of this Agreement and ending at the Effective Time, Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, the "Excess Cash Distributions"), then, for purposes of this Agreement, the Cash Factor shall be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio shall be reduced accordingly.

     (B) OUTSTANDING FNB STOCK. Each share of FNB Stock, issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

     (C) OUTSTANDING FIRST NATIONAL STOCK. Each share of capital stock of First National issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

     1.5 PAYMENT OF MERGER CONSIDERATION.

     (A) ELECTION OF CONSIDERATION. Subject to Sections 1.5(b) and 1.5(c) below, each shareholder of Home Savings may, by written notice to FNB in the manner described below, elect individually the form of consideration into which all such shareholder's shares of Home Savings Stock will be converted at the Effective Time as provided in Section 1.4(a) above. Within ten days following approval of this Agreement and the Plan of Merger by the shareholders of Home Savings at the Shareholders' Meeting (as defined in Section 6.1(a) below), Home Savings will mail written instructions to each of its shareholders regarding the making of an election, for the conversion of their respective shares, together with a notice (a "Notice of Election"), which each shareholder shall be required to use for purposes of making such election. Each shareholder may elect to receive one of the following forms of consideration: (i) cash at the rate of the Cash Factor per share of Home Savings Stock; (ii) shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock; or (iii) a combination of cash and shares of FNB Stock at such respective rates based on increments of five percent (5%) (for example, 85% shares of FNB Stock and 15% cash, or 50% shares of FNB Stock and 50% cash). The instructions of Home Savings shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be set by FNB, but in no event to be less than fifteen (15) or more than thirty (30) days following the date that the above instructions and form are first distributed to the shareholders of Home Savings). The above instructions and Notice of Election distributed to the shareholders of Home Savings shall be provided by and in a form satisfactory to FNB. In order to make an effective election, a Home Savings shareholder must deliver to FNB a properly completed Notice of Election on or before the close of its business on the Election Date and in accordance with FNB's instructions. Any shareholder who does not make an election or whose Notice of Election is not timely received by FNB or otherwise is not made in accordance with FNB's instructions (including any shareholder who has exercised Dissenters' Rights, as defined in Section 1.6 hereof) will be deemed to have elected that sixty percent (60%) of such shareholder's shares of Home Savings Stock be converted into FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock and that the remaining forty percent (40%) be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

     (B) LIMIT ON ELECTION; PRORATION OF CASH AND FNB STOCK. Notwithstanding anything contained herein to the contrary, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent (50%) of the total outstanding shares of Home Savings Stock. Depending on the elections or deemed elections of Home Savings' shareholders, and subject to Section 1.5(c) below, shares of FNB Stock to be issued in the Merger may be prorated as follows:

          (i) In the event that, immediately prior to the Effective Time, the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time is more than sixty percent (60%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into FNB Stock, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into shares of FNB Stock such that the aggregate number of shares of Home Savings Stock to be converted into FNB Stock in the Merger is not more than sixty percent (60%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into the right to receive cash as provided in Section 1.4(a)
     (ii) above.

          (ii) In the event that, immediately prior to the Effective Time, the difference between (A) the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time and (B) the aggregate number of shares of Home Savings Stock to be converted into FNB Stock pursuant to elections or deemed elections by shareholders who have exercised Dissenters' Rights (as provided in Section 1.6 above) or have voted against approval of this Agreement and Plan of Merger at the Shareholders Meeting is less than fifty percent (50%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into the right to receive cash in the Merger, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into the right to receive cash such that the difference between (A) and (B) above is not less than fifty percent (50%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into shares of FNB Stock as provided in Section 1.4(a) (i) above.

     (C) NO ELECTIONS. Notwithstanding the provisions of Sections 1.5(a) and 1.5(b) above, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have exercised Dissenters' Rights (as provided in Section 1.6 hereof) or have voted their shares of Home Savings Stock against approval of this Agreement and Plan of Merger at the Shareholders' Meeting, then the provisions of Sections 1.5(a) and 1.5(b) above shall not apply and sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

     (D) EXCHANGE AND PAYMENT PROCEDURES. Following the Effective Time, certificates representing shares of Home Savings Stock outstanding at the Effective Time (herein sometimes referred to as "Home Savings Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) the form of consideration into which each individual shareholder's shares of Home Savings Stock have been converted as determined in the manner described in Sections 1.5(a) through 1.5(c) above or (ii) in the case of shareholders who properly exercise Dissenters' Rights, the consideration provided in Section 1.6 below and by applicable law. At the Effective Time, FNB shall issue and deliver, or cause to be issued and delivered, to First National, in its capacity as the transfer agent of FNB Stock (the "Transfer Agent"), cash and certificates representing whole shares of FNB Stock into which outstanding shares of Home Savings Stock have been converted as provided above. As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Home Savings immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Home Savings Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Home Savings of such shareholder's Home Savings Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, (i) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into FNB Stock, issue, register and deliver to such shareholder a certificate evidencing the number of shares of FNB Stock to which such shareholder is entitled pursuant to Sections 1.5(a) through 1.5(c) above, and/or (ii) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into the right to receive cash, issue and deliver to such shareholder a check in the amount of cash to which the shareholder is entitled pursuant to Sections 1.5(a) through 1.5(c) above. Following the Effective Time, there shall be no further transfers of Home Savings Stock on the stock transfer books of Home Savings or the registration of any transfer of a

Home Savings Certificate by any holder thereof, and the surrender of each Home Savings Certificate as provided herein must be made by or on behalf of its holder of record at the Effective Time.

     (E) TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of FNB Stock will be issued to any former shareholder of Home Savings, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of FNB Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of FNB Stock, FNB will deliver cash to the Transfer Agent in an amount equal to the aggregate of all fractional shares multiplied by the Average Closing Price, and, in such event, the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Home Savings in accordance with their respective interests.

     (F) SURRENDER OF CERTIFICATES. Subject to Section 1.5(g) below, no FNB Stock certificate or cash shall be delivered to any former shareholder of Home Savings unless and until such shareholder shall have properly surrendered to the Transfer Agent the Home Savings Certificate(s) formerly representing his or her shares of Home Savings Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by FNB for that purpose. Further, until such Home Savings Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of FNB Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Home Savings Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Home Savings Certificate(s), the Transfer Agent shall pay to the registered holder of the shares of FNB Stock represented by such Home Savings Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither FNB, Home Savings nor the Transfer Agent shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

     (G) LOST CERTIFICATES. Any shareholder of Home Savings whose certificate evidencing shares of Home Savings Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or FNB (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and FNB).

     1.6 DISSENTERS. Any shareholder of Home Savings who properly exercises his right of dissent and appraisal ("Dissenters' Rights") with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Article 13") or Section 215a of the National Bank Act ("Section 215a") shall be entitled to receive payment in cash of the "fair value" (as defined in Article 13) or "value" (as described in Section 215a) of his or her shares of Home Savings Stock in the manner and pursuant to the procedures provided in
Article 13 or Section 215a, respectively. Until the "fair value" or "value" of the shares of Home Savings Stock held by any dissenting shareholder is determined and paid pursuant to Article 13 or Section 214a, respectively, however, such shares shall be converted into FNB Stock and the right to receive cash in accordance with such shareholder's election or deemed election and in the manner provided in Sections 1.5(a) through 1.5(c) above.

     1.7 CONVERSION OF HOME SAVINGS STOCK OPTIONS. (a) At the Effective Time, each option to purchase Home Savings Stock granted and outstanding under the Home Savings Bank of Siler City, Inc., SSB 1995 Incentive Stock Option Plan (the "ISO Plan") or the Home Savings Bank of Siler City, Inc., SSB 1995 Nonstatutory Stock Option Plan (the "NSSO Plan"), whether or not then exercisable, shall be converted into and become rights with respect to FNB Stock, and FNB shall assume each such stock option, in accordance with the terms of the particular stock option plan under which it was issued and stock option agreement by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement: (i) FNB shall be substituted for Home Savings; (ii) the FNB Board of Directors or its compensation committee shall be substituted for the Compensation Committee of the Home Savings Board of Directors administering the ISO Plan and for the Home Savings Board of Directors administering the NSSO Plan; (iii) service on the local advisory board of First National in Siler City, North Carolina shall be substituted for service on the Home Savings Board of Directors for the vesting, forfeiture and termination provisions of the NSSO Plan; (iv) each stock option assumed by FNB may be exercised solely for shares of FNB Stock; (v) the number of shares of FNB Stock subject to each such stock option shall be the number of whole shares of FNB Stock (omitting any fractional share) determined by multiplying the number of shares of Home Savings Stock subject to such stock option immediately prior to the Effective Time by the Exchange Ratio; and (vi) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the provisions of clauses (v) and (vi) of the first sentence of this Section 1.7(a), each stock option which is an "incentive stock option" under the ISO Plan shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended ("the Code") and the regulations promulgated thereunder so as to continue as an incentive stock option under
Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. FNB and Home Savings agree to take all necessary steps to effectuate the foregoing provisions of this Section 1.7, including appropriate amendments to the ISO Plan and NSSO Plan.

     (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the ISO Plan and the NSSO Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such stock option plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.7(a) after giving effect to the Merger). FNB shall comply with the terms of the ISO Plan toensure, to the extent required by and subject to the provisions of the ISO Plan, that stock options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Stock for delivery upon exercise of the stock options assumed by it in accordance with this Section 1.7. Home Savings hereby represents that the ISO Plan and the NSSO Plan in their current forms comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect as of the date hereof.

     (c) Notwithstanding the foregoing provisions of this Section 1.7, FNB may at its election substitute as of the Effective Time options under the FNB Corp. Stock Compensation Plan (the "FNB Plan") for all or a part of the stock options granted and outstanding under the ISO Plan and the NSSO Plan, subject to the following conditions: (i) the requirements of Section 1.7(a) (v) and (vi) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the stock options that are incentive stock options; and (iii) the substituted options shall continue in effect with substantially the same terms and conditions as provided in the respective stock option plan or stock option agreement under which the original options were granted. As soon as practicable following the Effective Time, FNB shall deliver to the participants receiving substitute options under the FNB Plan an appropriate notice setting forth each such participant's rights pursuant thereto. FNB has reserved under the FNB Plan adequate shares of FNB Stock for delivery upon exercise of any such substituted options. FNB hereby represents that the FNB Plan in its current form complies with Rule 16b-3 promulgated under the 1934 Act, as in effect on the date hereof.

     1.8 MANAGEMENT RECOGNITION PLAN. (a) At the Effective Time, each share of Home Savings Stock held by the Trustees under the Home Savings Bank of Siler City, Inc., SSB 1995 Management Recognition Plan (the "MR Plan") shall be converted into FNB Stock and/or cash pursuant to the provisions of Sections 1.4 and 1.5 above, and such shares and/or cash shall thereafter be held to be delivered to the respective participants at such times that the shares of Restricted Stock (as defined in the MR Plan), or the consideration into which they may be converted in the Merger, would have become vested and nonforfeitable under the MR Plan. At the Effective Time, the MR Plan and each restricted stock agreement pursuant to which Awards (as defined in the MR Plan) were granted shall remain in effect, except that from and after the Effective Time the MR Plan and each such restricted stock agreement shall be amended as necessary to provide that: (i) FNB shall be substituted for Home Savings; (ii) the FNB Board of Directors or its Compensation Committee shall be substituted for the Home Savings Board of Directors with respect to the administration of the MR Plan;
(iii) service on the local advisory board of First National in Siler City, North Carolina shall be substituted for service as a director of Home Savings; (iv) unvested shares of FNB Stock and/or cash determined in accordance with the provisions of Sections 1.4 and 1.5 above shall be substituted for unvested shares of Home Savings Stock; (v) cash held by the Trustees of the MR Plan with respect to the unvested portion of an Award under the Plan shall earn interest (at the rate payable with respect to deferred directors' fees under First National's Deferred Directors' Fee Plan) to be distributed to the participant upon vesting of the Award or portion thereof; (vi) no shares or other assets in addition to the Allocated Initial Plan Shares (as defined in the MR Plan) shall be purchased by or for the MR Plan; and (vii) shares, cash or other interests in the MR Plan or Awards forfeited by participants shall not be retained by the Trustee and shall not be available for making additional Awards under the MR Plan but shall be remitted to and become assets of FNB upon forfeiture.

     (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the MR Plan an appropriate notice setting forth such participant's rights pursuant thereto, including the consideration into which such participant's unvested shares of Home Savings Stock subject to the restricted stock agreement has been converted.

     1.9 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schell Bray Aycock Abel & Livingston P.L.L.C. in Greensboro, North Carolina, or at such other place as FNB shall designate, on a date mutually agreeable to Home Savings, FNB and First National (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event to be more than 60 days following the expiration of all such required waiting periods). At the Closing, FNB, First National and Home Savings shall take such actions (including, without limitation, the delivery of certain closing documents and the execution of Articles of Merger under federal and North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     1.10 EFFECTIVE TIME. The Merger shall become effective (the "Effective Time") after the Office of the Comptroller of the Currency (the "OCC") has issued its certificate of approval of the Merger and on the date and at the time on which Articles of Merger containing the Plan of Merger and the other provisions required by, and executed in accordance with applicable North Carolina and applicable federal law shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of Merger); provided, however, that unless otherwise mutually agreed upon by the parties hereto, the Effective Time shall in no event be more than ten days following the Closing Date.

     1.11 FURTHER ASSURANCES. If, at any time after the Effective Time, First National, the surviving corporation in the Merger, shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in First National, the title to any property or rights of Home Savings acquired or to be acquired by reason of, or as a result of, the Merger, Home Savings agrees that Home Savings and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in First National and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of First National are fully authorized and directed in the name of Home Savings or otherwise to take any and all such actions.

           ARTICLE II. REPRESENTATIONS AND WARRANTIES OF HOME SAVINGS

     Except as otherwise specifically provided herein or as "Previously Disclosed" to FNB, Home Savings hereby makes the following representations and warranties to FNB. ("Previously Disclosed" shall mean, as to Home Savings, the disclosure of information in a letter delivered by Home Savings to FNB specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

     2.1 ORGANIZATION; STANDING; POWER. Home Savings (i) is duly organized and incorporated, validly existing and in good standing as a savings bank under the laws of the State of North Carolina, (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Home Savings and its subsidiary considered as one enterprise and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Home Savings and its subsidiary considered as one enterprise.

     2.2 CAPITAL STOCK. The authorized capital stock of Home Savings consists of 5,000,000 shares of common stock, $1.00 par value per share, of which 922,686 shares are issued and outstanding and constitute Home Savings' only outstanding securities. Each outstanding share of Home Savings Stock has been duly authorized, is validly issued and outstanding, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder. The Home Savings Stock has been registered with the Federal Deposit Insurance Corporation ("FDIC") under the 1934 Act.

     2.3 PRINCIPAL SHAREHOLDERS. Except as Previously Disclosed, there are no persons or entities known to Home Savings to own beneficially, directly or indirectly, more than 5% of the outstanding shares of Home Savings Stock.

     2.4 SUBSIDIARIES. Other than Home Savings and Loan Service Corporation, a North Carolina corporation (the "Subsidiary"), Home Savings has no subsidiaries, direct or indirect, and does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in Home Savings' investment portfolio. The Subsidiary has no operations or assets and has been inactive since 1983.

     2.5 CONVERTIBLE SECURITIES, OPTIONS, ETC. Except for the stock options issued under the ISO Plan and NSSO Plan as Previously Disclosed, Home Savings does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Home Savings Stock or any other securities of Home Savings,

(ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Home Savings Stock or any other securities of Home Savings or (iii) plan, agreement or other arrangement pursuant to which shares of Home Savings Stock or any other securities of Home Savings or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.6 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Home Savings' Board of Directors. Subject only to approval of the Plan of Merger by the shareholders of Home Savings at a meeting called in the manner required by law (as contemplated by Section 6.1(a) below),
(i) Home Savings has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Home Savings to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of Home Savings enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.7 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Home Savings with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Home Savings or the Subsidiary, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Home Savings or the Subsidiary is bound or by which it or its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Home Savings or the Subsidiary; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Home Savings or the Subsidiary; or, (v) interfere with or otherwise adversely affect the ability of Home Savings to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of either FNB or First National to carry on such business after the Effective Time. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Home Savings' execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Home Savings' shareholders as described in Section 7.1(a) below and of governmental or regulatory authorities as described in Section 7.1(c) below.

     2.8 BOOKS AND RECORDS. Home Savings' and the Subsidiary's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Home Savings' and the Subsidiary's, respectively, items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of Home Savings and the Subsidiary accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to FNB and its representatives.

     2.9 REGULATORY REPORTS. Since January 1, 1990, Home Savings has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC,
(ii) the North Carolina Savings Institutions Division (the "Division") or the Administrator of the Division (the "Administrator"), (iii) any other governmental or regulatory authorities having jurisdiction over Home Savings. All such reports, registrations and statements filed by Home Savings with the FDIC, the Division, the Administrator or other such regulatory authority are collectively referred to herein as the "Home Savings Reports." As of their respective dates, the Home Savings Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, neither Home Savings nor the Subsidiary has been notified that any such Home Savings Reports were deficient in any material respect as to form or content. Following the date of this Agreement, Home Savings shall deliver to FNB, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by Home Savings, with the FDIC, the Division, the Administrator or any other such regulatory authority.

     2.10 FINANCIAL STATEMENTS. Home Savings has delivered to FNB a copy of (i) its audited consolidated balance sheets as of September 30, 1996 and 1995 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended September 30, 1996, 1995 and 1994, together with notes thereto (collectively, the "Home Savings Financial Statements"), and (ii) its unaudited consolidated balance sheet as of March 31, 1997 and its statement of operations for the three months ended March 31, 1997 (the "Home Savings Interim Financial Statements"); and, following the date of this Agreement, Home Savings promptly will deliver to FNB all other annual or interim financial statements prepared by or for Home Savings. The Home Savings Financial Statements and the Home Savings Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Home Savings' books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly Home Savings' consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Home Savings Financial Statements have been audited by Coopers & Lybrand L.L.P., independent certified public accountants.

     2.11 TAX RETURNS AND OTHER TAX MATTERS. (i) Each of Home Savings and the Subsidiary has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Home Savings, the Subsidiary or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Home Savings Financial Statements; (iii) tax returns and reports of Home Savings and the Subsidiary have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last ten years and neither Home Savings nor the Subsidiary has received any indication of the pendency of any audit or examination in connection with any such tax return or report and have no knowledge that any such return or report is subject to adjustment; and (iv) neither Home Savings nor the Subsidiary has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax.

     2.12 ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

     (A) Since September 30, 1996, Home Savings and the Subsidiary have each conducted its respective business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Home Savings or the Subsidiary in its respective results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

     (B) Since September 30, 1996, and other than in the ordinary course of its business, neither Home Savings nor the Subsidiary has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its respective properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.13 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Home Savings nor the Subsidiary has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Home Savings Financial Statements or the Home Savings Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 1997 and which are not, individually or in the aggregate, material to Home Savings.

     2.14 COMPLIANCE WITH EXISTING OBLIGATIONS. Each of Home Savings and the Subsidiary has performed in all material respects all obligations required to be performed by it under, and it is not in default in any respect under, or in violation in any respect of, the terms and conditions of its respective Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which its business, capital stock or any property or asset may be affected.

     2.15 LITIGATION AND COMPLIANCE WITH LAW.

     (A) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Home Savings, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Home Savings, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Home Savings, the Subsidiary or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of Home Savings or the Subsidiary for, or subject Home Savings or the Subsidiary to, monetary damages, fines or penalties or an injunction, or which could have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Home Savings or the Subsidiary or on Home Savings' ability to consummate the Merger.

     (B) Each of Home Savings and the Subsidiary has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate their respective properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Home Savings, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

     (C) Neither Home Savings nor the Subsidiary are subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Administrator) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Home Savings or the Subsidiary which in any manner limits, restricts, regulates, enjoins or prohibits any present or past business or practice of Home Savings or the Subsidiary; and, neither Home Savings nor the Subsidiary has been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     (D) Neither Home Savings nor the Subsidiary is in violation or default in any material respect under, and has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit) and, to the knowledge of Home Savings, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     2.16 REAL PROPERTIES. Home Savings has Previously Disclosed to FNB a listing of all real property owned or leased by Home Savings or the Subsidiary (the "Real Property") and all leases pertaining to any such Real Property to which Home Savings or the Subsidiary is a party (the "Real Property Leases"). With respect to all Real Property, Home Savings or the Subsidiary has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Home Savings or the Subsidiary (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Home Savings' lessor, each such Real Property Lease may be assigned to FNB and the execution and delivery of this Agreement does not constitute an event of default thereunder. To the best of the knowledge and belief of management of Home Savings, the Real Property (excluding other real estate owned) complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property (excluding other real estate owned) may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use. All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which affects the economic value thereof or interferes (or will interfere after the Merger) with the contemplated use thereof.

     2.17 LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

     (A) All loans, accounts, notes and other receivables reflected as assets on Home Savings' books and records (i) have resulted from bona fide business transactions in the ordinary course of its operations, (ii) in all material respects were made in accordance with its standard loan policies and procedures, and (iii) are owned by it free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

     (B) All of Home Savings' records regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which its loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the Subsidiary's records of such loan.

     (C) To the best knowledge of management of Home Savings, each loan reflected as an asset on Home Savings' books and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

     (D) Home Savings has Previously Disclosed to FNB (i) a written listing of each loan, extension of credit or other asset of Home Savings which, as of March 31, 1997, is classified by the FDIC or the Administrator as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which it has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit that, as of March 31, 1997, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

     (E) Home Savings' reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Administrator and, in the best judgment of management of Home Savings, is reasonable in view of the size and character of its loan portfolios, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolios and other real estate owned. At March 31, 1997, Home Savings' Loan Loss Reserve was $279,659.

     2.18 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Home Savings or the Subsidiary (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Home Savings or the Subsidiary to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Home Savings or the Subsidiary is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Home Savings or the Subsidiary has "purchased" securities under agreement to resell, Home Savings or the Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed which is secured by such collateral. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since March 31, 1997, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Home Savings' securities portfolio as a whole.

     2.19 PERSONAL PROPERTY AND OTHER ASSETS. All assets of Home Savings or the Subsidiary (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in any office of or used by Home Savings in the operation of its business) are owned by Home Savings or the Subsidiary free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All of Home Savings' or the Subsidiary's personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

     2.20 PATENTS AND TRADEMARKS. Home Savings and the Subsidiary own, possess or have the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct their business as now conducted; and, neither Home Savings nor the Subsidiary has violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.21 ENVIRONMENTAL MATTERS.

     (A) Home Savings has Previously Disclosed to FNB copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise involving the Real Property or any Loan Collateral.

     (B) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any "Hazardous Substances" (as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Home Savings, the Loan Collateral, which constitutes a violation of any Environmental Laws.

     (C) Home Savings has not violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions, and there has been no violation of any Environmental Laws (as defined in Section 2.2(f) below) (including, to the best of the knowledge and belief of management of Home Savings, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Home Savings is or may be responsible or liable.

     (D) Home Savings is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Home Savings, any Loan Collateral by any person or entity.

     (E) No facts, events or conditions relating to the Real Property or, to the best knowledge of management of Home Savings, any Loan Collateral, or the operations of Home Savings, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

     (F) For purposes of this Agreement, "Environmental Laws" shall include:

          (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

          (ii) all contractual agreements, and

          (iii) all common law

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the Americans with Disabilities Act, and the Occupational Safety and Health Act), as such may now or at any time hereafter be defined or in effect.

     (G) For purposes of this Agreement, "Hazardous Substances" shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, or constituents (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls ("PCBs") or any material containing PCBs; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas; formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as "sick building syndrome," "building-related illness" or similar conditions or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States

Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time hereafter may be in effect.

     2.22 ABSENCE OF BROKERAGE OR FINDERS' COMMISSIONS. All negotiations relative to this Agreement and the transactions described herein have been carried on by Home Savings directly with FNB, and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Home Savings or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein. Home Savings has not agreed to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

     2.23 MATERIAL CONTRACTS. (a) Other than a benefit plan or employment agreement Previously Disclosed to FNB pursuant to Section 2.25 below (true and complete copies of which have been provided by Home Savings to FNB), neither Home Savings nor its Subsidiary is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $50,000, (ii) which is not to be performed in full prior to December 31, 1997,
(iii) which calls for the provision of goods or services to Home Savings and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Home Savings or the Subsidiary and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps,
(vi) which commits Home Savings or the Subsidiary to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Subsidiaries' business), (vii) which involves the purchase or sale of any assets of Home Savings or the Subsidiary, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Home Savings or the Subsidiary, or (viii) with any director, officer or principal shareholder of Home Savings or the Subsidiary (including without limitation any consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of its business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     (b) Neither Home Savings nor the Subsidiary is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Home Savings or the Subsidiary.

     2.24 EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. (a) Each of Home Savings and the Subsidiary (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or its existing policies or practices and
(ii) is in material compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the knowledge of management of Home Savings, asserted that Home Savings or the Subsidiary is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     (b) There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Home Savings, threatened, against Home Savings or the Subsidiary (or their employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Neither Home Savings nor the Subsidiary is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Home Savings, the Subsidiary, or any of their employees, or any pending or threatened proceeding in which it is asserted that Home Savings or the Subsidiary has committed an unfair labor practice; and, Home Savings is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25 EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.

     (A) Home Savings has Previously Disclosed to FNB a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Home Savings or the Subsidiary for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to FNB. Except as Previously Disclosed, neither Home Savings nor the Subsidiary maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received or applied for a favorable determination letter from the IRS and Home Savings is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Home Savings or the Subsidiary) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

     (B) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Home Savings currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by Home Savings. Neither Home Savings nor the Subsidiary has engaged in a transaction with respect to any Plan that has subjected it, or absent the exemption under which the transaction was effected, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502 (i) of ERISA.

     (C) Home Savings has delivered to FNB a true, correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the IRS regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans. The Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) all of the material requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) any of the material provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no disputes or unresolved disagreements with respect to the Retirement Plans or the administration thereof currently existing between Home Savings, the Subsidiary or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Home Savings, the Subsidiary or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plans.

     (D) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Home Savings or the Subsidiary with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Home Savings or the Subsidiary. Neither Home Savings nor the Subsidiary presently contributes to a "Multiemployer Plan" or has ever contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by Home Savings have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by Home Savings or the Subsidiary have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Home Savings nor the Subsidiary has provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Retirement Plans and any other "pension plan" maintained by Home Savings or the Subsidiary as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

     (E) There are no restrictions on the rights of Home Savings or the Subsidiary to amend or terminate any Plan. There are no restrictions on the rights or ability of Home Savings to satisfy its obligations under Section 4.1(g) below, or on the right or ability of FNB to terminate the ESOP (as defined in Section 4.1(g) below), without Home Savings or FNB incurring any liability under the ESOP or ERISA, assuming that such termination is in compliance with the Code and ERISA. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided for or contemplated by the transactions described in this Agreement) (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.26 INSURANCE. Home Savings has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as has been Previously Disclosed to FNB (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Home Savings and the Subsidiary or as is required by applicable law or regulation; and, in the reasonable opinion of management of Home Savings, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Home Savings or the Subsidiary. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and, Home Savings and the Subsidiary have taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Home Savings nor the Subsidiary is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy, and Home Savings has no knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     2.27 INSURANCE OF DEPOSITS. All deposits of Home Savings are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Home Savings to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Home Savings, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28 COMPENSATION; STOCK OWNERSHIP. Home Savings has Previously Disclosed
(i) the name and current salary or wage rate for each present employee of Home Savings or the Subsidiary, (ii) the name of and number of shares of Home Savings Stock beneficially owned by each of the directors and officers of Home Savings and by any person or entity known to Home Savings to beneficially own 5% or more of Home Savings Stock, and (iii) the name and number of outstanding options held by each person to whom a stock option has been granted and currently is outstanding under any stock option or other plan of Home Savings.

     2.29 AFFILIATES. Home Savings has Previously Disclosed to FNB a listing of those persons deemed by Home Savings and its counsel as of the date of this Agreement to be "Affiliates" of Home Savings as that term is defined in Rule 405 promulgated under 1933 Act, including persons, trust, estates or other entities related to persons deemed to be Affiliates of Home Savings.

     2.30 OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of management of Home Savings, there exists no fact or condition relating to Home Savings or the Subsidiary that may reasonably be expected to (i) prevent or materially impede or delay FNB or Home Savings from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Home Savings, Home Savings shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of FNB.

     2.31 DISCLOSURE. To the best of the knowledge and belief of management of Home Savings, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Home Savings at any time to FNB in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Home Savings to FNB is or will be a true and complete copy of such document, unmodified except by another document delivered thereby.

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF FNB

     Except as otherwise specifically described herein or as "Previously Disclosed" to Home Savings, FNB hereby makes the following representations and warranties to Home Savings. ("Previously Disclosed" shall mean, as to FNB, the disclosure of information in a letter delivered by FNB to Home Savings specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

     3.1 ORGANIZATION; STANDING; POWER. FNB is duly organized and incorporated, validly existing and in good standing as a business corporation under the laws of North Carolina; First National is duly organized and incorporated, validly existing and in good standing as a national banking association under federal law. Each of FNB and First National (i) has all requisite power and authority (corporate and other) to own its respective properties and conduct its business as now being conducted, (ii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on its business operations or financial condition, and
(iii) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on its business operations or financial condition.

     3.2 CAPITAL STOCK. FNB's authorized capital stock consists of 5,000,000 shares of FNB Stock and 200,000 shares of preferred stock, par value $10.00. As of March 27, 1997, an aggregate of 1,811,104 shares of FNB Stock had been issued and were outstanding, and none of the preferred stock was issued and outstanding. FNB's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of FNB Stock issued to Home Savings' shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

     3.3 CONVERTIBLE SECURITIES, OPTIONS, ETC. Except as Previously Disclosed, FNB has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of FNB Stock or any other securities of FNB, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of FNB Stock or any other securities of FNB, or (iii) plan, agreement or other arrangement pursuant to which shares of FNB Stock or any other securities of FNB, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     3.4 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by FNB's Board of Directors. (i) FNB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize FNB to enter into this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of FNB enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.5 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on FNB and First National considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FNB with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, FNB's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FNB is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of FNB's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of FNB; or, (v) interfere with or otherwise adversely affect FNB's ability to carry on its business as presently conducted. No consents, approvals or waivers are required to be obtained from any person or entity in connection with FNB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities described in Section 7.1(c) below.

     3.6 FNB REPORTS. Since January 1, 1990, FNB and First National have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the SEC, (ii) the Federal Reserve Board ("FRB"), (iii) the FDIC, (iv) the OCC, and (v) any other governmental or regulatory authorities having jurisdiction over FNB or its subsidiary. All such reports and statements filed with the SEC, the FRB, the FDIC, the OCC or other such regulatory authority are collectively referred to herein as the "FNB Reports." As of their respective dates, the FNB Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, FNB has not been notified that any such FNB Reports were deficient in any material respect as to form or content. Following the date of this Agreement, FNB shall deliver to Home Savings upon its request a copy of any report, registration, statement or other regulatory filing made by FNB or First National with the SEC, the FRB, the FDIC, the OCC or any other such regulatory authority.

     3.7 FNB FINANCIAL STATEMENTS. FNB has delivered to Home Savings a copy of
(i) FNB's audited consolidated balance sheets as of December 31, 1996 and December 31, 1995, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 (the "FNB Financial Statements") and
(ii) FNB's unaudited consolidated balance sheet as of March 31, 1997 and its consolidated statement of operations for the three months ended March 31, 1997 (the "FNB Interim Financial Statements"). The FNB Financial Statements and the FNB Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, the FNB Financial Statements have been audited and certified by certified public independent accountants, KPMG Peat Marwick, and the FNB Financial Statements and the FNB Interim Financial Statements present fairly FNB's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein.

     3.8 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1996, there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting FNB's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

     3.9 ABSENCE OF BROKERAGE OR FINDERS' COMMISSIONS. All negotiations relative to this Agreement and the transactions described herein have been carried on by FNB directly with Home Savings and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, FNB or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein. FNB has not agreed to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

     3.10 OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of the executive officers of FNB, no fact or condition relating to FNB exists that may reasonably be expected to (i) prevent or materially impede or delay FNB or Home Savings from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of FNB, FNB promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Home Savings.

     3.11 DISCLOSURE. To the best of the knowledge and belief of FNB, no written statement, certificate, schedule, list or written information furnished by or on behalf of FNB at any time to Home Savings in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by FNB to Home Savings is or will be a true and complete copy of such document, unmodified except by another document delivered by FNB.

                     ARTICLE IV. COVENANTS OF HOME SAVINGS

     4.1 AFFIRMATIVE COVENANTS OF HOME SAVINGS. Home Savings hereby covenants and agrees as follows with FNB:

     (A) "AFFILIATES" OF HOME SAVINGS. Home Savings will cause each Affiliate Previously Disclosed to FNB (in addition to each additional person who shall become an Affiliate of Home Savings after the date of this Agreement or who shall be deemed by FNB or its counsel, in their sole discretion, to be an Affiliate of Home Savings, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Home Savings) to execute and deliver to FNB prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of FNB Stock to be received by such Affiliates pursuant to this Agreement and confirming that the Affiliate has no plan or intention to sell, exchange or otherwise dispose of any FNB Stock, and which Affiliates' Agreement shall be in form and content reasonably satisfactory to FNB and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of FNB Stock issued to Affiliates of Home Savings shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

     (B) CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Home Savings until the Effective Time is the responsibility of Home Savings and its Board of Directors and officers, Home Savings agrees that, between the date of this Agreement and the Effective Time, Home Savings will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Home Savings agrees that it, and where applicable, the Subsidiary, will:

          (i) preserve intact their present business organization, keep available their present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

          (ii) maintain all of their properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

          (iii) maintain their books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

          (iv) comply with all laws, rules and regulations applicable to them, their properties, assets or employees and to the conduct of their business;

          (v) not change its existing loan underwriting guidelines, policies or procedures except as may be required by law;

          (vi) continue to maintain in force insurance such as is described in
     Section 2.26 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

          (vii) promptly provide to FNB such information about the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings and the Subsidiary, as FNB reasonably shall request.

     (C) PERIODIC INFORMATION REGARDING LOANS. Home Savings agrees that each new extension of credit that it proposes to make in excess of $150,000 will be submitted to FNB at least three business days before Home Savings' issuance of a commitment on such loan. Additionally, Home Savings agrees to make available and provide to FNB the following information with respect to its loans and other extensions of credit (such assets herein referred to as "Loans") as of March 31, 1997 and as of the end of each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of its business and to be furnished within 25 days of the end of each month ending after the date hereof, except as otherwise provided:

          (i) a list of Loans past due for 30 days or more as to principal or interest;

          (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

          (iii) a list of Loans in nonaccrual status;

          (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

          (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

          (vi) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

          (vii) a list of any actual or threatened litigation by or against Home Savings pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

     (D) NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Home Savings promptly will notify FNB in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Home Savings herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Home Savings' covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.3 below.

     (E) ACCRUALS FOR LOAN LOSS RESERVE AND EXPENSES. Home Savings will cooperate with FNB and, not later than the Effective Time, Home Savings will make such appropriate accounting entries in its books and records and take such other actions as FNB shall, in its sole discretion, deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions for its Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses.

     (F) CONSENTS TO ASSIGNMENT OF LEASES. Home Savings will use its best efforts to obtain all required consents of its lessors to the assignment to FNB of Home Savings' rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by FNB.

     (G) REFINANCE OR TRANSFER OF ESOP LOAN. Subject to the approval of the ESOP Trustee, the loan to the Home Savings Bank of Siler City, Inc., SSB Employee Stock Ownership Plan (the "ESOP") from First National, the outstanding principal balance of which was approximately $260,000 as of May 29, 1997 (the "ESOP Loan"), shall be refinanced with a lender and on terms reasonably satisfactory to FNB, and to pay to First National all principal, interest and other amounts owing First National thereunder. In the alternative, Home Savings shall either pay off the ESOP Loan in full or take such actions as may be necessary to cause the ESOP Loan to be transferred and assigned, without recourse to FNB or First National, to another lender and on terms reasonably satisfactory to FNB in exchange for the payment to First National of all principal interest and other amounts owing First National thereunder.

     (H) AMENDMENTS TO ESOP. Home Savings shall take such actions as shall cause the ESOP to be amended in accordance with the resolutions of the Board of Directors of Home Savings on June 3, 1997 relating to the ESOP.

     (I) PENSION PLAN. Home Savings shall take such actions as may be necessary to terminate, in advance of the Effective Time, the defined pension plan of Home Savings (the "Home Savings Pension Plan") in such a manner as would qualify for a standard termination pursuant to Section 4041(b) of ERISA and any applicable provision of the Code. Prior to or in connection with such termination, Home Savings shall have amended the Home Savings Pension Plan to (i) reflect the adoption of PBGC interest rate assumptions for purposes of determining the amount of participant accrued benefits under the Home Savings Pension Plan, (ii) bring the Home Savings Pension Plan into compliance with applicable law in effect at the time of its termination, and (iii) recognize that, on account of the Merger, FNB shall become the sponsor of the Home Savings Pension Plan, as terminated. Home Savings shall submit the Home Savings Pension Plan to the Internal Revenue Service for determination as to the impact of such amendments and termination on the tax-qualified status of the Home Savings Pension Plan.

     (J) FURTHER ACTION; INSTRUMENTS OF TRANSFER. Home Savings covenants and agrees with FNB that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to FNB all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Home Savings in consummating such transactions and (iii) will cooperate with FNB in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.2 NEGATIVE COVENANTS OF HOME SAVINGS. Home Savings hereby covenants and agrees that, between the date hereof and the Effective Time, neither Home Savings nor, if applicable, the Subsidiary, will do any of the following things or take any of the following actions without the prior written consent and authorization of the President of FNB.

     (A) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Amend its Articles of Incorporation or Bylaws.

     (B) CHANGE IN CAPITAL STOCK. Make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

     (C) OPTIONS, WARRANTS AND RIGHTS. Grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action, other than the Option Agreement between Home Savings and FNB executed as of the date hereof.

     (D) DIVIDENDS. Declare or pay any dividends on the outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders except as may be allowed pursuant to Section 1.4(a) above.

     (E) EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law or contemplated by this Agreement, (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Home Savings or the Subsidiary without cost or other liability on no more than 30 days notice; (ii) amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) make contributions to the Home Savings Pension Plan to correct any underfunding in excess of $35,000; (iv) make contributions to the ESOP for the plan year beginning October 1, 1997 in excess of an aggregate amount determined by prorating an aggregate annual contribution amount of $62,500 to the date of such contributions; or (v) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

     (F) INCREASE IN COMPENSATION. With the exception of the anticipated increases in annual salary and annual officer and employee bonuses Previously Disclosed to FNB, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.

     (G) ACCOUNTING PRACTICES. Make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

     (H) ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or
(iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

     (I) CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Administrator or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Sections 4.1(b) and 4.1(e) above).

     (J) EXCLUSIVE MERGER AGREEMENT. Directly or indirectly, through any person
(i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than FNB) relating to a merger or other acquisition of Home Savings or the purchase or acquisition of any Home Savings Stock or all or any significant part of Home Savings' assets; or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Home Savings or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of Home Savings' assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

     (K) ACQUISITION OR DISPOSITION OF ASSETS. (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

             (ii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

             (iii) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Home Savings or the Subsidiary for a period longer than 12 months;

             (iv) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

             (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Home Savings or the Subsidiary or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

     (L) DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

     (M) LIENS; ENCUMBRANCES. Mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances Previously Disclosed to FNB with specificity) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, repurchase agreements or other similar operating matters).

     (N) WAIVER OF RIGHTS. Waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

     (O) OTHER CONTRACTS. Enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Section 4.2.) (i) for or with respect to any charitable contributions;
(ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Home Savings would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Home Savings to make expenditures of more than $25,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Home Savings' lending operations).

     (P) DEPOSIT LIABILITIES. Make any change in its current deposit policies, including pricing and acceptance, and shall not take any actions designed to materially decrease the aggregate level of deposits as of the date of this Agreement.

                          ARTICLE V. COVENANTS OF FNB

     FNB hereby covenants and agrees as follows with Home Savings:

     5.1 NASDAQ NOTIFICATION. As soon as possible after the Effective Time, FNB shall file with the National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on the NASDAQ National Market of the shares of FNB Stock to be issued to Home Savings' shareholders.

     5.2 EMPLOYEES; SEVERANCE PAYMENTS. (a) Employment of Edwin E. Bridges. Provided he remains employed as President of Home Savings at the Effective Time, FNB agrees to cause First National to enter into an Employment Agreement with Edwin E. Bridges as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached hereto as Schedule C.

     (B) EMPLOYMENT OF OTHER HOME SAVINGS EMPLOYEES. Provided they remain employed by Home Savings at the Effective Time, FNB will locate suitable positions with First National for and offer employment with First National to, all other employees of Home Savings. Any employment so offered by FNB to an employee of Home Savings shall be in such a position, at such location, and for such rate of compensation as FNB or First National shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate FNB or First National to employ any such person for any specific period of time or in any specific position or to restrict FNB's or First National's right to terminate the employment of any such person at any time and for any reason.

     (C) SEVERANCE COMPENSATION. FNB shall pay or cause First National to pay severance compensation to any former employee of Home Savings employed by First National at the Effective Time who is terminated by First National within six months of the Effective Time in an amount equal to the amount of such employee's accrued but unused vacation leave, plus an amount equal to two week's salary or normal wages (at such employee's then current salary or wage rate) multiplied by the number of full years and any partial year of service by such employee with Home Savings. Notwithstanding anything contained herein to the contrary, no payment of severance compensation pursuant to this Section 5.2(c) shall be made to any person who does not remain an employee of Home Savings at the Effective Time. Severance pay for any former employee of Home Savings who is terminated by First National after six months of the Effective Time shall be determined in accordance with First National's then existing policies.

     5.3 EMPLOYEE BENEFITS.

     (A) GENERALLY. Except as otherwise provided herein and to the extent permitted by contribution and deduction limitations of ERISA and the Code with respect to FNB's qualified plans, any employee of Home Savings who becomes an employee of First National at the Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by FNB or First National on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of FNB or First National. However, each New Employee shall be given credit for his or her full years of service with Home Savings for purposes of (i) entitlement to vacation and sick leave and for participation in all First National welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in FNB's Section 401(k) savings plan and in its defined benefit pension plan (the "FNB Pension Plan"); provided, however, that in no event shall any New Employee be entitled to or be given credit for past service with Home Savings for purposes of the calculation or determination of benefits under the FNB Pension Plan. FNB will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with FNB standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave to the extent such carryover would be consistent with and would not exceed limitations imposed by FNB's leave policies.

     (B) HEALTH INSURANCE. Any New Employee shall be entitled to participate in First National's group health insurance plan at a cost equal to the cost for any First National employee and such participation shall be without regard to pre-existing condition requirements under First National's group health insurance plan, to the extent any such condition at the Effective

Time would have been covered under the health insurance plans of Home Savings. In addition to assuming Home Savings' obligations to provide continued health insurance for Edwin E. Bridges, which is described in the Employment Agreement attached hereto as Schedule C, FNB will assume the obligations of Home Savings to provide and will pay the premiums for continued health insurance for Jack Tanner and Gayle Loggins for the remainder of their lives with coverage at least equivalent to the group health insurance coverage generally provided to active, full-time employees of First National generally; provided, however, that this obligation to provide or pay for health insurance coverage may be partially or wholly fulfilled by any Medicare, employer or similar coverage for which the employee is eligible in the future to the extent of any coverage provided thereby at no cost to the employee; provided further, however, that FNB shall not be obligated to provide or pay for any such health insurance coverage for any such individual in the event he or she: (a) owns any interest in (other than a passive investment not in excess of two percent (2%) of the outstanding capital stock of any such business whose stock is publicly traded on the NASDAQ over-the-counter market, the New York Stock Exchange or the American Stock Exchange), manages, operates, controls, becomes employed by, renders consulting or advisory services to, or participates in or become connected with the management or control of, any business that is then engaged in the operation of a bank, savings and loan association or similar financial institution that conducts its operations within North Carolina and its contiguous states; (b) influences or attempts to influence any customer of First National or FNB to discontinue such customer's use of First National or FNB's services or to divert such business to any other person, firm or corporation; (c) interferes with, disrupts or attempts to disrupt the relationship, contractual or otherwise, between First National or FNB and any of their respective customers, suppliers, principals, distributors, lessors or licensors; or (d) solicits any officer or employee of First National or FNB, whose base annual salary at the time of the Employee's termination was $20,000 or more, to work for any other person, firm or corporation.

     (C) ESOP. Provided that (i) the ESOP Loan from First National has been refinanced prior to the Closing in accordance with Section 4.1(g) above, (ii) the ESOP has been amended prior to the Closing in accordance with Section 4.1(h) above, and (iii) Edwin E. Bridges is continuing to serve as Trustee of the ESOP, FNB agrees to assume at the Effective Time, as successor plan sponsor, the ESOP. Home Savings acknowledges that FNB as a successor plan sponsor shall have no duty to continue the ESOP, provided, however, that FNB agrees that until such time as new employees (as defined in Section 5.3) become eligible to participate in the FNB Section 401(K) savings plan, it will continue the ESOP and make contributions to the ESOP at the aggregate annual rate of $62,500 prorated to the date of such contributions.

     (D) OPTION AND MR PLANS. FNB shall assume each stock option granted under the ISO Plan and NSSO Plan as provided in Section 1.7(a) above, or shall substitute options under the FNB Plan in accordance with the provisions of 1.7(c) above. FNB will assume the obligations of Home Savings under the MR Plan as provided in Section 1.8 above. Home Savings agrees that it will take such actions in advance of the Effective Time as may be necessary to amend the ISO, NSSO and MR Plans effective upon consummation of the Merger consistent with the provisions of this Agreement and otherwise satisfactory to FNB.

     5.4 BOARD OF DIRECTORS; RETIREMENT PLAN.

     (A) ADVISORY BOARD. Each of the members of Home Savings' Board of Directors at the Effective Time shall be appointed to serve as a member of First National's local advisory board in Siler City, North Carolina. Each person so appointed, shall diligently discharge his or her duties as an advisory board member and promote in good faith FNB's and First National's best interests. For their services as advisory board members, each person so appointed shall be compensated at the rate in effect with respect to other members of First National's advisory board in Siler City, North Carolina provided that he or she remains a director of the advisory board and provided further that he or she not be serving as a director or advisory director of another financial institution or financial institution holding company. Each such person's service as an advisory director will be at First National's pleasure and will be subject to First National's normal policies and procedures regarding the appointment and service of advisory directors; provided, however, that if any such person's service as an advisory director is terminated by First National shall, upon such termination and at its election, either (i) cause the full vesting of any unvested options and awards of such person under the NSSO Plan and the MR Plan, respectively, as assumed by FNB as of the Effective Time, or (ii) provide such person the economic equivalent to any unvested portion of such options under the NSSO Plan or awards under the MR Plan.

     (B) RETIREMENT PLAN. FNB shall assume the obligations of Home Savings pursuant to the Home Savings Bank of Siler City, SSB Directors' Retirement Plan (the "Directors' Plan") effective as of January 12, 1994 and as in effect as of the date hereof, except that from and after the Effective Time, the FNB Board of Directors or its compensation committee shall be substituted for the "Committee" administering the Directors' Plan. Eligible participants in the Directors' Plan shall begin receiving their retirement benefits under the Directors' Plan upon the Effective Time, which shall constitute their severance from service on the Home Savings Board of Directors.

     5.5 INDEMNIFICATION OF DIRECTORS AND OFFICERS. After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Home Savings and its directors and officers, FNB shall indemnify, hold harmless and defend the directors and officers of Home Savings in office at the Effective Time, to the same extent as it indemnifies its own directors and officers, from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, cost and expenses of every kind and nature including without limitation reasonable attorneys' fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Home Savings through the Effective Time; provided, however, that FNB shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under North Carolina law, (ii) any act of self-dealing in violation of federal or state law, (iii) any act or omission which is ultimately determined to have constituted a breach of any implied or actual duty of fair dealing in connection with a lending obligation (such claims being commonly referred to as lender liability claims), (iv) any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (v) any violation or alleged violation of any federal or state law, rule, regulation, order, decree or policy applicable to banks and bank holding companies, (vi) any violation or alleged violation of federal or state securities laws, or (vii) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law. The indemnification provided by this Section 5.5 is the sole indemnification provided by FNB to the directors and officers of Home Savings for service in such positions up to and through the Effective Time. This Section 5.5 is intended to create personal rights in the directors and officers of Home Savings, who shall be deemed to be third-party beneficiaries hereof. Notwithstanding any other provision of this Agreement, at the Effective Time, the indemnification rights provided herein shall not be extinguished but shall instead survive.

                         ARTICLE VI. MUTUAL AGREEMENTS

     6.1 SHAREHOLDERS MEETING; REGISTRATION STATEMENT; PROXY
STATEMENT/PROSPECTUS.

     (A) MEETING OF SHAREHOLDERS. Home Savings shall cause a special meeting of its shareholders (the "Shareholders' Meeting") to be duly called and held as soon as practicable (but in no event less than 20 business days following the mailing to Home Savings' shareholders of the "Proxy Statement/Prospectus" described below) for the purpose of Home Savings' shareholders voting on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of and all other matters relating to the Shareholders' Meeting (including the solicitation of proxies), Home Savings will fully comply with all provisions of applicable federal and state law and regulations and with its Articles of Incorporation and Bylaws.

     (B) PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS. FNB and Home Savings jointly shall prepare a "Proxy Statement/Prospectus" for distribution to Home Savings' shareholders as the proxy statement relating to Home Savings' solicitation of proxies for use at the Shareholders' Meeting and as FNB's prospectus relating to the offer and distribution of FNB Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholders' Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by FNB and Home Savings. FNB shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and, FNB and Home Savings shall cooperate with each other in good faith and shall use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC and FDIC thereon. Home Savings will mail the Proxy Statement/Prospectus to its shareholders not less than 20 business days prior to the scheduled date of the Shareholders' Meeting; provided, however, that no such materials shall be mailed to Home Savings' shareholders unless and until FNB shall have determined to its own satisfaction that the conditions specified in Section 7.3(d) below have been satisfied and shall have approved such mailing.

     (C) REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, FNB shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "1933 Act") a registration statement on Form S-4 (or on such other form as FNB shall determine to be appropriate) (the "Registration Statement") covering the FNB Stock to be issued to shareholders of Home Savings pursuant to this Agreement. Additionally, FNB shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the FNB

Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock. FNB shall deliver to Home Savings and its counsel a preliminary draft of the Registration Statement and the Proxy Statement/Prospectus not later than 90 days after the date of this Agreement.

     (D) RECOMMENDATION OF HOME SAVINGS' BOARD OF DIRECTORS. Unless due to a material change in circumstances or for any other reason Home Savings' Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Home Savings or to its shareholders, Home Savings' Board of Directors shall recommend to and actively encourage Home Savings' shareholders that they vote their shares of Home Savings Stock at the Shareholders' Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to Home Savings' shareholders will so indicate and state that Home Savings' Board of Directors considers the Merger to be advisable and in the best interests of Home Savings and its shareholders.

     (E) INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. FNB and Home Savings each agrees to promptly respond, and to use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. FNB and Home Savings each hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Home Savings' shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (F) SECTION 3(A)(10) EXEMPTION. Notwithstanding anything in this Agreement to the contrary, FNB, at its option, may satisfy the requirements of the 1933 Act by effecting the issuance of the FNB Stock pursuant to Section 3(a)(10) thereof ("Section 3(a)(10)") in lieu of filing the Registration Statement. In such case, all references to the Proxy Statement/Prospectus in this Agreement shall mean only the proxy statement relative to Home Savings' solicitation of proxies for use at the Shareholders' Meeting. If FNB determines that it will utilize Section 3(a)(10), it shall notify Home Savings in writing within 90 days of the date of this Agreement and shall file the application to the office of the Secretary of State of North Carolina relating to the approval of the fairness of the terms and conditions of the Merger within 120 days of the date of this Agreement.

     6.2 REGULATORY APPROVALS. Within 75 days after the date of this Agreement, FNB and Home Savings each shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the Federal Reserve, the FDIC, the OCC and the Administrator and to any other applicable federal or state banking, securities or other regulatory authority). Each such party shall use their respective best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

     6.3 ACCESS. Following the date of this Agreement and to and including the Effective Time, Home Savings shall provide FNB and its employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as FNB shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by FNB shall be performed in such a manner as will not interfere unreasonably with Home Savings' normal operations or with their relationship with their customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

     6.4 COSTS. Subject to the provisions of Section 8.3(c) below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, FNB and Home Savings each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Home Savings, all fees owed to Baxter Fentriss and Company and the cost of Home Savings' "Fairness Opinion" described in Section 7.2(e) below. However, subject to the provisions of Section 8.3(c) below, all costs incurred in connection with the preparation, printing and mailing of the Proxy Statement/Prospectus, including but not limited to printing and postage expenses, shall be deemed to be incurred and shall be paid fifty percent (50%) by Home Savings and fifty percent (50%) by FNB.

     6.5 ANNOUNCEMENTS. Home Savings and FNB each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to FNB any such disclosure by FNB is required by law or otherwise is prudent.

     6.6 CONFIDENTIALITY. FNB and Home Savings each agrees that it shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent
(i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Section 6.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party. The parties' obligations of confidentiality under this Section 6.6 shall survive and remain in effect following any termination of this Agreement.

     6.7 ENVIRONMENTAL STUDIES. At its option, FNB may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as FNB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that the Environmental Survey, as much as possible, shall be performed in such a manner as will not interfere unreasonably with Home Savings' normal operations. FNB shall attempt in good faith to complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Section 8.3(c) below, the costs of the Environmental Survey shall be paid by FNB. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, FNB believes that Home Savings or, following the Merger,

FNB or First National, could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Home Savings or, following the Merger, FNB or First National, could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Home Savings or, following the Merger, FNB or First National, could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, FNB believes the amount of expenses or liability which either of them could incur or for which either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000 over any period of time, then FNB shall give Home Savings prompt written notice thereof (together with all information in its possession relating thereto) and, at FNB's sole option and discretion, at any time thereafter and up to the Effective Time, it may terminate this Agreement without further obligation or liability to Home Savings or its shareholders.

     6.8 TAX-FREE REORGANIZATION. FNB and Home Savings each undertakes and agrees that it will use its best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and that it shall not intentionally take any action that would cause the Merger to fail to so qualify.

     6.9 TRANSITION TEAM. FNB and Home Savings shall create a transition team comprised of staff and representatives of Home Savings and staff and representatives of FNB and First National (the "Transition Team"). The purpose of the Transition Team shall be to provide detailed guidance to FNB in fulfilling and consummating the Merger, to maintain open lines of communication between Home Savings and First National, and to handle customer inquiries regarding the Merger. The Transition Team shall meet as necessary until the Effective Time. Members of the Transition Team shall receive no compensation for such service.

                  ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

     7.1 CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (A) CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger in consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including without limitation the approval of the shareholders of Home Savings of this Agreement and the Plan of Merger.

     (B) REGISTRATION STATEMENT EFFECTIVE OR SECTION 3(A)(10) EXEMPTION APPROVED. Either (i) the Registration Statement (including any post-effective amendments thereto) shall be effective under the 1933 Act, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by the SEC to suspend the effectiveness of such Registration Statement or (ii) the application contemplated by Section 6.1(f) above shall have been finally approved such that the requirements of Section 3(a)(10) shall have been met. FNB Stock to be issued as contemplated in the Plan of Merger shall have been registered or shall either be not subject to registration or subject to exemption from registration under applicable state securities laws.

     (C) "BLUE SKY" APPROVALS. FNB Corp. shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from Blue Sky registration requirements as may be necessary, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by any state Blue Sky administration to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of FNB Stock in the Merger.

     (D) REGULATORY APPROVALS. (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the Federal Reserve, the FDIC, the OCC, the Administrator, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions,
(ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by FNB to be materially disadvantageous or burdensome or to so adversely impact the economic or business benefits of this Agreement to FNB as to render it inadvisable for it to consummate the Merger; (iii) all applicable waiting periods following regulatory approvals shall have expired without objection to the Merger by the United States Department of Justice or other applicable regulatory authorities; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

     (E) ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Home Savings or FNB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Home Savings or FNB or any of their respective officers or directors which shall reasonably be considered by Home Savings or FNB to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

     (F) TAX OPINION. FNB and Home Savings shall have received an opinion of Schell Bray Aycock Abel & Livingston P.L.L.C., in form and substance satisfactory to them, substantially to the effect that: (i) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code; (ii) no taxable gain will be recognized by a shareholder of Home Savings upon such shareholder's receipt solely of FNB Stock in exchange for his or her Home Savings Stock; (iii) dividend income or capital gain will be recognized by a shareholder of Home Savings who receives FNB Stock and cash in exchange for his or her Home Savings Stock pursuant to
Section 1.5 above, limited to an amount not to exceed the amount of cash received; (iv) the basis of the FNB Stock received by the shareholder in the Merger will have the same basis as his or her Home Savings Stock surrendered in exchange therefor decreased by the amount of cash received, if any, and increased by any gain recognized on the exchange; (v) if Home Savings Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the FNB Stock received by the shareholder in the Merger will include the holding period of Home Savings Stock surrendered in exchange therefor; (vi) cash received by a shareholder who receives solely cash pursuant to Section 1.5 above will generally be treated as a distribution in redemption of his or her Home Savings Stock subject to the provisions of Section 302 of the Code and the constructive ownership rules of Section 318 of the Code; and (vii) a shareholder who receives cash in lieu of a fractional share of FNB Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Schell Bray Aycock Abel & Livingston P.L.L.C. will require and rely on representations by officers of FNB and Home Savings, and will be entitled to make reasonable assumptions.

     (G) NASDAQ LISTING. FNB shall have satisfied all requirements for the shares of FNB Stock to be issued to the shareholders of Home Savings in connection with the Merger to be listed on the NASDAQ National Market as of the Effective Time.

     7.2 ADDITIONAL CONDITIONS TO HOME SAVINGS' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Home Savings' separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (A) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

     (B) COMPLIANCE WITH LAWS. FNB shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise.

     (C) FNB'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Home Savings as provided in
Section 10.2 below, each of the representations and warranties of FNB contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and FNB shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. Home Savings shall have received a certificate dated as of the Closing Date and executed by its President to the foregoing effect and as to such other matters as may be reasonably requested by Home Savings.

     (D) LEGAL OPINION OF FNB'S COUNSEL. Home Savings shall have received from Schell Bray Aycock Abel & Livingston P.L.L.C., counsel for FNB, a written opinion dated as of the Closing Date and substantially in the form of Schedule D attached hereto or otherwise in form and substance reasonably satisfactory to Home Savings.

     (E) FAIRNESS OPINION. Home Savings shall have received from its financial advisor, Baxter Fentriss & Company ("Baxter Fentriss"), a written opinion ( the "Fairness Opinion"), dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Home Savings' shareholders in connection with the Shareholders Meeting, to the effect that the consideration to be received by Home Savings' shareholders in the Merger is fair, from a financial point of view, to Home Savings and its shareholders; and, Baxter Fentriss shall have delivered a letter to Home Savings, dated as of a date within ten business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Home Savings and its shareholders.

     (F) NO STOCK DIVIDENDS OR SPLITS. FNB shall not have effected any stock dividends or stock splits with respect to the FNB Stock beginning on the date that is thirty-five (35) days prior to the Closing Date.

     (G) OTHER DOCUMENTS AND INFORMATION FROM FNB. FNB shall have provided to Home Savings correct and complete copies of its Articles of Incorporation, Bylaws and Board and shareholder resolutions approving this Agreement and the Merger (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Home Savings or its counsel.

     (H) ACCEPTANCE BY HOME SAVINGS' COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Home Savings' legal counsel.

     7.3 ADDITIONAL CONDITIONS TO FNB'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, FNB's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (A) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

     (B) COMPLIANCE WITH LAWS. Home Savings shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Home Savings.

     (C) HOME SAVINGS' REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by FNB as provided in Section 10.2 below, each of the representations and warranties of Home Savings contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Home Savings shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. FNB shall have received a certificate dated as of the Closing Date and executed by Home Savings and its President to the foregoing effect and as to such other matters as may be reasonably requested by FNB.

     (D) LEGAL OPINION OF HOME SAVINGS' COUNSEL. FNB shall have received from Moore & Van Allen, PLLC, counsel to Home Savings, a written opinion, dated as of the Closing Date and substantially in the form of Schedule E attached hereto or otherwise in form and substance reasonably satisfactory to FNB.

     (E) OTHER DOCUMENTS AND INFORMATION FROM HOME SAVINGS. Home Savings shall have provided to FNB correct and complete copies of Home Savings' Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Home Savings' Secretary), together with certificates of the incumbency of Home Savings' officers and such other closing documents and information as may be reasonably requested by FNB or its counsel.

     (F) AMENDMENTS TO BENEFIT PLANS; TERMINATION OF HOME SAVINGS PENSION PLAN. The Board of Directors of Home Savings shall have adopted and implemented, effective as of the Effective Time, amendments to the ISO Plan, the NSSO Plan, the MR Plan, the ESOP and the Directors' Plan, in form and content consistent with the provisions of this Agreement and satisfactory to FNB. Home Savings shall have taken such actions to terminate the Home Savings Pension Plan in accordance with Section 4.1 (i) above.

     (G) ESOP LOAN. The ESOP Loan from First National shall have been refinanced, paid off or transferred as contemplated in accordance with Section 4.1(g) above, and Edwin E. Bridges shall be continuing to serve as the ESOP Trustee.

     (H) CONSENTS TO ASSIGNMENT OF PROPERTY LEASES. Home Savings shall have obtained all required consents to the assignment to FNB of its rights and obligations under any personal property lease material to the business of Home Savings and any Real Property Lease, and such consents shall be in such form and substance as shall be satisfactory to FNB; and, each of the lessors of Home Savings shall have confirmed in writing that Home Savings is not in default under the terms and conditions of any personal property lease or any Real Property Lease.

     (I) AFFILIATES' AGREEMENTS. FNB shall have received the written Affiliates' Agreements in form and content satisfactory to FNB and signed by all persons Previously Disclosed to FNB as an Affiliate (other than those principal shareholders Previously Disclosed under Section 2.3 of this Agreement) or who otherwise are deemed by FNB or its counsel to be Affiliates of Home Savings as provided in Section 4.1(a) above.

     (J) DISSENTERS' RIGHTS. The holders of no more than ten percent (10%) of the Home Savings Stock shall have exercised Dissenters' Rights or voted against approval of this Agreement and the Plan of Merger at the Shareholders' Meeting (as provided in Section 1.6 above).

     (K) ACCEPTANCE BY FNB'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to FNB's legal counsel.

                  ARTICLE VIII. TERMINATION; BREACH; REMEDIES

     8.1 MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Home Savings), this Agreement may be terminated by the mutual agreement of FNB and Home Savings. Upon any such mutual termination, all obligations of Home Savings and FNB hereunder shall terminate and each party shall pay costs and expenses as provided in Section 6.4 above.

     8.2 UNILATERAL TERMINATION. This Agreement may be terminated by either FNB or Home Savings (whether before or after approval hereof by Home Savings' shareholders) upon written notice to the other parties and under the circumstances described below.

     (A) TERMINATION BY FNB. This Agreement may be terminated by FNB by action of its Board of Directors or Executive Committee:

          (i) if any of the conditions to the obligations of FNB (as set forth in Section 7.1 or 7.3 above) shall not have been satisfied or effectively waived in writing by FNB by April 30, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of FNB to satisfy any of its obligations, covenants or agreements contained herein);

          (ii) if Home Savings shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or
     Article VI herein in any material respect;

          (iii) if FNB determines at any time that any of Home Savings' representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

          (iv) if, notwithstanding FNB's satisfaction of its obligations under Sections 6.1(b), (c), (e) and (f) above, Home Savings' shareholders do not ratify and approve this Agreement and approve the Plan of Merger at the Shareholders' Meeting;

          (v) if the Merger shall not have become effective on or before April 30, 1998 unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the parties hereto agree that the dates set forth in this Section 8.2(a) shall be extended by mutual agreement for up to an additional 60 days;

          (vi) if the average Closing Price of FNB Stock for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled Closing Date is less than $27.00 (as proportionately adjusted in the event of any stock dividend or stock split of FNB Stock after the date hereof); or,

          (vii) under the circumstances described in Section 6.7 above.

     However, before FNB may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Section 8.2(a), it shall give written notice to Home Savings as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by FNB shall not become effective if, within 30 days following the giving of such notice, Home Savings shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB. In the event Home Savings cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB within such 30-day period, FNB shall have 30 days to notify Home Savings of its intention to terminate this Agreement. A failure to so notify Home Savings will be deemed to be a waiver by FNB of the breach, default or violation pursuant to Section 10.2 below.

     (B) TERMINATION BY HOME SAVINGS. This Agreement may be terminated by Home
Savings:

          (i) if any of the conditions of the obligations of Home Savings (as set forth in Section 7.1 or 7.2 above) shall not have been satisfied or effectively waived in writing by Home Savings by April 30, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Home Savings to satisfy any of its obligations, covenants or agreements contained herein);

          (ii) if FNB shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or Article VI herein in any material respect;

          (iii) if Home Savings determines that any of FNB's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

          (iv) if, notwithstanding Home Savings' satisfaction of its obligations contained in Sections 6.1(a), (b), (d) and (e) above, its shareholders do not ratify and approve this Agreement and approve the Plan of Merger at the Shareholders' Meeting by the requisite vote under federal and state law; or,

          (v) if the Merger shall not have become effective on or before April 30, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the parties hereto agree that the dates set forth in this Section 8.2(b) shall be extended by mutual agreement for up to an additional 60 days; or (vi) if the average Closing Price for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled Closing Date is more than $36.50 (as proportionately adjusted in the event of any stock dividend or stock split of FNB Stock after the date hereof).

     However, before Home Savings may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Section 8.2(b), it shall give written notice to FNB as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Home Savings shall not become effective if, within 30 days following the giving of such notice, FNB shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Home Savings. In the event FNB cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Home

Savings within such 30-day period, Home Savings shall have 30 days to notify FNB of its intention to terminate this Agreement. A failure to so notify FNB will be deemed to be a waiver by Home Savings of the breach, default or violation pursuant to Section 10.2 below.

     8.3 BREACH; REMEDIES.

     (A) Except as otherwise provided below, in the event of a breach by Home Savings of any of its representations or warranties contained in this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then FNB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

     (B) Likewise, and except as otherwise provided below, in the event of a breach by FNB of any of its representations or warranties contained in this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then Home Savings' sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

     (C) Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party described in Section 6.4, together with other damages recoverable at law or in equity.

                          ARTICLE IX. INDEMNIFICATION

     9.1 AGREEMENT TO INDEMNIFY. Home Savings and FNB hereby agree that in the event this Agreement is terminated for any reason and the Merger is not consummated, then they will indemnify each other as provided below.

     (A) BY HOME SAVINGS. Home Savings shall indemnify, hold harmless and defend FNB from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by FNB:

          (i) in connection with or which arise out of or result from or are based upon (A) Home Savings' operations or business transactions or its relationship with any of its employees, or (B) Home Savings' failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

          (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Home Savings of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Home Savings to perform any of its covenants, agreements or obligations under or in connection with this Agreement;

          (iii) in connection with or which arise out of or result from or are based upon any information provided by Home Savings which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Home Savings' shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,P (iv) in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Home Savings or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property which constitutes a violation of any Environmental Laws by Home Savings or any other person.

     (B) BY FNB. FNB shall indemnify, hold harmless and defend Home Savings from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Home Savings:

          (i) in connection with or which arise out of or result from or are based upon (A) FNB's operations or business transactions or its relationship with any of its employees, or (B) FNB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

          (ii) in connection with or which arise out of or result from or are based upon of any fact, condition or circumstance that constitutes a breach by FNB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FNB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; and,

          (iii) in connection with or which arise out of or result from or are based upon any information provided by it which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Home Savings' shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     9.2 PROCEDURE FOR CLAIMING INDEMNIFICATION.

     (A) BY FNB. If any matter subject to indemnification hereunder arises in the form of a claim against FNB, its successors and assigns (collectively, "Indemnitee") (herein referred to as a "Third Party Claim"), the applicable Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Home Savings. Within 15 days of such notice, Home Savings either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify the applicable Indemnitee and FNB that Home Savings disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Home Savings and the cost of such defense shall be borne by Home Savings except that the applicable Indemnitee shall have the right to participate in such defense at its own expense and provided that Home Savings shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon any of the parties comprising Indemnitee hereunder. FNB agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to Home Savings without charge therefor except for out-of-pocket expenses. If Home Savings fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the parties comprising Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Each of the parties comprising Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Home Savings.

     (B) BY HOME SAVINGS. If any matter subject to indemnification hereunder arises in the form of a claim against Home Savings or its successors and assigns (herein referred to as a "Third Party Claim"), Home Savings promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to FNB. Within 15 days of such notice, FNB either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Home Savings that FNB disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by FNB and the cost of such defense shall be borne by FNB except that Home Savings shall have the right to participate in such defense at its own expense and provided that FNB shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Home Savings. Home Savings agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to FNB without charge therefor except for out-of-pocket expenses. If FNB fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Home Savings shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Home Savings also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by FNB.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

     10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

     (A) REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Section 6.6. above, FNB's covenants contained in Article V above, and FNB's representation and warranty contained in Section 3.2 above, shall survive the effectiveness of the Merger.

     (B) INDEMNIFICATION. The parties' indemnification agreements and obligations pursuant to Section 9.1 above shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Section 9.1 in the event of or following consummation of the Merger.

     10.2 WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof, provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party or as provided in Sections 8.2(a) and 8.2(b) above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

     10.3 AMENDMENT. This Agreement may be amended, modified or supplemented at anytime or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Home Savings, by an agreement in writing approved by a majority of the Boards of Directors of FNB and Home Savings executed in the same manner as this Agreement; provided however, that, except with the further approval of Home Savings' shareholders of that change or as otherwise provided herein, following approval of this Agreement by Home Savings' shareholders, no change may be made in the Cash Factor or the Exchange Ratio.

     10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

(a) If to Home Savings, to:
          Home Savings Bank of Siler City, Inc., SSB
        300 East Raleigh Street
        Siler City, North Carolina 27344
        Attention: Edwin E. Bridges, President

        With copy to:
        Moore & Van Allen, L.L.P.
        One Hanover Square, Suite 1700
        Raleigh, North Carolina 27611
        Attention: Anthony Gaeta, Jr.

(b) If to FNB or First National, to:

        FNB Corp.
        Post Office Box 1328 (27204)
        101 Sunset Avenue
        Asheboro, North Carolina 27203
        Attention: Mr. Michael C. Miller, President

        With copy to:
        Schell Bray Aycock Abel & Livingston P.L.L.C.
        230 North Elm Street
        1500 Renaissance Plaza
        Greensboro, North Carolina 27420
        Attention: Kenneth N. Shelton

     10.5 FURTHER ASSURANCE. Home Savings and FNB each agree to furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.6 HEADINGS AND CAPTIONS. Headings and captions of the sections and Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.7 ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     10.8 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, Section, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.9 ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

     10.10 COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.11 GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

     10.12 INSPECTION. Any right of FNB hereunder to investigate or inspect the assets, books, records, files and other information of Home Savings in no way shall establish any presumption that FNB should have conducted any investigation or that such right has been exercised by FNB, its agents, representatives or others. Any investigations or inspections that have been made by FNB or its agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Home Savings in this Agreement.

     IN WITNESS WHEREOF, Home Savings and FNB each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                                              HOME SAVINGS BANK OF SILER CITY, INC., SSB
ATTEST:

/s/ JACK L. TANNER                                            By: /s/ EDWIN E. BRIDGES
Secretary                                                         Edwin E. Bridges, President
[CORPORATE SEAL]

                                                              FNB CORP.
ATTEST:

/s/ JERRY A. LITTLE                                           By: /s/ MICHAEL C. MILLER
Secretary                                                         Michael C. Miller, President
[CORPORATE SEAL]

                                                              FIRST NATIONAL BANK AND TRUST COMPANY
ATTEST:

/s/ JERRY A. LITTLE                                           By: /s/ MICHAEL C. MILLER
Secretary                                                         MICHAEL C. MILLER, PRESIDENT
[CORPORATE SEAL]

                       SCHEDULES TO AGREEMENT AND PLAN OF
                           REORGANIZATION AND MERGER

SCHEDULE                                            DESCRIPTION
    A      Plan of Merger
    B      Form of Affiliate's Letter
    C      Form of Employment Agreement
    D      Form of Legal Opinion of Counsel for FNB
    E      Form of Legal Opinion of Counsel for Home Savings

     Schedule A follows. FNB and Home Savings agree to furnish supplementally a copy of any omitted schedule upon request.

                                   SCHEDULE A
               TO AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                               DATED JUNE 3, 1997

                                 PLAN OF MERGER
                                       OF
                   HOME SAVINGS BANK OF SILER CITY, INC., SSB
                                 WITH AND INTO
                     FIRST NATIONAL BANK AND TRUST COMPANY

     A. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are Home Savings Bank of Siler City, Inc., SSB, a North Carolina savings bank ("Home Savings"), and First National Bank and Trust Company, a national banking corporation ("First National") and wholly owned subsidiary of FNB Corp., a North Carolina corporation ("FNB").

     B. NATURE OF TRANSACTION. Subject to the provisions of this Plan of Merger, Home Savings shall be merged into and with First National (the "Merger") with the effect provided in the North Carolina Business Corporation Act and the National Bank Act.

     C. NAME OF SURVIVING CORPORATION. First National shall be the surviving corporation in the Merger and shall exist under the name "First National Bank and Trust Company."

     D. TERMS AND CONDITIONS OF THE MERGER.

          1. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger dated as of June 3, 1997, by and among FNB, Home Savings and First National (the "Agreement"). As provided herein and in the Agreement, except insofar as the same may be continued by law and except as continued in and merged into First National, at the effective time of the Merger (the "Effective Time") the separate corporate existence of Home Savings shall cease and the corporate existence of First National shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

          2. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of Home Savings' property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Home Savings, whether tangible or intangible) shall be transferred to and vest in First National, and First National shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Home Savings, all without any conveyance, assignment or further act or deed; and, First National shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Home Savings as of the Effective Time.

          3. The Articles of Association and Bylaws of First National in effect at the Effective Time shall be the Articles of Association and Bylaws of First National as the surviving corporation in the Merger and shall continue in full force and effect following the Effective Time, until amended in accordance with applicable laws. The officers and directors of First National at the Effective Time shall continue to hold such offices and positions until removed as provided by law or until the election or appointment of their respective successors.

     E. CONVERSION AND EXCHANGE OF SHARES.

          1. Except as otherwise provided herein, at the Effective Time, all rights of Home Savings's shareholders with respect to all then outstanding shares of the common stock of Home Savings, par value $1.00 ("Home Savings Stock") shall cease to exist, and the holders of Home Savings Stock shall cease to be, and shall have no further rights as, shareholders of Home Savings. At the Effective Time, each such outstanding share of Home Savings Stock (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted, without any action on the part of the holder of such shares (other than the making of an election as described in Section
     E.4 below) into (i) a number of shares of the common stock of FNB, par value $2.50 (the "FNB Stock"), equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined below) of FNB Stock (such number of shares, the "Exchange Ratio"), (ii) the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock, or (iii) a combination of shares of FNB Stock and the right to receive cash as provided in Sections E.4 through E.6 below. For purposes hereof, "Average Closing Price" shall mean the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the date on which the closing of the Merger takes place, and "Closing Price" shall mean the sum of the reported closing "bid" price and seventy-five (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the National Association of Securities Dealers Automated Quotations Inc. ("NASDAQ") National Market each day during such twenty (20) day period. Except as otherwise provided herein, the form of consideration into which each individual shareholder's shares of Home Savings Stock will be converted will be determined in the manner described in Sections E.4 through E.6 below. Notwithstanding anything contained herein to the contrary, if during the period commencing on the date of this Agreement and ending at the Effective Time, Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regularly scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, the "Excess Cash Distributions"), then, for purposes of this Agreement, the Cash Factor shall be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio shall be reduced accordingly.

          2. Each share of FNB Stock, issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

          3. Each share of capital stock of First National issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

          4. Subject to Sections E.5 and E.6 below, each shareholder of Home Savings may, by written notice to FNB in the manner described below, elect individually the form of consideration into which all such shareholder's shares of Home Savings Stock will be converted at the Effective Time as provided in Section E.1 above. Within ten days following approval of this Agreement and the Plan of Merger by the shareholders of Home Savings at a special meeting of its shareholders to be duly called and held for the purpose of Home Savings' shareholders voting on the approval of the Merger and the ratification and adoption of the Agreement (the "Shareholders' Meeting"), Home Savings will mail written instructions to each of its shareholders regarding the making of an election, for the conversion of their respective shares, together with a notice (a "Notice of Election"), which each shareholder shall be required to use for purposes of making such election. Each shareholder may elect to receive one of the following forms of consideration: (i) cash at the rate of the Cash Factor per share of Home Savings Stock; (ii) shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock; or (iii) a combination of cash and shares of FNB Stock at such respective rates based on increments of five percent (5%) (for example, 85% shares of FNB Stock and 15% cash, or 50% shares of FNB Stock and 50% cash). The instructions of Home Savings shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be set by FNB, but in no event to be less than fifteen (15) or more than thirty (30) days following the date that the above instructions and form are first distributed to the shareholders of Home Savings). The above instructions and Notice of Election distributed to the shareholders of Home Savings shall be provided by and in a form satisfactory to FNB. In order to make an effective election, a Home Savings shareholder must deliver to FNB a properly completed Notice of Election on or before the close of its business on the Election Date and in accordance with FNB's instructions. Any shareholder who does not make an election or whose Notice of Election is not timely received by FNB or otherwise is not made in accordance with FNB's instructions (including any shareholder who has exercised Dissenters' Rights as defined in Section F hereof) will be deemed to have elected that sixty percent (60%) of such shareholder's shares of Home Savings Stock be converted into FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock and that the remaining forty percent (40%) be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

          5. Notwithstanding anything contained herein to the contrary, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent 50% of the total outstanding shares of Home Savings Stock. Depending on the elections or deemed elections of Home Savings' shareholders, and subject to Section E.6 below, shares of FNB Stock to be issued in the Merger may be prorated as follows:

             (a) In the event that, immediately prior to the Effective Time, the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time is more than sixty percent (60%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into FNB Stock, FNB will reduce on a pro rata basis the number of shares of Home

        Savings Stock to be converted into shares of FNB Stock such that the aggregate number of shares of Home Savings Stock to be converted into FNB Stock in the Merger is not more than sixty percent (60%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

             (b) In the event that, immediately prior to the Effective Time, the difference between (A) the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time and (B) the aggregate number of shares of Home Savings Stock to be converted into FNB Stock pursuant to elections or deemed elections by shareholders who have exercised Dissenters' Rights (as provided in Section F) or have voted against approval of this Agreement and Plan of Merger at the Shareholders' Meeting is less than fifty percent (50%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into the right to receive cash, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into the right to receive cash such that the difference between (A) and (B) above is not less than fifty percent (50%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock.

          6. Notwithstanding the provisions of Sections E.4 and E.5 above, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have exercised Dissenters' Rights (as provided in Section F hereof) or have voted their shares of Home Savings Stock against approval of this Agreement and Plan of Merger at the Shareholders' Meeting, then the provisions of Sections E.4 and E.5 above shall not apply and sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

          7. Following the Effective Time, certificates representing shares of Home Savings Stock outstanding at the Effective Time (herein sometimes referred to as "Home Savings Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) the form of consideration into which each individual shareholder's shares of Home Savings Stock have been converted as determined in the manner described in Sections E.4 through E.6 above or (ii) in the case of shareholders who properly exercise Dissenters' Rights, the consideration provided in Section F below and by applicable law. At the Effective Time, FNB shall issue and deliver, or cause to be issued and delivered, to First National, in its capacity as the transfer agent of FNB Stock (the "Transfer Agent"), cash and certificates representing whole shares of FNB Stock into which outstanding shares of Home Savings Stock have been converted as provided above. As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Home Savings immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Home Savings Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Home Savings of such shareholder's Home Savings Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, (i) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into FNB Stock, issue, register and deliver to such shareholder a certificate evidencing the number of shares of FNB Stock to which such shareholder is entitled pursuant to Sections E.4 through E.6 above, and/or (ii) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into the right to receive cash, issue and deliver to such shareholder a check in the amount of cash to which the shareholder is entitled pursuant to Sections
     E.4 through E.6 above. Following the Effective Time, there shall be no further transfers of Home Savings Stock on the stock transfer books of Home Savings or the registration of any transfer of a Home Savings Certificate by any holder thereof, and the surrender of each Home Savings Certificate as provided herein must be made by or on behalf of its holder of record at the Effective Time.

          8. No scrip or certificates representing fractional shares of FNB Stock will be issued to any former shareholder of Home Savings, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of FNB Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of FNB Stock, FNB will deliver cash to the Transfer Agent in an amount equal to the aggregate of all fractional shares multiplied by the Average Closing Price, and, in such event, the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Home Savings in accordance with their respective interests.

          9. Subject to Section E.10 below, no FNB Stock certificate or cash shall be delivered to any former shareholder of Home Savings unless and until such shareholder shall have properly surrendered to the Transfer Agent the Home Savings Certificate(s) formerly representing his or her shares of Home Savings Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by FNB for that purpose. Further, until such Home Savings Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of FNB Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Home Savings Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Home Savings Certificate(s), the Transfer Agent shall pay to the registered holder of the shares of FNB Stock represented by such Home Savings Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither FNB, Home Savings nor the Transfer Agent shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

          10. Any shareholder of Home Savings whose certificate evidencing shares of Home Savings Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or FNB (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and FNB).

     F. DISSENTERS' RIGHTS. Any shareholder of Home Savings who properly exercises his right of dissent and appraisal ("Dissenters' Rights") with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Article 13") or Section 215a of the National Bank Act ("Section 215a") shall be entitled to receive payment in cash of the "fair value" (as defined in Article 13) or "value" (as described in Section 215a) of his or her shares of Home Savings Stock in the manner and pursuant to the procedures provided in Article 13 and Section 215a, respectively. Until the "fair value" or "value" of the shares of Home Savings Stock held by any dissenting shareholder is determined and paid pursuant to Article 13 and Section 215a, respectively, however, such shares shall be converted into FNB Stock and the right to receive cash in accordance with such shareholder's election or deemed election and in the manner provided in Sections E.4 through E.6 above.

     G. ABANDONMENT. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.

     H. EFFECTIVENESS. This Plan of Merger shall be effective upon the later to occur of (i) the receipt of a certificate of approval from the Office of the Comptroller of the Currency and (ii) the filing of Articles of Merger with respect hereto with the North Carolina Secretary of State.

                                                                     APPENDIX II

                                  JUNE 2, 1997

The Board of Directors
Home Savings Bank of Siler City, Inc., SSB
300 East Raleigh Street
Siler City, NC 27344

Dear Members of the Board:

     Home Savings Bank of Siler City Inc., SSB, Siler City, North Carolina ("Home") and FNB Corp., Asheboro, North Carolina ("FNB") have entered into an agreement providing for the acquisition of Home by FNB ("Acquisition"). The terms of the Acquisition are set forth in the Agreement and Plan of Reorganization and Merger dated June 2, 1997.

     The terms of the Acquisition provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each common share of Home will be converted into a combination of cash and FNB common stock with a value of $15.50 ("Consideration").

     You have asked our opinion as to whether the Consideration is fair to the respective shareholders of Home from a financial point of view.

     In rendering our opinion, we have evaluated the consolidated financial statements of Home and FNB available to us from published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared Home and FNB from a financial point of view to the other financial institutions;
(b) considered the historical market price of the common stock of Home and FNB;
(c) compared the terms of the Acquisition with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (d) reviewed the Agreement and Plan of Reorganization and Merger and related documents; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of Home and FNB to discuss the foregoing as well as other matters that may be relevant.

     We have not independently verified the financial and other information concerning Home, or FNB, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Home and FNB as they exist and are known to us as of March 31, 1997.

     We have acted as financial advisor to Home in connection with the Acquisition and will receive from Home a fee for our services, a significant portion of which is contingent upon the consummation of the Acquisition.

     It is understood that this opinion may be included in its entirety in any communication by Home or the Board of Directors to the stockholders of Home. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Consideration is fair to the shareholders of Home from a financial point of view.

                                         Sincerely,

                                         BAXTER FENTRISS AND COMPANY

                                     AII-1

                                                                    APPENDIX III

                        NORTH CAROLINA GENERAL STATUTES

                                  ARTICLE 13.
                              DISSENTERS' RIGHTS.

                                    PART 1.
                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

(SECTION MARK) 55-13-01. DEFINITIONS.

     In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

(SECTION MARK) 55-13-02. RIGHT TO DISSENT.

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by

                                     AIII-1
     the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

          (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

          (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

             a. Cash;

             b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

             c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

(SECTION MARK) 55-13-03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder.

                                    PART 2.
                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

(SECTION MARK) 55-13-20. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

                                     AIII-2

(SECTION MARK) 55-13-21. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

(SECTION MARK) 55-13-22. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5) Be accompanied by a copy of this Article.

(SECTION MARK) 55-13-23. DUTY TO DEMAND PAYMENT.

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

(SECTION MARK) 55-13-24. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(SECTION MARK) 55-13-25. PAYMENT.

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b) The payment shall be accompanied by

          (l) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

                                     AIII-3

          (2) An explanation of how the corporation estimated the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

          (5) A copy of this Article.

(SECTION MARK) 55-13-26. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

(SECTION MARK) 55-13-28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S PAYMENT OR FAILURE TO PERFORM.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under G.S. 55-13-25; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

                                    PART 3.

                         JUDICIAL APPRAISAL OF SHARES.

(SECTION MARK) 55-13-30. COURT ACTION.

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (b) Reserved for future codification purposes.

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

                                     AIII-4

(SECTION MARK) 55-13-31. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                              National Bank Act

          MERGER OF NATIONAL BANKS OR STATE BANKS INTO NATIONAL BANKS

       APPROVAL OF COMPTROLLER, BOARD AND SHAREHOLDERS; MERGER AGREEMENT;
           NOTICE; CAPITAL STOCK; LIABILITY OR RECEIVING ASSOCIATION

     SEC. 215a(a). One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter [XVI], may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall --

          (1) be agreed upon in writing by a majority of the board of directors c association or State bank participating in the plan of merger;

          (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State bank;

          (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

          (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

                               DISSENTING SHAREHOLDERS

          (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive

                                     AIII-5
     the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

                                 VALUATION OF SHARES

          (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which areentitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the there appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five day days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

                APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS;
            APPRAISAL BY COMPTROLLER; EXPENSES OR RECEIVING ASSOCIATION;
              SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

          (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a greater price than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if any such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by then in) a bank or association being merged into the receiving association.

                          STATUS OF RECEIVING ASSOCIATIONS;
             PROPERTY RIGHTS AND INTERESTS VESTED AND HELD AS FIDUCIARY

          (e) The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

                        REMOVAL AS FIDUCIARY; DISCRIMINATION

          (f) Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian or estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary,

                                     AIII-6
     except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

            ISSUANCE OF STOCK BY RECEIVING ASSOCIATION; PREEMPTIVE RIGHTS

          (g) Stock of the receiving association may be issued as provided by the terms of the merger agreement, free from any preemptive rights of the shareholders of the respective merging banks.

                                     AIII-7

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the Company's Amended and Restated Bylaws provides:

                                 ARTICLE VIII.

                                INDEMNIFICATION

     1. EXTENT. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and officers against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors, officers or employees of the corporation and who are deemed to be fiduciaries of the corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries") against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, officer and ERISA fiduciary is entitled to indemnification hereunder.

     2. DETERMINATION. Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

     3. ADVANCED EXPENSES. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

     4. CORPORATION. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of FNB Corp., its subsidiaries, and all constituent corporations absorbed into FNB Corp. or any of its subsidiaries by a consolidation or merger.

     5. RELIANCE AND CONSIDERATION. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

     6. INSURANCE. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

     The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:

CH. 55 N.C. BUSINESS CORPORATION ACT

                            PART 5. INDEMNIFICATION.

(SECTION MARK)55-8-50. POLICY STATEMENT AND DEFINITIONS.

     (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized, in this Part.

     (b) Definitions in this Part:

          (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

          (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

          (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan). or reasonable expenses incurred with respect to a proceeding.

          (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

          (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for another foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

          (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

(SECTION MARK)55-8-51. AUTHORITY TO INDEMNIFY.

          (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

          (1) He conducted himself in good faith; and

          (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

          (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) A corporation may not indemnify a director under this section:

          (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

     (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

(SECTION MARK)55-8-52. MANDATORY INDEMNIFICATION.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

(SECTION MARK)55-8-53. ADVANCE FOR EXPENSES.

     Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

(SECTION MARK)55-8-54. COURT-ORDERED INDEMNIFICATION.

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

     (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

     (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

(SECTION MARK)55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

     (b) The determination shall be made:

          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision
     (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.

(SECTION MARK)55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

     Unless a corporation's articles of incorporation provide otherwise:

     (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director.

     (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

     (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

(SECTION MARK)55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

     (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken, known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

     (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

     (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

(SECTION MARK)55-8-58. APPLICATION OF PART.

     (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

     (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a name defendant or respondent to the proceeding.

     (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

ITEM 21. EXHIBITS.

     The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement. Exhibit numbers omitted are not applicable.

EXHIBIT NO.                                            DESCRIPTION OF EXHIBITS
    2.10      Agreement and Plan of Reorganization and Merger by and among Home Savings Bank of Siler City, Inc., SSB,
              FNB Corp. and First National Bank and Trust Company dated June 3, 1997, incorporated herein by reference to Exhibit 2(a) to the Registrant's Current Report on Form 8-K dated
              June 3, 1997.
    2.11      Stock Option Agreement issued by Home Savings Bank of Siler City, Inc., SSB to FNB Corp. dated June 3,
              1997, incorporated herein by reference to Exhibit 2(b) to the Registrant's Current Report on Form 8-K
              dated June 3, 1997.
    3.10      Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the
              Registrant's Form S-14 Registration Statement (No. 2-96498) filed March 16, 1985.
    3.11      Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant's Form 10-Q Quarterly Report for the quarter ended
              June 30, 1988.
    3.20      Amended and Restated Bylaws of the Registrant, adopted May 9, 1995, incorporated herein by reference to
              Exhibit 3.20 to the Registrant's Form 10-QSB Quarterly Report for the quarter ended June 30, 1995.
    4         Specimen of Registrant's Common Stock Certificate, incorporated herein by reference to Exhibit 4 to
              Amendment No. 1 to the Registrant's Form S-14 Registration Statement (No. 2-96498) filed
              April 19, 1985.
    5         Form of Legal Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C.
    8         Form of Tax Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C.
   10.10      Form of Split Dollar Insurance Agreement dated as of November 1, 1987 between First National Bank and
              Trust Company and certain of its key employees and directors, incorporated herein by reference to Exhibit
              19.20 to the Registrant's Form 10-Q Quarterly Report for the Quarter ended June 30, 1988.
   10.11      Form of Amendment to Split Dollar Insurance Agreement dated as of November 1, 1994 between First National
              Bank and Trust Company and certain of its key employees and directors, incorporated herein by reference to
              Exhibit 10.11 to the Registrant's Form 10-KSB Annual Report for the fiscal year ended December 31, 1994.

EXHIBIT NO.                                            DESCRIPTION OF EXHIBITS
   10.20      Copy of Split Dollar Insurance Agreement dated as of May 28, 1989 between First National Bank and Trust
              Company and James M. Culberson, Jr., incorporated herein by reference to Exhibit 10.30 to the Registrant's
              Form 10-K Annual Report for the fiscal year ended December 31, 1989.
   10.30      Copy of Stock Compensation Plan adopted May 11, 1993, as amended May 13, 1997, incorporated herein by reference to Exhibit 10.30 to the Registrant's Form 10-Q Quarterly Report for the quarter ended June 30,
              1997.
   10.31      Form of Incentive Stock Option Agreement between FNB Corp. and certain of its key employees, pursuant to the Registrant's Stock Compensation Plan, incorporated herein by reference to Exhibit 10.31 to the
              Registrant's Form 10-KSB Annual Report for the fiscal year ended December 31, 1994.
   10.32      Form of Nonqualified Stock Option Agreement between FNB Corp. and certain of its directors, pursuanta o the Registrant's Stock Compensation Plan, incorporated herein by reference to Exhibit 10.32 to the
              Registrant's Form 10-KSB Annual Report for the fiscal year ended December 31, 1994.
   10.40      Copy of FNB Corp. Savings Institutions Management Stock Compensation Plan adopted
              May 10, 1994, incorporated herein by reference to Exhibit 10.40 to the Registrant's Form 10-QSB Quarterly
              Report for the quarter ended June 30, 1994.
   10.50      Copy of Employment Agreement dated as of December 27, 1995 between First National Bank and Trust Company and Michael C. Miller, incorporated herein by reference to Exhibit 10.50 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.
   13.10      Portions of the Registrant's 1996 Annual Report to Shareholders, incorporated by reference to Exhibit 13 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.
   13.20      Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated by reference herein.
   13.21      Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated by reference herein.
   21         Subsidiaries of the Registrant, incorporated herein by reference to Exhibit 21 to the Registrant's Annual
              Report on Form 10-KSB for the year ended December 31, 1996.
   23.1       Consent of Coopers & Lybrand L.L.P.
   23.2       Consent of KPMG Peat Marwick L.L.P.
   23.3       Consent of Baxter Fentriss & Company
   23.4       Consents of Schell, Bray, Aycock, Abel & Livingston P.L.L.C. are contained in its opinions filed as
              Exhibits 5 and 8.
   27         Financial Data Schedule, incorporated by reference to Exhibit 27 to the Registrant's Quarterly Report on
              Form 10-Q for the quarter ended June 30, 1997.


ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ((section mark)230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, State of North Carolina, on August 28, 1997.

                                         FNB CORP.

                                         By: /s/       MICHAEL C. MILLER
                                             MICHAEL C. MILLER, PRESIDENT AND
                                                   CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each executive officer or director whose signature appears below hereby appoints Michael C. Miller as his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE                             DATE

         /s/               MICHAEL C. MILLER            President, Chief Executive Officer and        August 28, 1997
                  MICHAEL C. MILLER                       Director

         /s/                 JERRY A. LITTLE            Treasurer and Secretary (Principal            August 28, 1997
                   JERRY A. LITTLE                        Financial and Accounting Officer)

        /s/            JAMES M. CULBERSON, JR.          Chairman of the Board                         August 28, 1997
               JAMES M. CULBERSON, JR.

        /s/            JAMES M. CAMPBELL, JR.           Director                                      August 28, 1997
                JAMES M. CAMPBELL, JR.

         /s/              WILBERT L. HANCOCK            Director                                      August 28, 1997
                  WILBERT L. HANCOCK

          /s/               THOMAS A. JORDAN            Director                                      August 28, 1997
                   THOMAS A. JORDAN

        /s/             R. REYNOLDS NEELY, JR.          Director                                      August 28, 1997
                R. REYNOLDS NEELY, JR.

          /s/                RICHARD K. PUGH            Director                                      August 28, 1997
                   RICHARD K. PUGH

         /s/                 J.M. RAMSAY III            Director                                      August 28, 1997
                   J.M. RAMSAY III

        /s/            CHARLES W. STOUT, M.D.           Director                                      August 28, 1997
                CHARLES W. STOUT, M.D.

          /s/                EARLENE V. WARD            Director                                      August 28, 1997
                   EARLENE V. WARD

                               INDEX TO EXHIBITS

                                                                                          SEQUENTIAL
EXHIBIT NO.                                 DESCRIPTION                                    PAGE NO.
    2.10      Agreement and Plan of Reorganization and Merger by and among Home
              Savings Bank of Siler City, Inc., SSB, FNB Corp. and First National Bank
              and Trust Company dated June 3, 1997, incorporated herein by reference to Exhibit 2(a) to the Registrant's Current Report on Form 8-K dated
              June 3, 1997.
    2.11      Stock Option Agreement issued by Home Savings Bank of Siler City, Inc.,
              SSB to FNB Corp. dated June 3, 1997, incorporated herein by reference to
              Exhibit 2(b) to the Registrant's Current Report on Form 8-K dated June
              3, 1997.
    3.10      Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant's Form S-14 Registration
              Statement (No. 2-96498) filed March 16, 1985.
    3.11      Articles of Amendment to Articles of Incorporation of the Registrant,
              adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant's Form 10-Q Quarterly Report for the quarter ended
              June 30, 1988.
    3.20      Amended and Restated Bylaws of the Registrant, adopted May 9, 1995, incorporated herein by reference to Exhibit 3.20 to the Registrant's
              Form 10-QSB Quarterly Report for the quarter ended June 30, 1995.
    4         Specimen of Registrant's Common Stock Certificate, incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Registrant's Form
              S-14 Registration Statement (No. 2-96498) filed
              April 19, 1985.
    5         Form of Legal Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C.
    8         Form of Tax Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C.
   10.10      Form of Split Dollar Insurance Agreement dated as of November 1, 1987 between First National Bank and Trust Company and certain of its key employees and directors, incorporated herein by reference to Exhibit
              19.20 to the Registrant's Form 10-Q Quarterly Report for the Quarter
              ended June 30, 1988.
   10.11      Form of Amendment to Split Dollar Insurance Agreement dated as of
              November 1, 1994 between First National Bank and Trust Company and certain of its key employees and directors, incorporated herein by reference to Exhibit 10.11 to the Registrant's Form 10-KSB Annual Report
              for the fiscal year ended December 31, 1994.
   10.20      Copy of Split Dollar Insurance Agreement dated as of May 28, 1989 between First National Bank and Trust Company and James M. Culberson,
              Jr., incorporated herein by reference to Exhibit 10.30 to the
              Registrant's Form 10-K Annual Report for the fiscal year ended December
              31, 1989.
   10.30      Copy of Stock Compensation Plan adopted May 11, 1993, as amended May 13,
              1997, incorporated herein by reference to Exhibit 10.30 to the
              Registrant's Form 10-Q Quarterly Report for the quarter ended June 30,
              1997.
   10.31      Form of Incentive Stock Option Agreement between FNB Corp. and certain of its key employees, pursuant to the Registrant's Stock Compensation
              Plan, incorporated herein by reference to Exhibit 10.31 to the
              Registrant's Form 10-KSB Annual Report for the fiscal year ended
              December 31, 1994.
   10.32      Form of Nonqualified Stock Option Agreement between FNB Corp. and certain of its directors, pursuanta o the Registrant's Stock
              Compensation Plan, incorporated herein by reference to Exhibit 10.32 to `
              the Registrant's Form 10-KSB Annual Report for the fiscal year ended
              December 31, 1994.
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                                                                                          SEQUENTIAL
EXHIBIT NO.                                 DESCRIPTION                                    PAGE NO.
   10.40      Copy of FNB Corp. Savings Institutions Management Stock Compensation
              Plan adopted
              May 10, 1994, incorporated herein by reference to Exhibit 10.40 to the
              Registrant's Form 10-QSB Quarterly Report for the quarter ended June 30,
              1994.
   10.50      Copy of Employment Agreement dated as of December 27, 1995 between First
              National Bank and Trust Company and Michael C. Miller, incorporated herein by reference to Exhibit 10.50 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.
   13.10      Portions of the Registrant's 1996 Annual Report to Shareholders,
              incorporated by reference to Exhibit 13 to the Registrant's Annual
              Report on Form 10-KSB for the year ended December 31, 1996.
   13.20      Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated by reference herein.
   13.21      Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated by reference herein.
   21         Subsidiaries of the Registrant, incorporated herein by reference to
              Exhibit 21 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.
   23.1       Consent of Coopers & Lybrand L.L.P.
   23.2       Consent of KPMG Peat Marwick L.L.P.
   23.3       Consent of Baxter Fentriss & Company
   23.4       Consents of Schell, Bray, Aycock, Abel & Livingston P.L.L.C. are
              contained in its opinions filed as Exhibits 5 and 8.
   27         Financial Data Schedule, incorporated by reference to Exhibit 27 to the
              Registrant's Quarterly Report on Form 10-Q for the quarter ended June
              30, 1997.
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